TABLE OF DEFINED TERMS

         The following capitalized terms are defined in the respective Section of the Agreement identified below:

         "A & A AGREEMENTS" - as such term is defined in Section 11(d) hereof.

         "AGREEMENT" - as such term is defined in the opening paragraph hereof.

         "APPROVED INSTITUTION" - as such term is defined in Section 20(g) hereof.

         "APPROVED INVESTMENT" - as such term is defined in Section 20(g) hereof.

         "BILL OF SALE" - as such term is defined in Section 11(f) hereof.

         "BUILDINGS" - as such term is defined in Section 1(a) hereof.

         "CLOSING" - as such term is defined in Section 4(b) hereof.

         "CLOSING DATE" - as such term is defined in Section 4(b) hereof.

         "CONTRACT AND LICENSE ASSIGNMENT" - as such term is defined in Section 11(c) hereof.

         "CONTRACTS" - as such term is defined in Section 11(c) hereof.

         "DEED" - as such term is defined in Section 11(a) hereof.

         "ESCROW AGENT" - as such term is defined in Section 20(a) hereof.

         "FUND" - as such term is defined in Section 2(b) hereof.

         "INITIAL DEPOSIT" - as such term is defined in Section 2 (a) hereof.

         "INTANGIBLE PROPERTY ASSIGNMENT" - as such term is defined in Section 11(d) hereof.

         "INVESTIGATIONS" - as such term is defined in Section 18 hereof.

         "LAND" - as such term is defined in Section 1(a) hereof.

         "LAWS" - as such term is defined in Section 8(a)(i)(C) hereof.

         "LEASE ASSIGNMENT" - as such term is defined in Section 11(b) hereof.

         "LEASES" - as such term is defined in Section 8(a)(i)(d) hereof.

         "LICENSES" - as such term is defined in Section 11(c) hereof.

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

         "LIENS" - as such term is defined in Section 6(b) hereof.

         "NOTICE OF OBJECTION" - as such term is defined in Section 20(e)(i) hereof.

         "PERMITTED ENCUMBRANCES" - as such term is defined in Section 5 hereof.

         "PERSONAL PROPERTY" - as such term is defined in Section 1(a) hereof.

         "PREMISES" - as such term is defined in Section 1(a) hereof.

         "PROPERTY INFORMATION" - as such term is defined in Section 24(e) hereof.

         "PURCHASE PRICE" - as such term is defined in Section 2 hereof.

         "PURCHASER" - as such term is defined in the opening paragraph hereof.

         "PURCHASER'S DOCUMENTS" - as such term is defined in Section 8(b)(i)(B) hereof.

         "PURCHASER'S REPRESENTATIVES" - as such term is defined in Section 24(e) hereof.

         "PURCHASER'S TERMINATION NOTICE" - as such term is defined in Section 4(a)(ii) hereof.

         "SALES TAX RETURN" - as such term is defined in Section 11(f) hereof.

         "SELLER" - as such term is defined in the opening paragraph hereof.

         "SELLER'S AFFILIATES" - as such term is defined in Section 25(e) hereof.

         "SELLER'S BROKER" - as such term is defined in Section 15 hereof.

         "SELLER'S DOCUMENTS" - as such term is defined in Section 8(a)(i)(B) hereof.

         "SELLER'S KNOWLEDGE" - as such term is defined in Section 8(a)(i)(f) hereof.

         "SURVIVING OBLIGATIONS" - as such term is defined in Section 4(a)(ii) hereof.

         "TITLE COMMITMENT" - as such term is defined in Section 6(a)(i) hereof.

         "UNACCEPTABLE ENCUMBRANCES" - as such term is defined in Section 6(a)(i) hereof.

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

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 9th day of June, 1998, by and between The Prudential Insurance Company of America, a New Jersey corporation having an office at Two Gateway Center, 17th Floor, 100 Mulberry Street, Newark, New Jersey 07102-4077 ("Seller"), and Ocwen Capital Corp., a Florida corporation having an office at 1675 Palm Beach Lakes Boulevard, Suite 900, West Palm Beach, FL 33401 ("Purchaser").

                                 R E C I T A L S

                  WHEREAS, Seller is the owner of the Property commonly known as Prudential Plaza One, 841 Prudential Drive, Jacksonville, Duval County, Florida;

                  WHEREAS, Seller has expressed its intent to sell the Premises to Purchaser and Purchaser has expressed its intent to purchase the Premises from Seller;

                  WHEREAS, Purchaser agrees to purchase the Premises in its "AS-IS-WHERE-IS AND WITH ALL FAULTS" condition (except as such condition may be specifically modified by Section 8(a)(i) of this Agreement) and further acknowledges that, except as set forth herein, Seller has made no representations or warranties to Purchaser regarding the Premises or the operation thereof;

                  WHEREAS, Seller and Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, Seller shall sell the Premises to Purchaser and Purchaser shall purchase the Premises from Seller.


                  NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

1.       SALE OF PREMISES

         (a) Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land located in the City of Jacksonville, County of Duval and State of Florida, as more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Land"), together with and only with (i) all buildings, and other improvements situated on the Land, (collectively, the "Buildings"), (ii) all easements, rights of way, reservations, covenants, restrictions, operating agreements, privileges, appurtenances, and other estates and rights of Seller pertaining to the Land and the Buildings, (iii) all right, title and interest of Seller in and to all fixtures, machinery, equipment, supplies and other articles

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

of personal property attached or appurtenant to the Land or the Buildings, or used in connection therewith owned by Seller (but excluding all items used by the Seller in its business operations as an occupant of the Buildings), excluding the items of personal property described in Schedule "2" annexed hereto and made a part hereof, but including (a) all articles of personal property, if any, identified in Schedule "10" annexed hereto and made a part hereof, (b) all Licenses (as defined in Section 11(c)), (c) all "as-built" plans and specifications for the Buildings and all engineering plans and specifications for the Buildings to the extent in Seller's possession, and (d) Contracts (as such term is defined in Section 11(c)) (collectively, the "Personal Property"), (iv) all oil, gas and mineral rights of Seller, if any, in and to the Land, (v) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Buildings by reason of a change of grade of any street, road or avenue, (vi) all right, title and interest of Seller, if any, in any riparian rights relating to the Land, and (vii) copies of all pertinent portions of files relating to current tenants of the Premises (including, without limitation, correspondence) for a period of at least three (3) years, to the extent in Seller's (or Cushman & Wakefield's) possession (the Land, together with all of the foregoing items listed in clauses (i)-(vii) above being hereinafter sometimes collectively referred to as the "Premises").

2.       PURCHASE PRICE

         The purchase price to be paid by Purchaser to Seller for the Premises (the "Purchase Price") is Thirty-Six Million and 00/100 Dollars ($36,000,000.00) payable as follows:

         (a) Simultaneously with the execution and delivery of this Agreement, Purchaser has deposited with the Escrow Agent Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the Initial Deposit"), by a bank wire transfer of immediately available funds to an account designated by Escrow Agent. The Initial Deposit shall be held and disbursed by Escrow Agent in accordance with the terms of this Agreement. The Initial Deposit and all interest earned thereon shall hereinafter collectively be referred to as the Fund. At Closing, the Purchaser shall be entitled to a credit against the Purchase Price in the amount of the Fund; and

         (b) The balance of the Purchase Price, Thirty-Five Million, Five Hundred Thousand and 00/100 Dollars ($35,500,000.00) subject to the debits and credits provided for herein, at the Closing, by bank wire transfer of immediately available funds to Escrow Agent's account on or before the Closing Date.

3.       APPORTIONMENTS

         (a)      The  following   shall  be  apportioned   between  Seller  and
Purchaser at the Closing as of midnight of the day preceding the Closing Date:

                  (i) amounts payable by tenants (including fixed rents, percentage rents, additional rents and tax and operating expense escalation and pass-throughs), if, as and when received;

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

                  (ii) all ad valorem, real estate and school taxes (no matter how levied or denominated) (based upon the maximum discounted rate), water charges, sewer rents and vault charges, if any, and any other taxes in the nature thereof on the basis of the fiscal years, respectively, for which same have been assessed, but excluding any tangible or personal property taxes due on any personal property not being transferred pursuant to this Agreement;

                  (iii) charges and payments under transferable Contracts or permitted renewals or replacements thereof which are transferred to Purchaser;

                  (iv) any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees;

                  (v) utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings;

                   (vi) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Premises if same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller;

                  (vii) personal property taxes, if any, on the basis of the fiscal year for which assessed;

                  (viii) all revenues from the operation of the Premises other than rents of whatever kind or nature (including, without limitation, parking charges, and telephone booth and vending machine revenues), if, as and when received;

                  (ix)     taxes  which  are   payable   and  which   relate  to
operations  of  the  Premises,  including,  without  limitation,   business  and
occupancy taxes and sales tax, if any; and

                  (x) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Premises and located in the City of Jacksonville, County of Duval and State of Florida.

         Notwithstanding anything else contained herein, there shall be no apportionment for Seller's insurance because the Purchaser will not be assuming the same at the Closing and Seller shall have the right to cancel the same at the Closing.

         (b) If the Closing shall occur before a new real estate or personal property tax rate is fixed or tax bill is issued, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate or tax bill for the preceding tax fiscal year applied to the latest assessed valuation. Promptly after the new tax rate is fixed or tax bill is issued, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation

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

and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing in accordance with Section 3(d). All such tax prorations shall be made based upon the tax which would be due assuming that the maximum discounted tax rate is employed.

         (c) If there is a water meter on the Premises, Seller shall furnish a reading on the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

         (d) If any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of three hundred sixty-five (365) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated three hundred sixty-five (365) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and
(ii) has given notice thereof to the other party, together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above within three hundred sixty-five (365) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Notwithstanding any of the foregoing provisions of this Section 3(d) to the contrary, Purchaser and Seller agree that the three hundred sixty-five (365) day limitation set forth in this Section 3(d) shall not apply to the parties' obligations under Section 3(b) and that such obligations shall survive the Closing forever.

         (e) If, on the Closing Date, the Premises or any part thereof shall be affected by any governmental assessment or assessments (whether payable in a lump sum or payable in installments), then Seller shall be obligated to pay on or before the Closing such lump sum payment(s) or all installments of any such assessment(s).

         (f) Seller shall have the responsibility to remit sales tax owing on all leases of the Premises for the periods prior to Closing except for amounts actually collected by Purchaser after Closing.

         (g) Within ninety (90) days after the Closing, Seller shall provide to Seller a receipt from the Florida Department of Revenue showing that all sales taxes due in connection with the leases of the Premises for the periods prior to Closing have been paid in full or a certificate from the Florida Department of Revenue stating that no taxes, interest or penalties are due in connection with the leases of the Premises for the periods prior to Closing.

         (h) Purchaser shall have the responsibility to remit sales tax owing on all leases of the Premises for the periods including and after Closing except for amounts actually collected by Seller after the Closing.

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

         (i) There shall be no apportionment for the contract which is the subject of the Notice of Commencement which is listed as a Permitted Encumbrance. Rather Seller shall remain responsible for this contract in full because it relates to the Seller's business operations in the premises it occupies rather than to the Premises as a whole.

4.       CONTRACT WITH VENDORS, ETC., ENVIRONMENTAL ISSUES AND CLOSING DATE

         (a) Neither Purchaser nor Purchaser's Representatives shall contact any governmental authority without reasonable prior notice to Seller and affording Seller the opportunity to attend such meeting with the governmental authorities. Neither Purchaser nor Purchaser's Representatives shall contact any tenants, vendors, employees, consultants or contractors, or any other entity or person concerning the Premises prior to the Closing without obtaining Seller's prior written consent in each instance, and the provisions of this sentence shall survive the termination of this Agreement.

         (b)(i) Purchaser and Seller acknowledge that ATC Associates, Inc. ("ATC") issued a Phase I Environmental Site Assessment, dated January 12, 1998, of the Premises (the "Phase I"). Purchaser acknowledges receipt of a copy of the Phase I. Purchaser further acknowledges that the Phase I recommended that a subsurface assessment (the "Phase II") of the Premises be performed in connection with the following items (the "Phase II Concerns"):

                  A. Subsurface assessment in the southwest portion of the Land in connection with a previous 5,000 square feet maintenance building.

                  B. Subsurface assessment in the southeast portion of the Land to assess the potential for impacts from historical on-site Facilities (possible printing or painting shop) and off-site Facilities (1949 and 1950 filling stations located off-site) of environmental concern.

                  C. Soil borings in the northwestern portion of the site to address the quality of the fill materials utilized in the development of the Land and the Building.

Purchaser agrees to promptly hire Joe Alvarez & Associates of Ft. Lauderdale, Florida to perform a Phase II subsurface assessment of the Premises. Purchaser agrees to deliver a copy of such Phase II report to Seller on or before 5:00 p.m. on July 8, 1998. Notwithstanding any other provisions of this Agreement, if for any reason whatsoever Seller does not receive a copy of such Phase II report on or before 5:00 p.m. on July 8, 1998, such failure shall constitute an irrevocable waiver of any and all rights of termination granted Purchaser under
Section 4(b)(ii), and such right of termination shall be of no further force or effect. Purchaser also agrees to obtain a written bid (the "Bid") from a reputable and qualified environment contractor or contractors (chosen by Purchaser, but approved by Seller in its reasonable discretion) for the reasonable cost of performing the work which would be required under current applicable governmental laws, rules and regulations for the remediation/correction of the following environmental concerns relating to the Property (collectively, the "Environmental Concerns"):

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

                  A. Obtaining a Site Rehabilitation Completion Notice from the applicable governmental entity for the three underground tanks removed in 1991 and the four heating oil underground tanks which were abandoned in place in 1991.

                  B. Elevated concentration of organic vapors in the soil located near the two underground storage tanks removed in 1997.

                  C. Performing the remediation required due to any Phase II Concern to the extent recommended by the Phase II and required under current applicable governmental laws, rules and regulations.

                  D. Performing the remediation required due to any other environmental issue recommended by the Phase II if such remediation is required under applicable governmental laws, rules and regulations.

                  E. Preparation and implementation of an Operations and Maintenance (O&M) Plan to manage known and suspect Asbestos Containing Materials on the Property.

                  F. Removal of the lead-based paint in the 21st floor mechanical room of the Building by a licensed abatement contractor.

         (b)(ii) If cost of the Bid exceeds $300,000.00, then Purchaser shall have the right, in its sole and absolute discretion, to notify Seller of the same by written notice (the "Environmental Notice") delivered to Seller on or before 5:00 p.m. on July 15, 1998 (the "Notification Date"). The Environmental Notice shall contain a copy of the Phase II and a copy of the Bid, as well as detailed documentation as to the work included in the Bid and its cost (broken down by line item). Notwithstanding any other provisions of this Agreement, if for any reason whatsoever Seller shall not have actually received the Environmental Notice prior to 5:00 p.m. on the Notification Date, Purchaser shall be deemed to have irrevocably waived any right of termination granted under this Section 4(b)(ii), and such right of termination shall be of no further force or effect. Upon receipt of the Environmental Notice, Seller shall have until 5:00 p.m. on July 19, 1998 (the "Seller Response Date") to notify Purchaser that either (i) Seller is willing to credit against the Purchase Price an amount equal to the "Excess Bid" (as defined below), in which event Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4(b)(ii), such right of termination shall be of no further force or effect, the Closing shall occur as contemplated hereby and the closing statement executed at the Closing shall evidence the credit referenced above (the "Seller's Closing Notice"), or (ii) Seller is not willing to credit any sums relating to the Excess Bid (as defined below) against the Purchase Price (the "Seller's Termination Notice"), in which event this Agreement will automatically terminate (the "Automatic Termination") effective July 20, 1998 at 5:00 p.m. (the "Termination Date") subject to Purchaser's right to waive such termination as provided below. If for any reason whatsoever Seller does not send one of the notices provided above on or before 5:00 p.m. on the Seller Response Date, it shall be deemed that Seller sent a Seller's Termination Notice. If Purchaser timely receives the Seller's Termination Notice or if Purchaser is

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

deemed to have timely received the Seller's Termination Notice as provided in the sentence above, Purchaser shall have the right to notify Seller by written notice (the "Purchaser's Closing Notice") on or before 5:00 p.m. on the Termination Date that it elects to waive the right of termination granted under this Section 4(b)(ii), and that it waives the Automatic Termination, whereupon such right of termination and the Automatic Termination shall be of no further force or effect, the Closing shall occur as contemplated hereby and there shall be no adjustment in the Purchase Price due to the Excess Bid. Notwithstanding anything else contained anyway else herein, if Seller does not receive the Purchaser's Closing Notice on or before 5:00 p.m. on the Termination Date, then Purchaser shall be deemed to have terminated this Agreement, whereupon this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder except as otherwise provided herein (collectively, the "Surviving Obligations") and except that the Purchaser shall be entitled to a return of the Fund subject to Section 24(d) provided Purchaser is not otherwise in material default hereunder. For purposes of this Section 4(b)(ii), the term "Excess Bid" shall mean the amount by which the Bid exceeds $300,000.00. Any notices to Seller under this Section 4(b)(ii) may be delivered telephonically to either Jeffrey Drew Butt, Esquire (813-228-8530) or Noble Carpenter (212-503-1558), provided that such notices are promptly followed up by a telecopy to either Jeffrey Drew Butt, Esquire (813-221-9122) or Noble Carpenter (212-687-8170). Any notices to Purchaser under this Section 4(b)(ii) may be delivered telephonically to either Peter Holton, Esquire (561-659-3000) or Anthony Palazzo (561-682-8353), promptly followed up by telecopy to Peter Holton, Esquire (561-832-1454) or Anthony Palazzo (561-682-8174).


         (c) The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shear, Newman, Hahn & Rosenkranz, P.A., 201 E. Kennedy Boulevard, Suite 1000, Tampa, FL 33602, at 10:00 A.M. on July 22, 1998, unless the parties hereto mutually agree to an earlier date upon three (3) business days notice (the "Closing Date"). The closing may be accomplished by utilizing the United States Postal Service. If necessary, a preclosing will occur in the offices of Shear, Newman, Hahn & Rosenkranz, P.A., 201 E. Kennedy Boulevard, Suite 1000, Tampa, FL 33602, at 10:00 a.m. on July 21, 1998.

5.       PERMITTED ENCUMBRANCES

                  Seller shall convey and Purchaser shall accept title to the Premises subject to those matters set forth on Schedule "3" annexed hereto and made a part hereof (collectively the "Permitted Encumbrances").

6.       TITLE

                  (a) (i) Seller has delivered to Purchaser (1) a written commitment for an owner's fee title insurance policy with respect to the Premises (the "Title Commitment") from Lawyers' Title Insurance Corporation issued through its agent, Shear, Newman, Hahn & Rosenkranz, P.A. (the "Title Company") together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Premises, (2) a survey for the Premises meeting the Minimum Technical Standards set forth by the Florida Board of Professional Surveyors & Mappers in Chapter 61G17-6, Florida Administrative

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

Code (the "Survey"). Seller agrees to cause the surveyor prior to the Closing to certify the Survey to Purchaser and its counsel as well as Seller, its counsel and the Title Company. Purchaser hereby waives any right Purchaser may have to advance as objections to title or as grounds for Purchaser's termination of this Agreement or for Purchaser's refusal to close this transaction any item shown on the Title Commitment or the Survey. If any lien, encumbrance or other defect or exception in or to title to the Premises other than a Permitted Encumbrance (collectively, the "Unacceptable Encumbrances") is first raised by the Title Company subsequent to the date of the Title Commitment or Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment, and (ii) Purchaser shall notify Seller of the same within five (5) business days after Purchaser first actually becomes aware of such Unacceptable Encumbrance (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unacceptable Encumbrance as an objection to title or as a ground for Purchaser's refusal to close this transaction), Seller, in its sole discretion, may adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to eliminate Unacceptable Encumbrances.

                  (ii) If Seller is unable (subject to Section 6(b)) to eliminate all Unacceptable Encumbrances not waived by Purchaser, or to arrange for title insurance reasonably acceptable to Purchaser insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Premises, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 6(a)(i)), Purchaser shall elect on the Closing Date, as its sole and exclusive remedy for such inability of Seller, either (A) to terminate this Agreement by notice given to Seller pursuant to Section 17(a), in which event the provisions of Section 17(a) shall apply, or (B) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price.

         (b) Notwithstanding anything to the contrary set forth in this Section 6 or elsewhere in this Agreement, Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Premises; except that subject to Section 6(d), Seller shall satisfy mortgages, real estate taxes, assessments, judgments against Seller or other liens (collectively, "Liens") secured by or affecting the Premises which can be satisfied by payment of liquidated sums in an aggregate amount not to exceed the Purchase Price. Without limiting the generality of the preceding provisions of this Section 6(b), for the purposes of this Agreement (including, without limitation, Sections 6(a) and 17(a)), Seller's failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Seller's obligation, subject to Section 6(d) to satisfy Liens which can be satisfied by payment of liquidated amounts not to exceed the Purchase Price) in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for such title insurance shall be deemed an inability of Seller to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by Seller hereunder (willful or otherwise).

         (c) If on the Closing Date there may be any Liens or other encumbrances which Seller must pay or discharge in order to convey to Purchaser such title as is herein provided to be conveyed, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall deliver to Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments. The existence of any such Liens or other encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

         (d) Seller may use the Purchase Price to facilitate the satisfaction or release of any Liens or other encumbrances. Similarly, at Seller's election, unpaid Liens for taxes, water and sewer charges and assessments, which are the obligation of Seller to satisfy and discharge, shall not be objections to title, but the amount thereof, plus interest and penalties thereon, if any, computed as of the Closing Date, shall be deducted from the Purchase Price payable pursuant to Section 2(c) and shall be allowed to Purchaser, subject to the provisions for apportionment of taxes, water and sewer charges and assessments contained herein.

         (e) If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller will deliver to Purchaser and the Title Company an affidavit stating that such judgments, bankruptcies or other returns are not against Seller, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall not be deemed an objection to title.

7.        ENVIRONMENTAL NOTIFICATION

         Purchaser acknowledges that Seller notified Purchaser prior to Purchaser's execution and delivery of this Agreement that certain improvements on the Premises contain asbestos or asbestos contain materials as more particularly disclosed in the Property Information. Purchaser further acknowledges that Seller also notified Purchaser prior to Purchaser's execution and delivery of this Agreement that certain soil in the Premises may be environmentally contaminated. For further information, the Purchaser acknowledges it was directed to the information regarding the same in the Property Information. The above notification and acknowledgement shall not be considered a representation or warranty of the Seller and Purchaser may not rely on same as such.


8.       REPRESENTATIONS AND WARRANTIES

                  (a)      (i)      Seller  represents and warrants to Purchaser
as follows:

                           A.       Seller is a duly formed and validly existing
corporation under the laws of the State of New Jersey and licensed under the laws of the State of Florida to conduct business therein.

                           B.       Subject  to the  terms  of  this  Agreement,
Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Seller's Documents.

                           C.       This Agreement and Seller's Documents do not
and will not contravene any provisions of the articles of incorporation of Seller, or, any judgment, order, decree, writ or injunction issued against Seller, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, "Laws") applicable to Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets are subject or bound, the breach or default of which could cause a lien on the Premises, and will not result in a violation of any Laws applicable to Seller.

                           D.       To  the  Seller's  knowledge  there  are  no
leases, licenses or other occupancy agreements affecting any portion of the Premises as of the date hereof, except for the leases (the "Leases") described on Schedule "6" annexed hereto and made a part hereof.

                           E.       To the  Seller's  knowledge,  as of the date
hereof, there are no pending actions, suits, proceedings or investigations to which Seller is a party before any court or other governmental authority with respect to the Premises except as set forth on Schedule "4" annexed hereto and made a part hereof.

                           F.       By accepting the Deed Purchaser acknowledges
its receipt and acceptance or the availability to it of the Property Information and copies of the Leases and that Purchaser has reviewed the same to its satisfaction. To the extent the copies of the Leases or any other Property Information furnished or made available to or otherwise obtained by Purchaser prior to the date of this Agreement contain provisions or information that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the Leases and other Property Information. As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Mark Pasierb, Asset Manager, without any duty of inquiry or investigation.

                  (ii) If at or prior to the Closing, (A) Purchaser shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (B) Seller shall notify Purchaser that a representation or warranty made herein by Seller is untrue, inaccurate or incorrect, then Seller may, in its sole discretion, elect by notice to Purchaser to adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any such representation or warranty is either (1) immaterial or (2) material but not materially untrue, inaccurate or incorrect, and is not cured or corrected by

Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), Purchaser shall nevertheless be deemed to, and shall, waive such misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is both (1) material and
(2) materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Purchaser, as its sole remedy for any and all such untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on the Closing Date, in which event, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund (together with all interest accrued thereon, if any) subject to Section 24(d) provided Purchaser is not otherwise in material default hereunder. Purchaser acknowledges and agrees that
(x) at or prior to the Closing, Purchaser's rights and remedies in the event any of Seller's representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 8(a)(ii), and
(y) if the Closing does not occur, Purchaser hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller) as a result of any of Seller's representations or warranties made in this Agreement being untrue, inaccurate or incorrect.

                  (iii)    In the event the Closing occurs:

                           A.       Notwithstanding    anything   contained   in
Section 8(a)(ii) or elsewhere in this Agreement to the contrary, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being both (1) material and (2) materially untrue, inaccurate or incorrect if Purchaser knew, should have known or is deemed to have known that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Purchaser nevertheless closes title hereunder. For example, Purchaser shall be "deemed to have known" that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing to the extent that the Property Information furnished or made available to or otherwise obtained by Purchaser contains information which is inconsistent with such representation or warranty.

                           B.       Notwithstanding anything contained herein to
the contrary, if the Closing shall have occurred and Purchaser shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) of Seller in this Agreement and/or the Seller's Documents (including, without limitation, the Deed and the A & A Agreements) shall not exceed $300,000.

The provisions of this Section 8(a)(iii) shall survive the Closing.

                  (iv) The representations and warranties of Seller set forth in subsections A, B, C, D and E of Sections 8(a)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing

Date (except as they relate only to an earlier date) with the same force and effect as if made on the Closing Date. The representations and warranties (whether express or implied) of Seller set forth in subsections A, B, C, D and E of Sections 8(a)(i) and elsewhere in this Agreement, and/or the Seller's Documents (except the Deed) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of one hundred eighty
(180) days following the Closing Date, and no action or claim based thereon shall be commenced after such period. The representations and warranties specifically set forth in the Deed shall remain operative and shall survive the Closing and the execution and delivery of the Deed.

         (b)      (i)     (i)       Purchaser  represents and warrants to Seller
as follows:

                           A.       Purchaser  is  a  duly  formed  and  validly
existing corporation organized under the laws of the State of Florida, and is qualified under the laws of the State of Florida to conduct business therein on the Closing Date.

                           B.       Purchaser  has the full legal right,  power,
authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents.

                           C.       This Agreement and Purchaser's  Documents do
not and will not contravene any provision of the articles or bylaws of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any Laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound, the breach of which may have an adverse impact on the transactions contemplated hereby, and will not result in a violation of any Laws applicable to Purchaser.

                           D.       There  are  no   pending   actions,   suits,
proceedings or investigations to which Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

                  (ii) The representations and warranties of Purchaser set forth in Section 8(b)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date).

9.       EXCHANGE

         Purchaser agrees to cooperate with Seller in completing an exchange qualifying for nonrecognition of gain under Internal Revenue Code Section 1031 and the applicable provisions of the Florida law. Seller reserves the right to convert this transaction to an exchange at any time before the Closing Date. Seller and Purchaser agree, however, that consummation of the transaction contemplated by this Agreement is not predicated or conditioned on completion of such an exchange. If Seller elects to complete an exchange, Purchaser shall execute all escrow instructions, documents, agreements or instruments reasonably requested by Seller to complete the exchange. The form of such documents must be reasonably acceptable to Purchaser and its counsel. Seller agrees that reference to an exchange will not be included in the Deed or other documents to be recorded in connection with the transaction contemplated hereby. Purchaser shall incur no additional liabilities, expenses or costs as a result of work connected with the exchange, except for up to ten hours of attorney's or paralegal fees. In the event more than ten hours of attorney's or paralegal's fees are incurred by the Purchaser associated with an exchange, the Seller agrees to be responsible for reimbursing Purchaser for the reasonable amount of such fees.

10.      CONDITIONS PRECEDENT TO CLOSING

         (a) Purchaser's obligation under this Agreement to purchase the Premises is subject to the fulfillment of each of the following conditions, subject, however, to the provisions of Section 10(c):

                  (i) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date except to the extent they relate only to an earlier date (subject to the provisions of Section 8(a)(ii));

                  (ii) Seller shall be ready, willing and able to deliver title to the Premises in accordance with the terms and conditions of this Agreement; and

                  (iii) Seller shall have delivered all the documents and other items required pursuant to Section 11, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

         (b) Seller's obligation under this Agreement to sell the Premises to Purchaser is subject to the fulfillment of each of the following conditions, subject, however to the provisions of Section 10(c):

                  (i)      the   representations  and  warranties  of  Purchaser
contained herein shall be true, accurate and correct as of the Closing Date;

                  (ii) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 12 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing;

                  (iii) all consents and approvals of governmental authorities and parties to agreements to which Purchaser is a party or by which Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to Seller at or prior to the Closing;

                  (iv) on or prior to Closing Date, (A) Purchaser shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (B) Purchaser shall not have admitted in writing an inability to pay its debts as they mature, (C) Purchaser shall not have made a general assignment for the benefit of creditors, (D) Purchaser shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser, (E) Purchaser shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, cancelled or terminated prior to the Closing Date; and

                  (v)      [INTENTIONALLY DELETED].

         (c) In the event that any condition contained in Section 10(a) or (b) is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title hereunder shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) terminate this Agreement. In the event such party elects to terminate this Agreement, this Agreement shall be terminated, the Fund shall be returned to the Purchaser, except if the Purchaser (and not the Seller) is otherwise in material default hereunder, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained in this Section 10(c) shall be construed so as to bestow any right of termination upon a party for the failure of a condition to be satisfied unless such party is expressly entitled to the satisfaction of such condition as provided in Section 10(a) or (b).

11.      DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING

         At the Closing, Seller shall execute, acknowledge and/or deliver, as applicable, the following to Purchaser or the Title Company:

         (a) A special warranty deed (the "Deed") conveying title to the Premises in the form of Exhibit "A" annexed hereto and made a part hereof.

         (b) The Assignment and Assumption of Lease and Security Deposits in the form of Exhibit "B" annexed hereto and made a part hereof assigning all of Seller's right, title and interest, if any, in and to the Leases, all guarantees thereof and the security deposits, if any (the "Lease Assignment").

         (c) The Assignment and Assumption of Contracts and Licenses in the form of Exhibit "C" annexed hereto and made a part hereof (the "Contract and License Assignment") assigning without warranty or representation all of Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority, including, without limitation, those licenses, permits, certificates, approvals, authorizations and variances listed on SCHEDULE 8 to the extent assignable (collectively, the "Licenses"), and (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Premises and listed on SCHEDULE 9, except (i) those which Purchaser notifies Seller it does not intend to assume in accordance with the provisions of Section 25 hereof and (ii) that certain management agreement relating to the Premises with Cushman and Wakefield (collectively, the "Contracts") (the Lease Assignment and the Contract and License Assignment are herein referred to collectively as the "A & A Agreements").

         (d) To the extent in Seller's possession, executed counterparts of the Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder together with instructions to Escrow Agent to credit to Purchaser against the Purchase Price the aggregate amount of such security deposits and accrued interest thereon payable to tenants. With respect to any lease securities which are other than cash, Seller shall cause appropriate instruments of assignment or transfer to be delivered to Purchaser without warranty or representation.

         (e) A bill of sale in the form of Exhibit "E" annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to Purchaser without warranty or representation all right, title and interest of Seller in and to all Personal Property.

         (f) Four (4) originals of a lease (the "Prudential Lease") in the form of Exhibit "F" annexed hereto and made a part hereof executed by a vice-president of Seller, together with (i) a memorandum of the Prudential Lease in recordable form executed by Seller (the "Prudential Lease Memorandum"), and
(ii) either a check made payable to Purchaser for (a) the basic rent due under the Lease, plus applicable sales taxes, for the partial month of July, 1998, and
(b) the estimated Additional Charges (as defined in the Lease) due under the Lease for the partial month of July, 1998, or at Seller's sole option, instructions to the Title Company to credit the Purchaser against the Purchase Price for items covered by subsections (a) - (b) above.

         (g) To the extent in Seller's possession and not already located at the Premises, keys to all entrance doors to, and equipment and utility rooms located in, the Premises.

         (h) To the extent in Seller's possession and not already located at the Premises, all Licenses.

         (i) To the extent in Seller's possession, executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by Seller.

         (j) To the extent in Seller's possession, plans and specifications of the Buildings.

         (k) A "FIRPTA" affidavit sworn to by Seller in the form of Exhibit "G" annexed hereto and made a part hereof. Purchaser acknowledges and agrees that upon Seller's delivery of such affidavit, Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations promulgated thereunder.

         (l) A "marked up" version of the Title Commitment in the form attached hereto as EXHIBIT H and incorporated herein by reference.

         (m) Such affidavits, certificates, authority documents and the like as may be reasonable required by the Title Company for it to issue a title insurance policy in the form of the "marked up" Title Commitment referenced above, including, without limitation, a warranty and indemnity required to insure the gap at Closing and affidavits necessary to delete all the standard exceptions except the survey exception.

         (n) A letter to each of the tenants under the Leases referencing the current lease or appropriate document with such tenants (as described on Schedule 6) and notifying each of the tenants under the Leases that the Premises have been sold. Such letter shall contain the name and address of the Purchaser, the Closing Date and the address to which rent payments are to be sent and shall be in form reasonably acceptable to Seller and Purchaser.

         (o) (i) Copy of the resolution of the appropriate body of Seller authorizing the execution, delivery and performance of this Agreement and the Prudential Lease and the consummation of the transactions contemplated by this Agreement and the Prudential Lease certified as true and correct by the Secretary or Assistant Secretary of Seller; (ii) a good standing certificate issued by the State of Florida, dated within thirty (30) days of the Closing Date; and (iii) an incumbency certificate executed by the Secretary or Assistant Secretary of Seller with respect to those officers of Seller executing any documents or instruments in connection with the transactions contemplated herein.

         (p) (i) at Seller's option, a final contractor's affidavit and termination of notice of commencement relating to the Notice of Commencement listed in the Permitted Encumbrances and (ii) unless the Notice of Commencement listed in the Permitted Encumbrances is deleted from the marked-up Title Commitment referenced above, an indemnity in form and substance satisfactory to both Seller and Purchaser in which Seller indemnifies Purchaser for any claims or liens which arise out of such notice of commencement or the construction contract related thereto (including any amendments thereto).

         (q) A termination or amendment of the current management agreement relating to the Premises with Cushman and Wakefield which termination or amendment provides that the management agreement is no longer applicable to the Premises as of the Closing Date.

         (r) All other documents Seller is required to deliver pursuant to the provisions of this Agreement.

12.      DOCUMENTS TO BE DELIVERED BY PURCHASER AT CLOSING

         At the Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to Seller:

         (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2(c), subject to apportionments, credits and adjustments as provided in this Agreement.

         (b) If Purchaser is a corporation, (i) copies of the certificate of incorporation and by-laws of Purchaser and of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of Purchaser; (ii) a good standing certificate issued by the state of incorporation of Purchaser, dated within thirty (30) days of the Closing Date;
(iii) a good standing certificate issued by the State of Florida, dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of Purchaser with respect to those officers of Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

         (c) If Purchaser is a partnership, copies of Purchaser's partnership certificate (if applicable), and pertinent portions of its partnership agreement (as determined by Seller's counsel and Purchaser's counsel in their reasonable discretion), copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by a general partner of Purchaser.

         (d) If Purchaser is a limited liability company, copies of (i) Purchaser's articles of organization/ certificate of formation and operating agreement/limited liability company agreement; (ii) resolutions of Purchaser's governing member(s)/manager(s) authorizing all the transactions contemplated by this Agreement, all of the foregoing being certified as true and correct by the appropriate member/manager of Purchaser; (iii) good standing certificates issued by the state of incorporation or organization of Purchaser and the State of Florida, dated within thirty (30) days of the Closing Date; and (iv) if appropriate, an incumbency certificate executed by the appropriate member/manager of Purchaser with respect to those parties executing any documents or instruments in connection with the transactions contemplated herein.

         (e) The A & A Agreements.

         (f) Four (4) originals of the Prudential Lease executed by Purchaser and an original Prudential Lease Memorandum in recordable form executed by Purchaser.

         (g) A properly completed and executed Florida Department of Revenue Return for Transfer of Interest in Florida Real Property.

         (h) All other documents Purchaser is required to deliver pursuant to the provisions of this Agreement.

13.      OPERATION OF THE PREMISES PRIOR TO THE CLOSING DATE

         Between the date hereof and the Closing Date, Seller shall have the right to continue to operate, manage and maintain the Premises. In connection therewith:

         (a) Seller shall not enter into any lease for any portion of the Premises without first securing Purchaser's prior consent which consent shall not be unreasonably withheld or delayed.

         (b) Seller shall not modify, extend, renew or cancel (except cancellations which are a result of a default by the other party thereunder, except cancellations if requested by Purchaser pursuant to Section 25 hereof, and except cancellation of the current management agreement for the Premises as of the Closing Date) any Contracts, or enter into any new Contract without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, Purchaser shall promptly give Seller a notice stating the reasons therefor; PROVIDED, HOWEVER, that Purchaser's consent shall not be required to the aforestated actions if such Contract may be terminated at any time on or before the Closing by Seller.

         (c) With respect to the tax year in which the Closing occurs, and all prior tax years, Seller is hereby authorized to commence, continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings, whether or not now pending, for the reduction of the assessed valuation of the Premises, and, in its sole discretion, to try or settle the same. All net tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Seller. All net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser. All net tax refunds and credits attributable to the tax year in which the Closing occurs shall be divided in accordance with the apportionment of taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant's fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. Purchaser agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such refund by Seller. If Seller declines to appeal the 1998 assessed valuation of the Premises, Seller agrees that Purchaser shall have the sole right to pursue the same after the Closing. All net tax refunds and credits obtained as a result of such appeal shall be divided in accordance with the apportionment of taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant's fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. The provisions of this Section 13(c) shall survive the Closing.

         (d) Seller shall operate the Premises in the ordinary course of business and shall maintain the Premises in substantially the same manner as it is currently being maintained. Notwithstanding the preceding sentence, Seller shall not be required to make any capital improvements or capital repairs to the Premises.

14.      AS IS

         (a) Except as specifically set forth in Section 8(a)(i) or Section 15 hereof, Seller disclaims the making of any representations or warranties, express or implied, regarding the Premises or any matters affecting the Premises, including, without limitation, the physical condition of the Premises, title to or boundaries of the Premises, pest control, soil conditions, hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use or zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Premises, Purchaser moreover, acknowledges (i) that Purchaser is a sophisticated investor, knowledgeable and experienced in the financial and business risks attendant to an investment in real property and capable of evaluating the merits and risks of entering into this Agreement and purchasing the Premises, (ii) that Purchaser has entered into this Agreement with the intention of relying upon its own (or its experts') investigation, which it conducted prior to the date hereof (except for the Phase II, as defined in Section 4(b)(i)), of the physical, environmental, economic, and legal condition of the Premises, including, without limitation, the mechanical, electrical, HVAC, life support, fire safety, fire control and other systems, tenant leases and other documents relating to the management and operation of the Premises, the compliance of the Premises with laws and governmental regulations and the operation of the Premises, and (iii) that Purchaser is not relying upon any representation or warranty other than as expressly set forth in
Section 8(a)(i) or Section 15 of this Agreement, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Premises. Purchaser further acknowledges that it is has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Except as specifically set forth in Section 8(a)(i) or Section 15 hereof, Purchaser shall purchase the Premises in its "AS IS, WHEREAS AND WITH ALL FAULTS" condition on the Closing Date (without any right of set-off or reduction in the Purchase Price) and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by Purchaser's investigations. Seller shall not have any liability of whatsoever kind or nature for any subsequently discovered defects in the Premises, whether such defects were latent or patent.

         (b) This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Seller nor Seller's Affiliates, nor any of their respective agents or representatives, nor Seller's Broker has made any representations or held out any inducements to Purchaser. Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in Section 8(a) and Section 15. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Seller nor Seller's Affiliates, nor any of their respective agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (i) the status of title to the Premises, (ii) the Leases, (iii) the Contracts, (iv) the Licenses, (v) the current or future real estate tax liability, assessment or valuation of the Premises; (vi) the potential qualification of the Premises for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (vii) the compliance of the Premises in its current or any future state with applicable Laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Premises' non-compliance, if any, with zoning Laws; (viii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (ix) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Premises from any source, including, without limitation, any government authority or any lender; (x) the current or future use of the Premises, including, without limitation, the Premises' use for commercial or general office purposes; (xi) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Buildings, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xii) the viability or financial condition of any tenant; (xiii) the status of the leasing market in which the Premises is located; or (xiv) the actual or projected income or operating expenses of the Premises.

         (c) Purchaser acknowledges that Purchaser has been afforded the opportunity for full and complete investigations, examinations and inspections of the Premises and all Property Information. Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to Purchaser and Purchaser's Representatives by Seller, Seller's Affiliates or any of their agents or representatives may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's Affiliates; (ii) neither Seller nor any of Seller's Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (iii) the Property Information delivered or made available to Purchaser and Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, Purchaser; (iv) Purchaser is relying solely on its own investigations, examinations and inspections of the Premises and those of Purchaser's Representatives and is not relying in any way on the Property Information furnished by Seller or any of Seller's Affiliates, or any of their agents or representatives to Purchaser; (v) Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information and Purchaser releases Seller, Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto; and (vi) any further distribution of the Property Information is subject to Section 24.

         (d) Purchaser or anyone claiming by, through or under Purchaser, hereby fully and irrevocably releases Seller and Seller's Affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against Seller or Seller's Affiliates, or their agents or representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen (collectively, a "Claim"), arising from or related to the Premises, including, without limitation, any Claim arising from or related to any construction defects, errors or omissions on or in the Premises, the presence of environmentally hazardous, toxic or dangerous substances affecting the Premises, or any other conditions (whether patent, latent or otherwise) affecting the Premises, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement or the Prudential Lease. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any such construction defects, errors or omissions, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions affecting the Premises, Purchaser shall not look to Seller for any redress or relief, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement or the Prudential Lease.

         (e) Purchaser's failure, for any reason whatsoever, to elect to terminate this Agreement pursuant to Section 4(a)(iii) shall be deemed an acknowledgment by Purchaser that Purchaser has inspected the Premises, is thoroughly acquainted with and accepts its condition, and has reviewed, to the extent necessary in its discretion, all the Property Information. Seller shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Premises or the rents or the information furnished by Seller, Seller's Affiliates, their agents or representatives, or any real estate broker, including, without limitation, the Seller's Broker, or other person.

         (f) EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 8(a)(i) OR SECTION 15 HEREOF, SELLER HAS NOT, DOES NOT, AND WILL NOT, WITH RESPECT TO THE PREMISES, MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR USE, OR WITH RESPECT TO THE VALUE, PROFITABILITY, OR MARKETABILITY OF ANY OF THE PREMISES.

         (g) SELLER HAS NOT, DOES NOT, AND WILL NOT, MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING, OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE.

         (h) The provisions of this Section 14 shall survive the termination of this Agreement and the Closing.

15.      BROKER

         Purchaser and Seller represent and warrant to each other that LaSalle Partners Corporate & Financial Services, Inc. (the "Seller's Broker") is the sole broker with whom it has dealt in connection with the Premises and the transactions described herein. Seller shall be liable for, and shall indemnify Purchaser against, all brokerage commissions or other compensation due to the Seller's Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between Seller and the Seller's Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of Purchaser as indemnitor hereunder) the Seller's Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. Notwithstanding any provisions of this Agreement to the contrary, in no event shall Seller be liable for, and the foregoing indemnity of Seller shall in no event apply to, claims by any broker, finder or other person for such fees, commissions or other compensation if such claims are based upon dealings or agreements with prior owners of the Premises. The obligations and representations and warranties contained in this Section 15 shall survive the termination of this Agreement and the Closing.

16.      CASUALTY; CONDEMNATION

         (a) DAMAGE OR DESTRUCTION: If a "material" part (as hereinafter defined) of the Premises is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact if known to Seller and, except as hereinafter provided, Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is so terminated, the provisions of
Section 16(d) shall apply. If there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material," as such term is hereinafter defined) of the Premises, Purchaser shall close title as provided in this Agreement and, at the Closing, Seller shall, unless Seller has repaired such damage or destruction prior to the Closing, (x) cause the net proceeds (if any) of any insurance less the amount of all costs paid in connection with the repair of such damage or destruction to be paid to Purchaser and pay to Purchaser an amount equal to the lesser of (i) the applicable deductible under Seller's insurance policies or (ii) the amount required to repair such damage or destruction, and (y) assign and transfer to Purchaser all right, title and interest in and to any uncollected insurance proceeds (if any) by reason of such which Seller may be entitled to receive from such damage or destruction. A "material" part of the Premises shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be $500,000 or more as reasonably as estimated by Seller.

         (b)   CONDEMNATION:   If,  prior  to  the  Closing  Date,  all  or  any
"significant" portion (as hereinafter defined) of the Premises is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice.

If this Agreement is so terminated, the provisions of Section 16(d) shall apply. If Purchaser does not elect to terminate this Agreement, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Premises is taken by eminent domain or condemnation, at the Closing Seller shall cause the award or proceeds to be assigned to Purchaser and Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. If such insignificant portion of the Premises relates to the available number of parking spaces, then Seller and Purchaser agree to reduce the required number of parking spaces required to be available to Seller, as tenant under the Prudential Lease, by an amount equal to the number of parking spaces actually taken. A "significant" portion of the Premises means (i) any portion of the Buildings, (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required, or (iii) a legally required driveway on the Land or any other driveway if it is the predominant means of ingress or egress to the Property to which it relates.

         (c) Notwithstanding anything contained in Section 16(a) and Section 16(b) to the contrary, if this Agreement is not terminated as provided in
Section 16(a) or Section 16(b) and the insurance, eminent domain or condemnation proceeds payable with respect to the Premises as a result of any casualty or taking exceeds the Purchase Price, Seller's obligation to pay over to Purchaser those proceeds paid to Seller prior to the Closing shall be limited to the amount of the Purchase Price and Seller, shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the parties agree that Seller shall be entitled to that portion of the proceeds in excess of the Purchase Price, which agreement shall survive the Closing.

         (d) If Purchaser elects to terminate this Agreement pursuant to Section 16(a) or 16(b) or if Seller elects to terminate this Agreement pursuant to
Section 16(e), this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund subject to Section 24(d) and provided Purchaser is not otherwise in material default hereunder.

         (e) If this Agreement is not terminated as provided in Section 16(a) or
Section 16(b) and the damage or destruction or the taking affects ten percent (10%) or more of the space to be occupied by Seller under the Prudential Lease, then Seller may elect either to lease additional space in the Building on the same terms and conditions as the space affected, if such space is available, or to terminate this Agreement within ten (10) days after the last date for Purchaser to terminate this Agreement under Section 16(a) and Section 16(b). If this Agreement is so terminated, the provisions of Section 16(d) shall apply.

17.      REMEDIES

         (a) If the Closing fails to occur by reason of Seller's inability (subject to Section 6(b)) to deliver title to the Premises as required hereby, then Purchaser, as its sole remedy for such inability of Seller, may terminate this Agreement by notice to Seller. If Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, except that Purchaser shall be entitled to a return of the Fund subject to Section 24(d) provided Purchaser is not otherwise in material default hereunder. Except as set forth in this Section 17(a), Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Seller's inability to deliver title to the Premises as required hereby.

         (b) IN THE EVENT OF A DEFAULT HEREUNDER BY PURCHASER OR IF PURCHASER FAILS OR REFUSES TO PERFORM ITS OBLIGATIONS HEREUNDER (OTHER THAN FAILURE TO PAY THE PURCHASE PRICE AT THE CLOSING), THEN SELLER SHALL PROVIDE A WRITTEN NOTICE OF SUCH DEFAULT TO PURCHASER (A "DEFAULT NOTICE"), WHEREUPON THE PURCHASER SHALL HAVE THREE (3) BUSINESS DAYS TO CURE SUCH DEFAULT AND IF NECESSARY THE CLOSING CONTEMPLATED HEREBY SHALL BE EXTENDED FOR THREE (3) BUSINESS DAYS. IN THE EVENT PURCHASER FAILS TO CURE SUCH DEFAULT OR FAILS TO PERFORM ITS OBLIGATIONS HEREUNDER WITHIN THREE (3) DAYS OF THE DEFAULT NOTICE OR IN THE EVENT PURCHASER FAILS TO PAY THE PURCHASE PRICE AT CLOSING, THEN SELLER MAY TERMINATE THIS AGREEMENT BY NOTICE TO PURCHASER. IF SELLER ELECTS TO TERMINATE THIS AGREEMENT, THEN THIS AGREEMENT SHALL BE TERMINATED AND SELLER MAY RETAIN THE FUND
(INCLUDING ALL INTEREST ACCRUED THEREON) AS LIQUIDATED DAMAGES FOR ALL LOSS, DAMAGE AND EXPENSES SUFFERED BY SELLER, IT BEING AGREED THAT SELLER'S DAMAGES ARE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE FUND (INCLUDING ALL INTEREST ACCRUED THEREON) REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WILL SUSTAIN IN THE EVENT OF A DEFAULT HEREUNDER BY PURCHASER OR IF THE CLOSING FAILS TO OCCUR BY REASON OF PURCHASER'S FAILURE OR REFUSAL TO PERFORM ITS OBLIGATIONS HEREUNDER, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, OBLIGATIONS OR LIABILITIES HEREUNDER, EXCEPT FOR THE SURVIVING OBLIGATIONS. NOTHING CONTAINED HEREIN SHALL LIMIT OR RESTRICT SELLER'S ABILITY TO PURSUE ANY RIGHTS OR REMEDIES IT MAY HAVE AGAINST PURCHASER WITH RESPECT TO THE SURVIVING OBLIGATIONS. SUCH RETENTION OF THE FUND (INCLUDING ALL INTEREST ACCRUED THEREON) IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. EXCEPT AS SET FORTH IN THIS SECTION 17(B) AND SECTION 24(F), SELLER HEREBY EXPRESSLY WAIVES, RELINQUISHES AND RELEASES ANY OTHER RIGHT OR REMEDY AVAILABLE TO IT AT LAW, IN EQUITY OR OTHERWISE BY REASON OF PURCHASER'S DEFAULT HEREUNDER OR PURCHASER'S FAILURE OR REFUSAL TO PERFORM ITS OBLIGATIONS HEREUNDER.

         PURCHASER (   ) AND SELLER (  ) AGREE

         (c) If the Closing fails to occur by reason of a default hereunder by Seller or Seller's failure or refusal to perform its obligations hereunder (except for Seller's inability to deliver title to the Premises as required hereby), then Purchaser, as its sole remedy hereunder, shall provide a written notice of such default to Seller (a "Seller's Default Notice"), whereupon the Seller shall have three (3) business days to cure such default and if necessary the Closing contemplated hereby shall be extended for three (3) business days. In the event Seller fails to cure such default (except for Seller's inability to deliver title to the Premises as required hereby) or fails to perform its obligations hereunder (except for Seller's inability to deliver title to the Premises as required hereby )within three (3) days of the Seller Default Notice, then Purchaser may (i) terminate this Agreement by notice to Seller or (ii) seek specific performance from Seller. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance as the result of Seller's failure or refusal to perform its obligations hereunder,

Purchaser must commence such an action within ninety (90) days after the occurrence of such default. Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. In no event, however, shall Purchaser have a cause of action for damages against Seller.

18.      PURCHASER'S ACCESS TO THE PREMISES

         During the term hereof and subject to the terms of Section 4(a)(i) hereof, Purchaser and Purchaser's Representatives shall have the right to enter upon the Premises for the sole purposes of (a) conducting the Phase II (as defined in Section 4(b)(i)), (b) performing survey(s) on all or a portion of the Premises, and (c) performing other reasonably necessary tests and studies relating to the construction of a building or buildings on the Premises or a portion thereof (collectively, "Investigations"), provided (i) Purchaser shall give Seller not less than five (5) days' prior notice before the first such entry and one (1) day's prior notice before each subsequent entry, and (ii) the first such notice shall include sufficient information to permit Seller to review the scope of the proposed Investigations. Any entry upon the Premises and all Investigations shall be during normal business hours (provided that Purchaser may enter the Land, but not the Buildings, on the weekends during daylight hours) and at the sole risk and expense of Purchaser and Purchaser's Representatives, and shall not interfere with the activities on or about the Premises of Seller, tenants and their respective employees and invitees. Purchaser shall:

         (a) promptly repair any damage to the Premises resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Premises used for such Investigations so that the Premises shall be in the same condition that it existed in prior to such Investigations;

         (b) fully comply with all Laws applicable to the Investigations and all other activities undertaken in connection therewith;

         (c) permit  Seller   to  have  a  representative   present  during  all
Investigations   undertaken   hereunder   (provided   that  Seller   makes  such
representatives reasonably available and cooperates in scheduling such Investigations);

         (d) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Premises pose no threat to the safety or health of persons or the environment, and cause no damage to the Premises or other property of Seller or other persons;

         (e) furnish to Seller, at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports relating to the Investigations which Purchaser shall obtain with respect to the Premises promptly after Purchaser's receipt of same;

         (f) maintain or cause to be maintained, at Purchaser's expense, a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering Purchaser's indemnification obligations contained in Section 18(h) and Section 24(c), and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser and Seller, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser's and/or Purchaser's Representatives' entry upon the Premises, (ii) any Investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by Purchaser and/or Purchaser's Representatives, all of which insurance shall be on an "occurrence form" and otherwise in such forms and with an insurance company reasonably acceptable to Seller and deliver a Certificate of such insurance policy to Seller prior to the first entry on the Premises;

         (g) not allow the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Premises, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished);

         (h) indemnify Seller and hold Seller harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by Seller and arising out of or in connection with (i) Purchaser's and/or Purchaser's Representatives' entry upon the Premises, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser's Representatives, (iii) any liens or encumbrances filed or recorded against the Premises as a consequence of the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives, and/or (iv) any and all other activities undertaken by Purchaser or Purchaser's Representatives with respect to the Premises; and

         (i) Conduct such Investigations or other activities conducted on the Premises in a manner which does not interfere with the operations of the tenants of the Premises, or their employees or agents.

Purchaser acknowledges and agrees that (a) neither the right of Purchaser to perform the Investigations nor the results of any or all of the Investigations shall give a right to Purchaser to terminate this Agreement without penalty except as specifically provided in Section 4(b)(ii), and (b) any such attempted termination (other than pursuant to the express terms of Section 4(b)(ii) hereof) shall be an Event of Default pursuant to Section 17(b) and Seller and Purchaser shall have the rights, remedies and obligations provided to them in
Section 17(b) hereof except that no notice or cure rights shall be afforded the Purchaser.

The provisions of this Section 18 shall survive the termination of this Agreement and the Closing.

19.      PURCHASER'S INDEMNITY

         Purchaser hereby agrees to indemnify Seller against, and to hold Seller and Seller's Affiliates harmless from all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) asserted against or incurred by Seller or Seller's Affiliates (except for such claims, demands, causes of action, losses, damages, liabilities, costs and expenses for which Seller is liable pursuant to the Prudential Lease) in connection with or arising out of (a) acts or omissions of Purchaser or Purchaser's Representatives, or other matters or occurrences that take place after the Closing and relate to the ownership, maintenance or operation of the Premises, or (b) a breach of any representation, warranty or covenant of Purchaser contained in this Agreement. Purchaser's obligations under this Section 19 shall survive the Closing.

20.      ESCROW

         Escrow Agent shall hold the Fund and documents in escrow, dispose of the Fund, pro rate revenues and expenses and deliver documents only in accordance with the following provisions:

         (a) Simultaneously with the full execution of this Agreement, Purchaser and Seller opened an escrow (the "Escrow") with Shear, Newman, Hahn &
Rosenkranz,  P.A.  (the  "Escrow  Agent"),  whose  address  is  201  E.  Kennedy
Boulevard, Suite 1000, Tampa, FL 33602, by delivering to Escrow Agent the Initial Deposit. Within two days after the full execution of this Agreement, the parties shall deliver to Escrow Agent a fully executed copy of this Agreement. The purchase and sale of the Property shall be completed through the Escrow. This Agreement, together with the standard form provisions of Escrow Agent, which are attached hereto as Schedule "7", shall constitute joint escrow instructions to Escrow Agent in connection with the Escrow. In the event of any inconsistency between the provisions of this Agreement (other than Schedule "7") and the provisions of Schedule "7", the former shall prevail. Purchaser and Seller hereby agree to execute such additional instructions not inconsistent with this Agreement as may be reasonably required by Escrow Agent.

         (b) At the Closing, the Escrow Agent shall do the following:

                  (i) Prorate all matters in accordance with Section 3, above, based on the latest available information and obtain Seller's and Purchaser's approval of those prorations;

                  (ii) Cause the Deed and the Prudential Lease Memorandum to be recorded;

                  (iii) Disburse all funds deposited with Escrow Agent by Purchaser in payment of the Purchase Price for the Property as follows:

                           A.       Deduct the amount of items chargeable to the
                                    account   of   Seller   pursuant   to   this
                                    Agreement;

                           B. Disburse to Seller's Broker its commission relating to the sale of the Premises in accordance with a separate agreement, a copy of which was delivered to Escrow Agent and the initial commission relating to the Prudential Lease (but not any commissions owed on the Prudential Lease after the commencement date of the Prudential Lease, which commissions shall be the responsibility of Purchaser);

                           C. The remaining balance of the funds deposited by Purchaser in the Escrow in payment of the Purchase Price shall be disbursed to Seller pursuant to its demand;

                  (iv)   Deliver to Seller the following documents:

                  Original counterparts of the Bill of Sale, the A&A Agreements, the Prudential Lease, and any other documents executed by Purchaser pursuant to Section 12 hereof.

                  (v) Deliver or cause to be delivered to Purchaser the marked up Title Commitment referenced in Section 11 above and the following documents:

                  A photostat copy of the Deed and original counterparts of the Bill of Sale, the A&A Agreements, the Prudential Lease, and any other documents executed by Seller pursuant to Section 11 hereof.

         (c)      The costs incidental to the Closing shall be paid as follows:

                  (i) Seller shall pay: (A) Fifty percent (50%) of the Documentary Stamps due on the Deed; (B) Fifty percent (50%) of the premium (at promulgated rates) and Fifty percent (50%) of all search fees for the Title Commitment and the owner's title policy issued pursuant thereto; (C) Fifty percent (50%) of the cost of the Survey; (D) the cost of recording the Deed; and
(E) Fifty percent (50%) of the sales tax due, if any, on the transfer of the Personal Property.

                  (ii) Purchaser shall pay: (A) Fifty percent (50%) of the premium (at promulgated rates) and Fifty percent (50%) of all search fees for the Title Commitment and the owner's title policy issued pursuant thereto; (B) Fifty percent (50%) of the cost of the Survey; (C) Fifty percent (50%) of the Documentary Stamps due on the Deed; and (D) Fifty percent (50%) of the sales tax due, if any, on the transfer of the Personal Property.

                  (iii) Purchaser and Seller shall each pay their own legal fees and other incidental expenses incurred in connection with the transaction contemplated by this Agreement.

                  (iv) Purchaser shall pay all documentary stamps, intangible taxes, and recording fees on any note, mortgage or document evidencing a security interest executed in connection with placement of debt on the Premises and any lender's title insurance policy ($250.00) and any title insurance endorsements required by lender (at promulgated rates).

                  (v) Any other costs or expenses in connection with the transaction contemplated by this Agreement shall be apportioned in the manner customary in similar real estate transactions in Duval County, Florida.

         (d) Escrow Agent shall deliver the Fund to Seller or Purchaser, as the case may be, as follows:

                  (i)  to Seller, upon completion of the Closing; or

                  (ii) to Seller, after receipt of Seller's demand in which Seller certifies either that (A) Purchaser failed to pay the Purchase Price at the Closing, (B) Purchaser has otherwise defaulted under this Agreement and did not cure such default after notice as provided in Section 16(b) hereof, or (C) this Agreement has been otherwise terminated or cancelled, and Seller is thereby entitled to receive the Fund; but Escrow Agent shall not honor Seller's demand until more than ten (10) days after Escrow Agent has given a copy of Seller's demand to Purchaser in accordance with Section 20(e)(i), nor thereafter if Escrow Agent receives a Notice of Objection from Purchaser within such ten (10) day period; or

                  (iii) to Purchaser, after receipt of Purchaser's demand in which Purchaser certifies either that (A) Seller is unable to deliver title to the Premises as required hereby, (B) Seller has otherwise defaulted under this Agreement and did not cure such default after notice as provided in Section 17(c) hereof, or (C) this Agreement has been otherwise terminated or cancelled, and Purchaser is thereby entitled to receive the Fund; but Escrow Agent shall not honor Purchaser's demand until more than ten (10) days after Escrow Agent has given a copy of Purchaser's demand to Seller in accordance with Section 20(e)(i), nor thereafter if Escrow Agent receives a Notice of Objection from Seller within such ten (10) day period.

Upon delivery of the Fund, Escrow Agent shall be relieved of all liability hereunder and with respect to the Fund. Escrow Agent shall deliver the Fund, at the election of the party entitled to receive the same, by (i) a good, unendorsed trust account check of Escrow Agent payable to the order of such party, (ii) an unendorsed official bank or cashier's check payable to the order of such party, or (iii) a bank wire transfer of immediately available funds to an account designated by such party.

                  (e) (i) Upon receipt of a written demand from Seller or Purchaser under Section 20(d)(ii) or (iii), Escrow Agent shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Fund to the party making such demand by giving a notice of objection (a "Notice of Objection") to Escrow Agent. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow Agent may elect either (A) to continue to hold the Fund until Escrow Agent receives a written agreement of Purchaser and Seller directing the disbursement of the Fund, in which event Escrow Agent shall disburse the Fund in accordance with such agreement; and/or (B) to take any and all actions as Escrow Agent deems necessary or desirable, in its sole and absolute discretion, to discharge and terminate its duties under this Agreement, including, without limitation, depositing the Fund into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding; and/or (C) in the event of any litigation between Seller and Purchaser, to deposit the Fund with the clerk of the court in which such litigation is pending.

                  (ii) If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Escrow Agent has received any written demand under Section 20(d)(ii) or (iii), or Notice of Objection under Section 20(b)(i)), notwithstanding anything to the contrary herein, Escrow Agent may hold and apply the Fund pursuant to Section 20(e)(i)(A),(B) or (C) and may decline to take any other action whatsoever. In the event the Fund is deposited in a court by Escrow Agent pursuant to Section 20(e)(i)(B) or (C), Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Fund, Purchaser and Seller shall pay the attorney's fees and costs incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.

         (f) Notwithstanding anything to the contrary in this Agreement, within one (1) business day after the date of this Agreement, Escrow Agent shall place the Funds in an Approved Investment. The interest, if any, which accrues on such Approved Investment shall be deemed part of the Fund; and Escrow Agent shall dispose of such interest as and with the Fund pursuant to this Agreement. Escrow Agent may not commingle the Fund with any other funds held by Escrow Agent. Escrow Agent may convert the Fund from the Approved Investment into cash or a non-interest-bearing demand account at an Approved Institution as follows:

                  (i) at any time within three (3) days prior to the Closing Date; or

                  (ii) if the Closing Date is accelerated or extended, at any time within three (3) days prior to the accelerated or extended Closing Date (PROVIDED, HOWEVER, that Seller and Purchaser shall give Escrow Agent timely notice of any such acceleration or extension and that Escrow Agent may hold the Fund in cash or a non-interest-bearing deposit account if Seller and Purchaser do not give Escrow Agent timely notice of any such adjournment).

         (g) As used herein, the term "Approved Investment" means (i) any interest-bearing demand account or money market fund in First Union National Bank of Florida, N. A. branch located in the City of Tampa or in any other institution otherwise approved by both Seller and Purchaser (collectively, an "Approved Institution"), or (ii) any other investment approved by both Seller and Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

         (h) Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to or by Escrow Agent shall be sent in accordance with the provisions of Section 23.

         (i) Simultaneously with their execution and delivery of this Agreement, Purchaser and Seller shall furnish Escrow Agent with their true Federal Taxpayer Identification Numbers so that Escrow Agent may file appropriate income tax information returns with respect to any interest in the Fund or other income from the Approved Investment. The Purchaser shall be the party responsible for the payment of any tax due on the interest earned on the Fund.

         (j) Any amendment of this Agreement which could alter or otherwise affect Escrow Agent's obligations hereunder will not be effective against or binding upon Escrow Agent without Escrow Agent's prior consent, which consent may be withheld in Escrow Agent's sole and absolute discretion.

         (k) The provisions of this Section 20 shall survive the termination of this Agreement and the Closing.

21.      ASSIGNMENT

         This Agreement may not be assigned by Purchaser and any assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be null and void. Notwithstanding the previous sentence, Purchaser may assign this Agreement to an affiliate controlled by it (an "Approved Assignee") without the prior written consent of Seller, provided
Purchaser promptly gives written notice of said assignment to Seller. After an assignment to an Approved Assignee, the term "Purchaser" herein shall also include the Approved Assignee whenever the context so requires.

22.      ACCESS TO RECORDS

         For a period of three (3) years subsequent to the Closing Date, Seller, Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all original documents, books and records, if any, given to Purchaser by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Purchaser, and shall have the right, at its sole cost and expense, to make copies of such original documents, books and records.

23.      NOTICES

         (a) All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller, Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, (ii) telefacsimile followed by hard copy sent by first class mail postage prepaid, (iii) express mail or courier (for next business day delivery), or (iv) by hand delivery, addressed as follows:

                  If to Seller:

                  The Prudential Insurance Company of America
                  Two Gateway Center, 17th Floor
                  100 Mulberry Street
                  Newark, New Jersey  07102-4077
                  Attention:  Mark Pasierb
                  Telefax (973) 367-7187

                  with copies to:

                  Mr. Richard A. Ingwers
                  Chief Operating Officer
                  Prudential Corporate Real Estate Advisors
                  Prudential Investments
                  Four Embarcadero Center, Suite 2700
                  San Francisco, California 94111
                  Fax: (415) 398-1025

                  Randall H. Stephens, Esquire
                  Assistant General Counsel
                  Enterprise Legal Services
                  100 Mulberry Street
                  Gateway Center 2, 17th Floor
                  Newark, New Jersey 07102-5096
                  Fax: (973) 367-7121

                  If to Purchaser:

                  OCWEN Capital Corp.
                  1675 Palm Beach Lakes Boulevard, Suite 900
                  West Palm Beach, FL 33401
                  Attention:  Anthony M. Palazzo
                  Telefax No. (561) 682-8174

                  with copies to:

                  Jones Foster Johnston & Stubbs, P.A.
                  505 South Flagler Drive, Suite 1100
                  West Palm Beach, FL 33401
                  Attention: Peter S. Holton, Esquire
                  Telefax No. (561) 832-1454

                  If to Escrow Agent:

                  Shear, Newman, Hahn & Rosenkranz, P.A.
                  201 E. Kennedy Boulevard, Suite 1000
                  Tampa, FL 33602
                  Attention:  Jeffrey Drew Butt, Esquire
                  Telefax No.  813-221-9122

         (b) Seller, Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 23. A notice or other communication sent in compliance with the provisions of this Section 23 shall be deemed given and received on (i) the third (3rd) day following the date it is deposited in the U.S. mail, or (ii) if by telefax, at the time it is received by the recipient, or (iii) the date it is delivered to the other party if sent by express mail or courier, or (iv) the date received by the other party if delivered by hand.

24.      PROPERTY INFORMATION AND CONFIDENTIALITY

         (a) Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Purchaser or Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by Purchaser or Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Premises. Moreover, Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to Purchaser's Representatives who need to know the Property Information for the purpose of evaluating the Premises, and who are informed by the Purchaser of the confidential nature of the Property Information. The provisions of this Section 24(a) shall in no event apply to Property Information which is a matter of public record and shall not prevent Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. If, pursuant to any agreement between Seller and any third party any Property Information is subject to a confidentiality agreement with that third party, Purchaser agrees that delivery of that Property Information shall be subject to receipt from Purchaser of a written confidentiality agreement required by that agreement with such third party and Purchaser further agrees that transmission and use of any such Property Information shall be subject to the requirements of both that separate confidentiality agreement and this Section 24. Notwithstanding anything else contained herein, Seller also agrees that prior to the Closing Purchaser shall have the right to transmit to representatives of Baptist/St. Vincent's Health System, Inc. those portions of the Property Information which relate to the environmental condition of the Land and the Building, the suitability of the Land for construction, the title to the Land and the Building and the survey of the Land and the Building, provided that such representatives execute a confidentiality agreement with Purchaser for the benefit of the Seller which binds Baptist/St. Vincent's Health System, Inc. and its representatives to keep such information strictly confidential, to use such information solely in connection with its possible lease or purchase of a part of the Property and to not disclose such information, directly or indirectly, to any person who does not need to know such information in connection with Baptist/St. Vincent's Health System, Inc.'s evaluation of the Property.

         (b) Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 24(a), with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

         (c)      [INTENTIONALLY DELETED]

         (d) In the event this Agreement is terminated, Purchaser and Purchaser's Representatives shall promptly deliver to the Seller as the case may be all originals and copies of the Property Information referred to in clause
(i) of Section 24(e) (but not clause (ii) of Section 24(e)) in the possession of Purchaser and Purchaser's Representatives provided to Purchaser by Seller. Notwithstanding anything contained herein to the contrary, in no event shall Purchaser be entitled to receive a return of the last Twenty Five Thousand and 00/100 Dollars ($25,000.00) of the Fund if and when otherwise entitled thereto pursuant to this Agreement until such time as Purchaser and Purchaser's
Representatives shall have used its good faith efforts to perform the obligations contained in the preceding sentence and have delivered a letter to Escrow Agent that is has used its good faith efforts to perform the obligations contained in the preceding sentence.

         (e) As used in this Agreement, the term "Property Information" shall mean (i) all information and documents in any way relating to the Premises, the operation thereof or the sale thereof (including, without limitation, financial data and records, the Leases, Contracts, and Licenses) furnished to, or otherwise made available for review to Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, "Purchaser's Representatives"), including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, but excluding representatives of Baptist/St. Vincent's Health System, Inc. and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the investigations, or otherwise reflecting their review or investigation of the Premises.

         (f) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 24 and the last sentence of Section 4(a)(i).

         (g) The provisions of this Section 24 shall survive the termination of this Agreement and the Closing.

25.      CONTRACTS

         Purchaser agrees to give Seller notice (within ten (10) days after the date hereof) of any contracts listed on Schedule 9 which Buyer does not wish to assume as of the Closing. Seller agrees to terminate such contracts (but only if it can do so without cost or other obligation to Seller). If Purchaser fails to provide such timely notice, Purchaser shall accept the liability of all of the Contracts as of the Closing.

26.      MISCELLANEOUS

         (a) This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

         (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

         (c) All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller or the party drafting this Agreement.

         (d) Except as otherwise expressly provided herein, Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except as specifically provided otherwise herein.

         (e) Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to the interest of Seller in the Premises for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby (except those which might arise under the Prudential Lease), or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby (except those which might arise under the Prudential Lease). Notwithstanding anything else contained above, Purchaser shall have the right to pursue Seller any parent, subsidiary or affiliate of Seller which may become the tenant under the Prudential Lease pursuant to the terms of the Prudential Lease.

         The provisions of this Section 26(e) shall survive the termination of this Agreement and the Closing.

         (f) Purchaser agrees that, wherever this Agreement provides that Purchaser must send or give any notice, make an election or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, time shall be of the essence with respect to the taking of such action, and Purchaser's failure to take such action within the applicable time period shall be deemed to be an irrevocable waiver by Purchaser of such right or remedy.

         (g) No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

         (h) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default.

         (i) Delivery of this Agreement shall not be deemed an offer and neither Seller nor Purchaser shall have any rights or obligations hereunder unless and until both parties have signed and delivered an original of this Agreement. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         (j) Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference.

         (k) The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

         (l) This Agreement shall be interpreted and enforced in accordance with the laws of the state in which the Premises is located without reference to principles of conflicts of laws.

         (m) If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this

Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Agreement within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Fund (together with all interest accrued thereon, if any) subject to Section 24(d) and provided Purchaser is not otherwise in material default hereunder.

         (n) In the event of any litigation between the parties arising out of this Agreement or the collection of any funds due Seller or Purchaser pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred, including, without limitation, reasonable attorneys' and paralegals' fees and costs, whether such fees and costs are incurred before, after or at trial, on appeal or in any bankruptcy, arbitration mediation or administrative proceedings.

         (o) In accordance with the requirements of Section 404.056(7), Florida Statutes, the following notice is hereby given:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the local County Public Health Unit.

         (p) Should any provision of this Agreement be subject to judicial interpretation, it is agreed that the court interpreting or considering such provision is not to apply the presumption or rule of construction that the terms of this Agreement be more strictly construed against the party which itself or through its counsel or other agent prepared the same, as all parties hereto have participated in the preparation of the final form of this Agreement through review by their respective counsel and the negotiation of changes in language in any provision deemed unsuitable or inadequate as initially written, and, therefore, the application of such presumption or rule of construction would be inappropriate and contrary to the intent of the parties.

         (q) It is agreed that time is of the essence of this Agreement.

         (r) Except for a forcible entry and detainer suit (or similar suit for possession of the Premises) filed in the applicable Court in Duval County, the parties hereto hereby each waive any right to file any action in connection with this Agreement in State Courts for the State where the Premises are located and agree to make the forum for any dispute resolution Federal District Court in the County where the Premises are located.

         (s) During the existence of this Agreement, Seller agrees not to intentionally solicit or pursue any other offers for the purchase of the Premises.

         (t) After Closing, Seller agrees, at its sole expense, to satisfy or discharge of record (or bond over to Landlord's reasonable satisfaction) each lien or claim which arise out of the Notice of Commencement as listed in the Permitted Encumbrances or the construction contract related thereto (including any amendments thereto) within thirty (30) days after Seller has received notice that it is filed. If Seller fails to do so within such 30 day period, Purchaser shall have the right to satisfy or discharge such lien or claim by payment to the claimant on whose behalf it was filed, by the posting of a bond, or by other action provided Purchaser has given notice to Seller of its intention to satisfy or discharge such lien or claim or to post a bond or to take other action and Seller has failed to satisfy or discharge (or both) such lien or encumbrance within ten (10) days after Seller received Landlord's notice. Seller shall promptly reimburse Purchaser within 30 days of notice for the costs and expenses so incurred by Purchaser, and without regard for any defense or offset that Seller may have had against the claimant. It is further agreed that so long as Seller has adequately bonded over any lien or encumbrance such that there is no impact upon the title to the Premises and no risk of any loss or forfeiture involving any portion of the Premises, Purchaser agrees not to take any action with respect to such lien or claim and Seller may take reasonable action to contest the existence, amount or validity of such lien or claim in appropriate proceedings.

The provisions of this Section 26(t) shall survive the Closing.

         (u) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

         (v) SELLER AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY A PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Witnesses:                         "SELLER":


_______________________________    The Prudential Insurance Company of America,
Print Name:____________________    a New Jersey corporation


                                   By: /s/ MICHAEL H. BAUMANN
_______________________________       ----------------------------------------
Print Name:____________________    Name:   MICHAEL H. BAUMANN
                                   As Its: V.P., ACQUISITIONS & DISPOSITIONS
                                           Corporate Real Estate, PSC

                                            [CORPORATE SEAL]

                                   "PURCHASER"


_______________________________    Ocwen Capital Corp., a Florida corporation
Print Name:____________________


_______________________________    By: /s/ GREGORY M. BRESKIN
Print Name:                           ----------------------------------------
                                   Name:   GREGORY M. BRESKIN
                                   As Its:  VICE PRESIDENT

                                            [CORPORATE SEAL]

    Solely for the purpose of agreeing
    to the provisions of Section 20:

    "ESCROW AGENT"

    SHEAR, NEWMAN, HAHN & ROSENKRANZ, P.A.


    By: /s/ JEFFREY DREW BUTT
       -----------------------------
    Name:   JEFFREY DREW BUTT
    As Its: AGENT

                                LIST OF SCHEDULES

SCHEDULE

1                 Description of the Land

2                 Excluded Property

3                 Permitted Encumbrances

4                 Actions

5                 [INTENTIONALLY DELETED]

6                 Leases

7                 Escrow Provisions

8                 Licenses

9                 Contracts

10                Personal Property

The following exhibits have been deleted and copies are available to the Securities and Exchange Commission upon request:

DELETED EXHIBITS:

A                 Deed

B                 Lease Assignment

C                 Contract and License Assignment

D                 [INTENTIONALLY DELETED]

E                 Bill of Sale

G                 Seller's FIRPTA Affidavit

H                 Marked-Up Title Commitment

                                                                     EXHIBIT "F"




                              PRUDENTIAL PLAZA ONE
                              JACKSONVILLE, FLORIDA





                                      LEASE


                                 by and between


                                  ("LANDLORD")


                                       and

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            a New Jersey corporation

                                   ("TENANT")

                                   Dated as of

                                  July 22, 1998

                                TABLE OF CONTENTS


INDEX OF DEFINED TERMS


ARTICLE 1. SUMMARY OF BASIC TERMS.................................  3

ARTICLE 2. DEMISE, TERM AND OCCUPANCY.............................  5

ARTICLE 3. RENT...................................................  5

ARTICLE 4. OPERATING EXPENSE ADJUSTMENTS..........................  6

ARTICLE 5. SECURITY DEPOSIT....................................... 19

ARTICLE 6. USE AND COMPLIANCE WITH LAW............................ 20

ARTICLE 7. INSURANCE.............................................. 26

ARTICLE 8. ALTERATIONS............................................ 29

ARTICLE 9. LANDLORD'S AND TENANT'S PROPERTY....................... 31

ARTICLE 10. REPAIRS AND MAINTENANCE............................... 32

ARTICLE 11. UTILITIES AND SERVICES................................ 36

ARTICLE 12. RIGHTS OF LANDLORD.................................... 40

ARTICLE 13. DAMAGE OR DESTRUCTION................................. 42

ARTICLE 14. EMINENT DOMAIN........................................ 45

ARTICLE 15. SURRENDER OF PREMISES................................. 46

ARTICLE 16. DEFAULT BY TENANT OR LANDLORD......................... 47

ARTICLE 17. SUBORDINATION AND ATTORNMENT.......................... 51

ARTICLE 18. QUIET ENJOYMENT....................................... 52

ARTICLE 19. ASSIGNMENTS AND SUBLEASES............................. 52

ARTICLE 20. NOTICES............................................... 59

ARTICLE 21. ESTOPPEL CERTIFICATES................................. 60

ARTICLE 22. NO RELOCATION OF PREMISES............................. 60

ARTICLE 23. BROKER................................................ 61

ARTICLE 24. EXCULPATION AND INDEMNIFICATION....................... 62

ARTICLE 25. PARKING............................................... 64

ARTICLE 26. MISCELLANEOUS......................................... 71

ARTICLE 27. SIGNAGE............................................... 75

ARTICLE 28. TENANT'S RIGHTS TO EXPAND PREMISES.................... 78

ARTICLE 29. TENANT'S RIGHT TO EXTEND LEASE........................ 81

ARTICLE 30. TENANT'S RIGHT TO CONTRACT PREMISES................... 84

ARTICLE 31. TENANT EXCLUSIVE...................................... 85

ARTICLE 32. BUILDING OPERATING STANDARDS;
COMPARABLE BUILDINGS.............................................. 85

ARTICLE 33. RIGHTS OF TENANT IN THE EVENT
OF UNTENANTABILITY................................................ 85

ARTICLE 34. RADON GAS............................................. 86

ARTICLE 35. HAZARDOUS SUBSTANCES.................................. 87

ARTICLE 36. EARLY TERMINATION RIGHTS.............................. 88

ARTICLE 37. NO LIEN............................................... 89


EXHIBITS

     The following exhibits have been deleted. They are available for review and inspection by the Commission upon request.

Exhibit A    Schedule of Premises and Floor Plans .............................A-1
Exhibit B    Rules and Regulations ............................................B-1
Exhibit C    Basic Rent Schedule...............................................C-1
Exhibit D    Tenant's Signage .................................................D-1
Exhibit E    Janitorial Specifications ........................................E-1
Exhibit F    Building Measurement Guidelines...................................F-1
Exhibit G    Security Specifications ..........................................G-1
Exhibit H    Legal Description of the Land with the Building and Lots A-D .....H-1
             Legal Description of the Main Lot.................................H-2
Exhibit I    Memorandum of Lease ..............................................I-1
Exhibit J    Method of Dispute Resolution for Selected Disputes .............. J-1
Exhibit K    Form of Nondisturbance Agreement .................................K-1
Exhibit L    Current Mortgages.................................................L-1
Exhibit M    Base Building Definition..........................................M-1
Exhibit N    Site Plans of Parking Area........................................N-1
Exhibit O    Calculation of Commission.........................................O-1
Exhibit P    1997 Property Tax Bills...........................................P-1
Exhibit Q    Form of Commission Agreement......................................Q-1
Exhibit R    Number of Parking Spaces..........................................R-1
Exhibit S    Copies of Leases/Permits of Other Tenants.........................S-1
Exhibit T    Acceptable Geographical Area For Alternate Spaces ................T-1


                                     INDEX OF DEFINED TERMS

TERM                                                                         PRIMARY REFERENCES

ADA ................................................................................Section 6.4
Additional Charges  ................................................................Section 3.1
Agreed Rate ................................................................Section 4. l(a)(iv)
Alterations ........................................................................Section 8.1
Arbiter .....................................................................Section 4.2(e)(ii)
Base Building Definition .............................................................Exhibit M
Base Costs of Operation ............................................................Section 1.7
Base Taxes .........................................................................Section 1.7
Base Year ..........................................................................Section 1.7
Basic Rent .........................................................................Section 1.6
Building ...........................................................................Section 1.2
Building Hours ....................................................................Section 11.1
Building Lobby Signage ..........................................................Section 27.1.4
Building Top Signage ............................................................Section 27.1.2
Cafeteria .........................................................................Section 1.11
Certificate ........................................................................Section 7.4
Certifying Party ....................................................................Article 21
Commencement Date ..................................................................Section 2.2
Common Area ........................................................................Section 1.3
Comparable Buildings ................................................................Article 32
Comparison Year .................................................................Section 4.1(a)
Consent Request ................................................................Section 19.4(a)
Contraction Effective Date ..........................................................Article 30
Contraction Right ...................................................................Article 30
Contraction Space ...................................................................Article 30
Cost Saving Capital Improvements ............................................Section 4.l(a)(iv)
Costs of Operation ..............................................Section 4.1(a), 4.1(b), 4.1(c)
Cushman ...........................................................................Section 1.10
Date of the Taking ................................................................Section 14.1
Default ...........................................................................Section 16.1
e-mail ..............................................................................Article 20
Emergency ......................................................................Section 10.5(e)
Eminent Domain ....................................................................Section 14.1
Excess Services ...................................................................Section 11.2
Experienced Contractor .........................................................Section 13.3(a)
Expiration Date ....................................................................Section 2.2
Extension Right ...................................................................Section 29.1
Extension Term ....................................................................Section 29.1
Exterior Signage ..................................................................Section 27.1


Fixtures ...........................................................................Section 9.1
Floor Lobby Signage ...............................................................Section 27.1
GAAP  ...........................................................................Section 4.1(a)
Hazardous Substances  .............................................................Section 35.1
Holiday  ..........................................................................Section 11.1
HVAC  .............................................................................Section 11.1
Insolvency Proceeding  .........................................................Section 16.1(c)
Interior Signage  .................................................................Section 27.1
Land   .............................................................................Section 1.2
Landlord  .....................................................Introduction and Section 26.8(a)
Landlord's Affiliates  .........................................................Section 26.8(b)
Laws  ..........................................................................Section 26.8(c)
Lease  ............................................................................Introduction
Lease Term  ........................................................................Section 1.5
Monument Signage  .................................................................Section 27.1
Official Records  .................................................................Introduction
Outside Entrance Signage  .........................................................Section 27.1
Parking Area  .....................................................................Section 25.1
Parking Spaces  ...................................................................Section 25.2
Permitted Logo  ...................................................................Section 27.4
Permitted Name  ...................................................................Section 27.4
Permitted Use  .....................................................................Section 6.1
Person  ........................................................................Section 26.8(d)
Premises  ..........................................................................Section 1.4
Prohibited Uses  ...................................................................Section 6.2
Proposed Transfer  .............................................................Section 19.4(a)
Prudential Entities  ..............................................................Section 19.2
Records ......................................................................Section 4.2(e)(i)
Redetermination Event  ............................................................Section 26.9
Rentable Area of the Building  .....................................................Section 1.4
Rentable Area of the Premises  .....................................................Section 1.4
Rentable Area  .....................................................................Section 1.4
Rents  .............................................................................Section 3.1
Requesting Party  ...................................................................Section 21
Reserved Spaces ...................................................................Section 25.3
Right of First Offer ...........................................................Section 28.2(a)
Rules and Regulations  .............................................................Section 6.5
Signage  ..........................................................................Section 27.1
Specified Period   ................................................................Section 33.1
Successor Landlord  ...............................................................Section 17.4
Surviving Entity  .................................................................Section 19.2
Taxes  ..........................................................................Section 4.1(d)
Tenant ............................................................................Introduction

Tenant Supplemental Systems  ......................................................Section 10.1
Tenant's Broker  ...................................................................Section 1.9
Tenant's Failure Notice  .......................................................Section 10.5(a)
Tenant's Notice  .............................................................Section 4.2(e)(i)
Tenant's Parking  ..................................................................Section 1.8
Tenant's Property  .................................................................Section 9.2
Tenant's Representative  .....................................................Section 4.2(e)(i)
Tenant's Share  ....................................................................Section 1.7
Trigger Event  .....................................................................Section 6.3
Untenantability Event  ............................................................Section 33.2

                                      LEASE


                          SUMMARY OF BASIC LEASE TERMS

         The following summarizes certain basic terms of the Lease entered into as of July 22, 1998, by and between__________, as Landlord, and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Tenant. In the event of any conflict, inconsistency or ambiguity created by or between this Summary of Basic Lease Terms and the Lease to which these are attached, Landlord and Tenant agree that the terms and conditions of the Lease shall govern for all purposes.


                                BASIC LEASE TERMS

1.       Address of Building:               841 Prudential Drive
                                            Jacksonville, Florida

2.       Description of Premises:           Approximately 474,570 square feet of
                                            Rentable  Area  located  on Floors 1
                                            through 20 of the Building,  as more
                                            particularly  described in the Lease
                                            (SECTION 1.4).

3.       Use of Premises:                   General  office  purposes   (SECTION
                                            6.1).

4.       Lease Term:                        Four (4)  years,  commencing  on the
                                            Commencement Date (as defined in the
                                            Lease),  subject to extension to the
                                            end of a calendar month if the Lease
                                            Term would otherwise expire during a
                                            calendar  month,  in accordance with
                                            the terms of SECTION 1.5.

5.       Extension Rights:                  Tenant  shall have three (3) options
                                            to  extend  the  Lease  Term (as set
                                            forth  in  ARTICLE  29) as to all of
                                            the  Premises  then being  Leased by
                                            Tenant  for  successive  periods  of
                                            five (5)  years,  five (5) years and
                                            five  (5)  years  commencing  on the
                                            first day following  the  expiration
                                            of the  initial  four (4) year Lease
                                            Term.

6.       Commencement Date:                 July 22, 1998.

7.       Basic Rent:                        The amounts as are listed on EXHIBIT
                                            C attached hereto, --------- subject
                                            to change upon Tenant's  exercise of
                                            any  of its  rights  to  expand  the
                                            Premises  as set forth in ARTICLE 28
                                            or  its   right  to   contract   the
                                            Premises  in  accordance   with  the
                                            terms of ARTICLE 30.

8.       Base Year for Taxes and Costs      Calendar year 1998 (SECTION 1.7).
         of Operation:

9.       Security Deposit:                  None.

10.      Brokers:                           LaSalle    Partners    Corporate   &
                                            Financial  Services,  Inc. (Tenant's
                                            Broker).

11.      Address for Rent Payments and
         Notices (ARTICLE 20):

         LANDLORD:                                   TENANT:

         _______________________________    The Prudential Insurance Company
         _______________________________     of America
         _______________________________    Gateway Center Two, 17th Floor
         _______________________________    Newark, New Jersey  07102-4077
         _______________________________    Attention: Vice President
                                                       Corporate Real Estate


         with a copy to:                             with a copy to:

         _______________________________    The Prudential Insurance Company
         _______________________________      of America
         _______________________________    Gateway Center Two, 17th Floor
         _______________________________    Newark, New Jersey  07102-4077
                                            Attention: Assistant General Counsel

                              PRUDENTIAL PLAZA ONE
                              JACKSONVILLE, FLORIDA


                                      LEASE

         THIS LEASE (this "LEASE") is entered into as of July 22, 1998, by and between __________, ("LANDLORD"), having an office at __________________, and
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("TENANT"), having an office at Gateway Center Two, 17th Floor, Newark, New Jersey 07102-4077, Attention: Vice President, Corporate Real Estate.

                             BACKGROUND INFORMATION

         A. Landlord owns the Land (hereinafter defined) and owns the Building (hereinafter defined) pursuant to that certain Deed, dated July 22, 1998, made by The Prudential Insurance Company of America in favor of Landlord and recorded in the Official Records of Duval County, Florida (the "OFFICIAL RECORDS").

         B. On the terms and conditions set forth herein, Landlord desires to Lease the Premises to Tenant and Tenant desires to Lease the Premises from Landlord.

                        ARTICLE 1. SUMMARY OF BASIC TERMS

         1.1 PURPOSE. This Article defines certain basic terms used in this Lease, subject to qualifications and exceptions set forth herein.

         1.2 "LAND" means that certain real property in the City of Jacksonville, County of Duval, State of Florida, more particularly described in EXHIBIT H attached hereto; subject to all easements, covenants, rights-of-way, exceptions and other matters of record affecting said property on the date hereof. "BUILDING" means that certain office building and related improvements located on the Land, commonly known as Prudential Plaza One, 841 Prudential Drive, Jacksonville, Duval County, Florida, including all office space and the Common Area.

         1.3 "COMMON AREA" means the Parking Area which is a part of the Building, outside plazas, lobbies, landscaping, elevators, stairways, corridors, entranceways, loading docks, all restrooms located in the Building and any and all other areas used in common by tenants of the Building and their invitees.

         1.4 "PREMISES" means 474,570 square feet of Rentable Area (the "RENTABLE AREA OF THE PREMISES") located on Floors 1 through 20 of the Building and set forth in the schedule and on the floor plans attached as EXHIBIT A. Floors 2-14 and 16-20 of the Premises are currently 100% leased by Tenant. As used in this Lease, the terms "RENTABLE AREA" and "USEABLE AREA" shall have the meaning set forth in EXHIBIT F and as set forth in EXHIBIT A. "RENTABLE AREA OF THE BUILDING" means 488,080 square feet.

         1.5 "LEASE TERM" means the term of this Lease, which will commence on the Commencement Date (defined in SECTION 2.2) and will expire on the date which is four (4) years following the Commencement Date, provided that if the date which is four (4) years after the Commencement Date is a day other than the last day of a calendar month, the Lease Term shall be extended to be the last day of such calendar month. The Lease Term shall be subject to earlier termination in accordance with the terms of this Lease and is further subject to extension upon exercise by Tenant of its Extension Rights hereunder.

         1.6 "BASIC RENT" means, throughout the Lease Term, a per annum amount equal to the product of (a) the applicable Annual Rent/Rentable Area shown on EXHIBIT C attached hereto (b) the number of square feet of Rentable Area included within the Premises from time to time. For example, Basic Rent on the Commencement Date shall be $7,118,550.00, calculated as the product of (a) $15.00 times (b) 474,570 square feet of Rentable Area.

         1.7 "BASE  COSTS OF  OPERATION"  means Costs of  Operation  (defined in
SECTION 4.1(a) for calendar year 1998 (the "BASE YEAR") and "BASE TAXES" means the Taxes (defined in SECTION 4.1(d)) for the Base Year (provided, however, if the Taxes (defined in SECTION 4.1(d)) in 1999 exceed the Taxes for the Base Year due to a higher assessed value, then "BASE TAXES" shall be adjusted to include the higher assessed value but using the tax rate from the Base Year), in each case divided by the Rentable Area of the Building (defined in SECTION 26.9). "TENANT'S SHARE" means at any time and from time to time the proportion of the Rentable Area of the Premises compared to the Rentable Area of the Building. Such proportion shall change from time to time on the same date that the Tenant exercises any of its rights to expand the Premises as set forth in ARTICLE 28 or any of its right to contract the Premises in accordance with the terms of
ARTICLE 30. If the proportion changes during a calendar year, then any calculations using the definition of Tenant's Share shall be calculated on a pro rata basis. On the Commencement Date, Tenant's Share shall be 97.232%.

         1.8 "TENANT'S PARKING" means the parking rights granted to Tenant in accordance with the terms of ARTICLE 25.

         1.9 "TENANT'S BROKER" means LaSalle Partners Corporate & Financial Services, Inc.

         1.10 "CUSHMAN" means Cushman & Wakefield of Florida.

         1.11 "CAFETERIA" means that certain cafeteria located on the 2nd floor of the Building containing 20,118 square feet of Rentable Area.

                      ARTICLE 2. DEMISE, TERM AND OCCUPANCY

         2.1 DEMISE AND RESERVATIONS. Landlord hereby leases the Premises to Tenant, and Tenant hereby hires the Premises from Landlord, subject to the provisions of this Lease, reserving to Landlord all of its rights, interests and estates in the Premises, Building and Land not specifically granted to Tenant by this Lease. Except as specifically set forth in this Lease, Tenant acknowledges that Landlord disclaims the making of any representations or warranties, express or implied, oral or written, past, present or future, regarding the Premises, the Land or the Building, including, without limitation, the physical condition of the Premises. Tenant moreover acknowledges, (i) that Tenant is a sophisticated company, knowledgeable and experienced in the financial and business risks attendant to a commercial lease of real property and capable of evaluating the merits and risks of entering into this Lease, (ii) that Tenant owned the Building immediately prior to the Commencement Date and has been afforded the opportunity for full and complete investigations, examinations and inspections of the Premises, (iii) that Tenant has entered into this Lease with the intention of making and relying upon its own (or its experts) investigation of the condition of the Premises and not any information furnished by Landlord or any of its agents or representatives, and (iv) that Tenant is not relying upon any representation or warranty other than expressly set forth in this Lease. Except as specifically set forth in this Lease, Tenant acknowledges it is leasing the Premises in its "AS IS, WHEREAS" condition. Additionally, Tenant acknowledges that Landlord has no current obligation to build Tenant improvements in the Premises or a portion thereof as of the Commencement Date.

         2.2 COMMENCEMENT AND EXPIRATION. This Lease shall constitute a binding agreement and the obligations of Landlord and Tenant hereunder shall be effective upon execution and delivery of this Lease by both Landlord and Tenant. The Lease Term shall commence on July 22, 1998 (the "COMMENCEMENT DATE"). The Lease Term shall end at 11:59 p.m., Eastern Time, on the last day of the Lease Term specified in SECTION 1.5 (the "EXPIRATION DATE") or on such earlier date on which this Lease shall terminate pursuant to any of its provisions or pursuant to law.

         2.3 OTHER LEASES. Landlord and Tenant acknowledge and agree that The Guardian Life Insurance Company of America and J.A.M. Food, Inc. are currently the only other tenants in the Building. Copies of all of the above-referenced leases are attached hereto as Exhibit S.

                                 ARTICLE 3. RENT

         3.1 RENTS. Commencing as of the first day of the Lease Term, Tenant shall pay to Landlord the following rents for the Premises during the Lease Term (collectively, the "RENTS"): (i) a Basic Rent per annum in the amount specified in SECTION 1.6, which shall be due and payable in equal monthly installments in advance on the first day of each and every calendar month during the Lease Term (subject to the provisions of this SECTION 3.1) plus all applicable rent and sales taxes payable pursuant to Florida Statute 212.031, as the same may be amended from time to time or any successor statute thereto and (ii) additional charges ("ADDITIONAL Charges") consisting of all other sums of money payable by Tenant under the terms of this Lease.

         3.2 PAYMENT. Tenant shall pay the Rents when due, without notice or demand, and without any abatement deduction or setoff, except as otherwise specifically set forth in this Lease. Tenant shall pay the Rents in lawful money of the United States, to Landlord at 1675 Palm Beach Lakes Boulevard, Suite 900, West Palm Beach, Florida 33401 or to such other person or place as Landlord may designate from time to time. Basic Rent for periods less than a full calendar month shall be prorated based on the actual number of days in said partial month and the actual number of days in the entire month.

         3.3 LATE CHARGE. Tenant acknowledges that the late payment of Rents will cause Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Accordingly, if Landlord does not receive a payment of Rents within five (5) days after delivery by Landlord of written notice to Tenant that such payment is overdue, Tenant shall pay to Landlord on demand, as Additional Charges, a late charge in an amount equal to interest at the Agreed Rate on a per diem basis on the amount so overdue from the date said Rents became due until the date said Rents are paid, provided, however, such late charge shall not be payable unless Tenant is late in the payment of Rents more than twice in any twelve (12) month period during the Lease Term. Acceptance of the late charge by Landlord shall not cure or waive Tenant's Default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a Default provided by this Lease or at law. Payment of the late charge is not an alternative means of performance of Tenant's obligation to pay Rents at the times specified in this Lease.

                    ARTICLE 4. OPERATING EXPENSE ADJUSTMENTS

         4.1 OPERATING EXPENSE DEFINITIONS. For the purpose of this Lease, the following terms shall have the following meanings:

                  (a) Costs of Operation. "COSTS OF OPERATION" means, in the Base Year, and in each subsequent calendar year (a "COMPARISON YEAR"), all reasonable expenses, costs and disbursements paid or incurred by or on behalf of Landlord with respect to the operation, maintenance, repair, replacement (excluding capital replacements, as set forth below), security and management of the Building, as adjusted pursuant to SECTION 4.1(C) and calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied. Without limiting the generality of the foregoing, Costs of Operation shall include the reasonable cost of the following, provided that such costs are reasonably necessary and that the nature and amount of such costs are consistent with the nature and amount of costs expended in Comparable
         Buildings:

                           (i) Wages, including all fringe benefits and employee-related expenses of every nature, worker's compensation and payroll taxes of employees of Landlord or Landlord's managing agent (if any) at the level of building manager and below engaged in the operation, maintenance and management of the Building; PROVIDED, that if any such employees of Landlord or Landlord's managing agent provide services for more than one building of Landlord or Landlord's managing agent, then only a prorated portion of their wages, benefits and taxes shall be included, based on the portion of their working time devoted to the Building.

                           (ii) Costs of goods,  tools,  supplies  and  services
                  supplied or used in or with respect to the operation, repair, maintenance and management of the Building, including the cost of insurance premiums (including, without limitation all insurance required to be carried by Landlord pursuant to
                  SECTION 7.1 hereof); cleaning, decorating, painting, janitorial, trash removal, security (including uniforms for security guards and Building management and engineering personnel) and other services; legal, accounting and other reasonably necessary consultants' fees; operation of elevators and security systems; heating, cooling, air conditioning and ventilating (HVAC); hot and cold water, gas, electricity for HVAC during Building Hours, for Tenant's lights and outlets (not to exceed the amount of electricity distributed to the Premises on a rentable square foot basis as of the Commencement Date) and for lights, outlets and emergency lighting in the Common Area, sewer and other utilities together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of such utilities; maintenance of and repairs to the Building and to any equipment, machinery or apparatus, including elevators; window cleaning; service agreements on equipment; licenses, permits and inspections; costs of personal property and moveable equipment used in the repair, maintenance or operation of the Building or provided by Landlord for the use or benefit of lessees or occupants, including window coverings and carpeting in the Common Area and replacement of electric light bulbs and fluorescent tubes in light fixtures wherever located within the Building or on the Land; costs of contesting the validity or applicability of any law if a successful contest reduces Costs of Operation (not to exceed the amount of reduction achieved, as reasonably determined in good faith by Landlord); costs incurred in providing services and amenities for all tenants and occupants of the Building, including costs incurred in connection with maintenance and repairs of the landscaping, signs, plazas, Common Area furnishings, sidewalks, streets and walkways in or adjacent to the Building.

                           (iii) Management fees and expenses paid to Landlord's
                  managing agent; or, if Landlord acts as the managing agent, a sum in lieu thereof, provided, however, that such fees, expenses and sums shall not exceed the lesser of (i) three percent (3%) of the gross revenues from the Building and (ii) the then-prevailing rate for management fees for Comparable Buildings (defined in ARTICLE 32 below).

                           (iv) Costs of capital  improvements  and replacements
                  (and all tools and equipment related thereto) made after the Base Year which reduce Costs of Operation ("COST SAVING

                  CAPITAL IMPROVEMENTS"), amortized over the useful life of such improvements on a straight line basis, including imputed interest at the rate announced from time to time by NationsBank, N.A. as its "REFERENCE RATE" as of December 31st of the year in which the expenditure is made, plus one percent (1%) per annum (the "AGREED RATE"). Landlord agrees to amortize Cost Saving Capital Improvements for purposes of this
                  ARTICLE 4 at an annual rate which does not exceed the annual savings realized thereby, as determined in good faith by Landlord following commercially reasonable diligence and investigation and certified by a qualified and reputable engineer experienced in such matters and reasonably acceptable to Tenant.

                           (v) Rentals (including interest charges) paid by Landlord with respect to machinery, equipment, tools, materials, facilities or systems installed, provided or used for the normal management, maintenance, repair or operation of the Building.

                           (vi) Those taxes, duties, charges, levies and assessments (such as sales, license, use, excise and utility taxes or fees) which are expenses as a part of the maintenance, management or operation of the Building, but which are not included in Taxes (as defined in SECTION 4.1(D)).

                           (vii) All fees, charges, taxes, surcharges and assessments imposed by any government agency or public utility to conserve or control consumption of water, gas, electricity, energy sources or products, natural resources, or other products or services, the cost of which are otherwise includable in Costs of Operation under this Lease.

                  (B) COSTS OF OPERATION - EXCLUSIONS. Costs of Operation shall exclude the following:

                           (i) Costs of capital improvements, capital replacements and capital repairs (and all tools and equipment relating thereto), except to the extent specifically permitted to be included in Costs of Operation pursuant to SECTION 4.1(A)(IV).

                           (ii) Repair or  replacement  costs to the extent that
                  Landlord is reimbursed for such costs by insurance proceeds or condemnation proceeds, it being confirmed that Landlord agrees to proceed diligently and to use commercially reasonable efforts to collect available insurance proceeds under the terms of policies which Landlord is obligated to carry under this Lease and to reasonably pursue any available condemnation proceeds.

                           (iii) Costs  arising  from  Landlord's  political  or
                  charitable contributions.

                           (iv) Costs (including "lease takeover" expenses, leasing commissions, brokerage fees, legal fees, and space planning fees) incurred in connection with the leasing or proposed leasing of space in the Building and the renewal of existing leases.

                           (v) Costs (including  permit,  license and inspection
                  costs) incurred for installation of tenant improvements made for tenants or other occupants of the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building.

                           (vi) Depreciation  (other than on personal  property,
                  tools and  moveable  equipment  described  in  clause  (ii) of
                  SECTION 4.1(A) above), amortization, debt service (including fees and related charges) under mortgages encumbering the Building (including debt service, fees and costs in connection with any refinancing), reserves for capital replacements, bad debts or other purposes, or other similar charges not involving the payment of money to third parties (except as otherwise provided herein), and ground lease rental, if any, if Landlord enters into a ground lease after the Commencement Date.

                           (vii) Costs of art (not including  standard  Building
                  graphics and signs).

                           (viii) Costs and  expenses  otherwise  includable  in
                  Costs of Operation, to the extent that other tenants are required to reimburse Landlord (i.e., other than by paying a share of Costs of Operation), or to the extent Landlord is otherwise reimbursed by other sources.

                           (ix)  Costs   incurred  by   Landlord  in   providing
                  services, utilities, or other benefits to other tenants or occupants of the Building which are not offered to Tenant but which are provided to one or more other tenants or occupants of the Building without charge other than inclusion of the cost thereof in Costs of Operation, or for which Tenant is charged directly (such as in the case of electricity for Tenant's lights and outlets if such electricity is to be separately metered and paid for directly by Tenant).

                           (x)  Advertising and promotional expenses.

                           (xi) Electric  power costs or other utility costs for
                  which any tenant or occupant of the Building (if any) submeters or directly contracts with the local public utility or service company and costs associated with excess utility use by the Tenant or other tenants or occupants of the Building not to be reimbursed by Tenant or such tenants or occupants, including costs exceeding the cost of electricity in an amount equal to the amount of electricity distributed to the Premises (on a per rentable square foot basis) as of the Commencement Date, provided, however, the foregoing exclusion shall not be deemed to limit or otherwise affect any obligations of Tenant to pay the cost of utilities or services provided to the Premises in accordance with the terms of this Lease, including, without limitation, Tenant's obligation to pay the cost of utilities and services provided during other than Building Hours as set forth in ARTICLE 11.

                           (xii) Fines, penalties and interest and awards incurred solely as a result of Landlord's failure to make payments when due or due to violations of laws, rules or regulations by Landlord.

                           (xiii) The wages and benefits of any employee of Landlord or Landlord's agent who does not devote substantially all of his or her employed time to the Building, unless such wages and benefits are prorated to reflect time spent on matters related to the operation and management of the Building versus time spent on matters unrelated to the operation and management of the Building.

                           (xiv) Salaries and benefits of Landlord's or Landlord's agents' personnel above the grade of building manager and salaries and benefits of offsite management personnel in excess of the reasonable allocated salary share reflecting the actual time spent by such personnel in performing work for the Building and any overhead costs associated with the operation of any offsite management office.

                           (xv) Costs  (including  in  connection  therewith all
                  attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes with tenants or occupants of the Building (other than reasonable costs arising from claims or disputes where the tenants of the Building would benefit if Landlord prevails, including claims in connection with Landlord's efforts to enforce the Rules and Regulations, provided such claims do not result from Landlord's default under this Lease).

                           (xvi) Costs incurred in removing and storing the property of former tenants or occupants of the Building.

                           (xvii) Costs incurred in the original construction of
                  the Building or in connection with a major change in the Building, such as the addition or deletion of floors, and costs incurred to correct latent defects in the original construction of the Building or to correct latent defects in essential Building systems to the extent necessary to provide services required to be provided to Tenant under the terms of this Lease; or costs incurred in connection with the acquisition or financing of the Land and/or the Building.

                           (xviii) Rentals      with      respect     to     the
                  management/leasing office of the Building.

                           (xix) Costs to operate the Cafeteria other than Costs
                  of Operation which would be attributable to such space if such space were office space.

                           (xx) Costs incurred to cure violations of codes, laws
                  or regulations (or cure lack of compliance with codes, laws or regulations), to the extent such violations or lack of compliance exists at the Building (outside of Tenant's Premises) as of the Commencement Date.

                           (xxi) Attorneys' fees and other costs and expenses (including costs of settlement, judgment and payment in lieu thereof) incurred in connection with claims, litigations or arbitrations pertaining to Landlord and/or the Building and/or the Property, except reasonable attorneys' fees incurred by Landlord in its contest of the amount of property taxes assessed against the Property.

                           (xxii) All items and  services or other  benefits for
                  which Tenant or any other tenant in the Building reimburses Landlord (other than through operating expense pass-through provisions).

                           (xxiii) Rentals for items which if purchased,  rather
                  than rented, would constitute a capital item which is specifically excluded from Costs of Operation under this Lease.

                           (xxiv)   Costs   incurred  by  Landlord  due  to  the
                  violation   by  Landlord  or  any  tenant  of  the  terms  and
                  conditions of any lease of space in the Building.

                           (xxv) Overhead and profit  increment paid to Landlord
                  or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same materially exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.

                           (xxvi) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of Hazardous Substances in or about the Premises, the Building or the Land including Hazardous Substances in the ground water or soil, not placed in the Premises, the Building or the Land by Tenant or its agents, employees or contractors on or after the Commencement Date.

                           (xxvii)  Costs  associated  with the operation of the
                  business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including entity accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants.

                           (xxviii)  Costs  of any "tap  fees"  or any  sewer or
                  water connection fees for the benefit of any particular tenant in the Building.

                           (xxix) Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Building, including costs and expenses associated with the defense, administration, settlement, monitoring or management thereof, except such costs which arise from the placement of Hazardous Substances in the Premises, the Building or the Land by Tenant or its agents, employees or contractors on or after the Commencement Date.

                           (xxx) Any  expenses  incurred by Landlord  for use of
                  any portions of the Building to accommodate events including, but not limited to shows. promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services (such as lighting and HVAC) to such public portions of the Building in normal Building operations during standard Building hours of operation.

                           (xxxi) Any entertainment, dining or travel expenses for any purpose.

                           (xxxii) Any flowers,  gifts, balloons,  etc. provided
                  to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents.

                           (xxxiii)  Any "validated" parking for any entity.

                           (xxxiv) Any "above-standard" cleaning, including, but
                  not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping.

                           (xxxv) The cost of any magazine, newspaper, trade or other subscriptions.

                           (xxxvi) The cost of any "tenant  relations"  parties,
                  events or promotion.

                           (xxxvii) Costs of "in-house" legal and/or  accounting
                  services performed by Landlord's employees or Landlord's managing agent's employees.

                           (xxxviii)  Costs  incurred  to  provide  training  in
                  Building operations or management to employees of Landlord or Landlord's managing agent.

                           (xxxix) Any Taxes  (because  this item is  separately
                  covered by SECTION 4.1(D)).

                           (xl)  Any  costs  associated  with  ownership,   use,
                  maintenance or management of any Parking Area or any of the parking facility associated with the Building.

                           (xli) Costs of items not included in the Base Costs of Operation.

                  (c) COSTS OF OPERATION - ADJUSTMENTS. Costs of Operation shall be calculated in accordance with GAAP, consistently applied. If during any period in the Base Year or a Comparison Year the Building is not both ninety-five percent (95%) occupied and fully serviced by Landlord, the Costs of Operation which vary with occupancy for such year shall be adjusted to what they would have been if ninety-five percent (95%) of the Building had been occupied and fully serviced throughout such year, as estimated in good faith by Landlord. Further, Landlord shall not collect from Tenants of the Building more than one hundred percent (100%) of the actual Costs of Operation or Taxes incurred by Landlord during any Comparison Year. Landlord further agrees to calculate the management fee for the Building in the Base Year assuming that the Building is 95% leased, with all tenants paying rent.

                  (d)      TAXES.

                           (A)  DEFINITION.  "TAXES" means, in the Base Year and
                  in any Comparison Year, all of the following to the extent incurred by or charged to Landlord: (i) all taxes, general and special assessments, duties, charges and levies of every kind, character and description whatsoever, levied, imposed or charged upon or against the Land and the Building or any part thereof or the various estates therein or upon Landlord with respect thereto; (ii) all taxes levied, imposed or charged on real and personal property used in the operation, maintenance or management of the Building or any part thereof, (iii) all taxes levied, imposed or charged against or measured by or based upon the value of, or the rent payable by lessees and occupants of, the Building or any part thereof; (iv) all other taxes of every kind, character and description whatsoever, from time to time levied, imposed or charged in the future in lieu of or as substitute, in whole or in part, for any Taxes described in clauses (i), (ii) or (iii) or for which Landlord is liable with respect to the Building; and (v) all reasonable costs and expenses (including legal and other professional fees and interest on deferred payments) incurred by Landlord in contesting the amount, validity or applicability of any of the foregoing provided that such contest is commercially reasonable in Landlord's good faith judgment. Taxes shall not include (i) Landlord's income, franchise, gift, estate, inheritance, succession, transfer, capital stock, excise or excess-profits taxes except to the extent that any such specified types of taxes are levied in whole or partial substitution for any Taxes and (ii) penalties on any Taxes. Taxes may be paid in installments if permitted by the taxing public agency provided, however, whether by installment payments or otherwise, Landlord pays all such Taxes on or prior to the date which entitles Landlord to receive the greatest discount provided by law, and such installments shall be charged to Taxes when paid.

                           (B) METHOD OF  DETERMINATION.  If any Taxes of a type
                  described in clauses (iii) or (iv) of this SECTION 4.1(D)(A) are now or hereafter levied, imposed or charged, for purposes of this Lease, the amount of such Taxes shall be based on the assumptions that the Building is the only commercial Building owned and operated by Landlord and that the rental or other income received by Landlord from the Building is the only rental and income received by Landlord. If the Taxes for any Comparison Year are changed as a result of a protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Comparison Year, and Landlord shall deliver a revised statement of actual Taxes for the affected calendar year or years to Tenant; provided, however, that in no event shall a reduction in Taxes in any Comparison Year reduce the Taxes below the amount of Taxes for the Base Year. Landlord further agrees that Taxes will not include taxes or assessments with respect to property other than the property now comprising Parcel Identification Nos. 080279-0000-3 (the Land, the Building and Lots A-D, as defined in SECTION 25.1 below) and 081069-0000-3 (the Main Lot, as defined in SECTION 25.1 below). The 1997 tax bills for such tax parcels are attached as EXHIBIT P hereto.

                           (C) OVERPAYMENT OR UNDERPAYMENT OF TAXES. If such change reduces the Additional Charges payable by Tenant on account of Taxes for any Comparison Year to less than the Additional Charges theretofore actually paid by Tenant on account of Taxes for such Comparison Year, Tenant will receive any resulting credit due as part of the annual reconciliation of Costs of Operation and Taxes following delivery of Landlord's final statement as set forth in SECTION 4.2(D) below, with the amount of such credit bearing interest at the Agreed Rate commencing as of the 31st day following delivery of such final statement to the extent such credit has not then been paid to or otherwise provided to Tenant. If any change increases the Additional Charges payable by Tenant on account of Taxes for any Comparison Year to more than the Additional Charges theretofore actually paid by Tenant on account of

                  Taxes for such Comparison Year, Tenant shall pay to Landlord the amount of any such increase due as part of the annual reconciliation of Costs of Operation and Taxes following delivery of Landlord's final statement as set forth in SECTION 4.2(D) below, with the amount of such payment bearing interest at the Agreed Rate commencing as of the 31st day following delivery of such final statement to the extent such payment has not been made by such time. Nothing herein shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation, but Landlord will consider in good faith any reasonable request by Tenant to contest taxes and further agrees to act as a prudent landlord would reasonably act in deciding whether property taxes should be appealed or contested.

         4.2      ADJUSTMENT OF RENTS.

         (a) COSTS OF OPERATION. If, for any Comparison Year, Tenant's Share of Costs of Operation exceeds the product of Base Costs of Operation multiplied by the Rentable Area of the Premises, Tenant shall pay the excess to Landlord as Additional Charges. Notwithstanding the foregoing, should Cushman no longer manage the Building on the last day of the applicable Comparison Year, then the Costs of Operation payable by Tenant pursuant to the foregoing sentence for such Comparison Year and each Comparison Year thereafter shall not increase by more than four percent (4%) over the Costs of Operation payable by Tenant pursuant to the foregoing sentence for the immediately preceding Comparison Year.

         (b) TAXES. If, for any Comparison Year, Tenant's Share of Taxes exceeds the product of Base Taxes multiplied by the Rentable Area of the Premises, Tenant shall pay the excess to Landlord as Additional Charges. Notwithstanding the foregoing, should Cushman no longer manage the Building on the last day of the applicable Comparison Year, then the Taxes payable by Tenant pursuant to the foregoing sentence for such Comparison Year and each Comparison Year thereafter shall not increase by more than four percent (4%) over the Taxes payable by Tenant pursuant to the foregoing sentence for the immediately preceding Comparison Year.

         (c) MANNER OF PAYMENT; LANDLORD'S ESTIMATES. Tenant shall pay Additional Charges pursuant to SECTIONS 4.2(A) and (B) in the following manner:

                           (i) Prior to the commencement of each Comparison Year during the Lease Term, or as soon after such commencement as reasonably possible, Landlord shall furnish to Tenant statements showing Landlord's reasonable estimates of the Costs of Operation and Taxes for such Comparison Year, and the amount of any Additional Charges payable by Tenant based on such estimates. Such estimates shall be subject to the limitations set forth in SECTIONS 4.2(A) and 4.2(B) above.

                           (ii) On or before the first day of each calendar month of each Comparison Year, Tenant shall pay Landlord one-twelfth (1/12) of the amount of the estimated Additional Charges due from Tenant for such Comparison Year for the Costs of Operation and Taxes, as shown by the statement furnished by Landlord, PROVIDED, HOWEVER, that (a) the Additional Charges payable by Tenant for any partial Comparison Year shall be prorated based on a 365-day year and the actual number of days in such partial Comparison Year, and (b) on the first day of each calendar month during such partial Comparison Year, Tenant shall pay to Landlord a sum equal to the total estimated Additional Charges due from Tenant for that partial Comparison Year (prorated as described above) divided by the number of calendar months in that partial Comparison Year (counting any fractional calendar month as a partial month).

                           (iii) If Landlord's statement is furnished after January 1 of a Comparison Year, then until such statement is received, Tenant shall continue to pay estimated Additional Charges based on Landlord's most recent statement or based on the final statement for the prior calendar year if a final statement has been issued. On or before the first day of the first calendar month following Tenant's receipt of Landlord's statement, in addition to the monthly installment of estimated Additional Charges for the Comparison Year due on that date, Tenant shall pay the difference between the estimated Additional Charges for the period that has already elapsed in that Comparison Year, as set forth in Landlord's statement, and the estimated Additional Charges already paid by Tenant for such period.

         (d) FINAL STATEMENT. Following the end of each Comparison Year, Landlord shall furnish to Tenant a final statement of actual Costs of Operation and Taxes for that Comparison Year, certified by a certified public accountant retained by Landlord's managing agent. Landlord will also instruct its managing agent to promptly provide to Tenant copies of current property tax bills for the Property as they become available and, if for any reason such delivery is not made by the managing agent, Landlord will promptly deliver copies of tax bills to Tenant upon request. Landlord will endeavor to deliver a final statement to Tenant within 90 days following the end of any Comparison Year during the Lease Term. Within 30 days of presentation of the final statement for any Comparison Year, Tenant shall pay Landlord, as Additional Charges, any amount due for Tenant's Share of Taxes and Costs of Operation for such Comparison Year, subject to the limitations enumerated in SECTIONS 4.2(a) and 4.2(b) above. Any credit due Tenant for overpayment of Tenant's Share of Taxes and Costs of Operation shall bear interest, at an annual rate equal to the Agreed Rate from the date which is 30 days following the date it is finally determined and agreed by Landlord and Tenant that such credit is due until the date credited to Tenant, and such amount (including interest, accrued as referenced above) shall be credited against the monthly installments of Rents next coming due (except that Landlord shall refund to Tenant the amount of any such credit for the final Comparison Year in the Lease Term to the extent that no amounts are then owing by Tenant hereunder). Notwithstanding the foregoing, if Landlord fails to pay to Tenant any credit or refund due under this SECTION 4.2 within thirty (30) days after presentation of the statement for the Comparison Year, Tenant may deduct or set-off said amount and accrued interest, if any, from the following Basic Rent, Additional Rent or any other payment due from Tenant to Landlord. Tenant shall have 12 months after presentation of Landlord's statement of actual Taxes and Costs of Operation within which to object in writing to the accuracy of the statement in accordance with the terms of SECTION 4(e) below; unless Tenant so objects within said 12-month period, Landlord's statement shall be conclusive and binding on both parties subject to the terms of SECTION 4.2(F). Objection by Tenant shall not excuse or abate Tenant's obligation to make the payments required by this SECTION 4.2 pending resolution of Tenant's objection.

         (e)      EXAMINATION RIGHT.

                           (i) Within 12 months after presentation of Landlord's final statement of Costs of Operation and Taxes for any Comparison
         Year, Tenant shall have the right to examine, or to have its duly authorized agent ("TENANT'S REPRESENTATIVE") examine, those of Landlord's books, accounts and records that support and verify actual Costs of Operation and Taxes for that Comparison Year ("RECORDS"), in order to determine the accuracy thereof. Tenant's right to object to the calculation of Costs of Operation and Taxes for the Base Year must be completed by the expiration of 24 months following delivery of a final statement setting forth Costs of Operation and Taxes for the Base Year. In making such examination, Tenant and its agents and representatives will be bound by the confidentiality requirements set forth in SECTION 4.4 below. Upon execution of such a confidentiality agreement by Tenant and Tenant's Representative as referenced in
         SECTION 4.4, Landlord shall provide Tenant with copies, at Tenant's expense, of such Records as Tenant or Tenant's Representative request. In connection with the examination of Records for any Comparison Year, Tenant may review Records for the Base Year and/or any prior Comparison Years if and to the extent such review is necessary to conduct an examination of the Comparison Year in question, provided, however, Tenant shall not be entitled to any adjustment or recharacterization of Base Year Costs of Operation or Taxes or any adjustment or recharacterization of costs within any prior Comparison Year resulting from any review of Base Year Records after the permitted time for examination of Base Year Records, as set forth above in this SECTION 4.2(e)(I).

                           (ii) If Tenant commences such an examination within such period, Tenant shall have the right to object to the accuracy of Landlord's final statement by submitting a detailed written statement of such objections to Landlord no later than 60 days after the completion of the examination of the Records. Landlord and Tenant shall attempt in good faith to resolve any such objection. If the objection cannot be resolved by mutual agreement within 30 days after the delivery of Tenant's written statement setting forth its objection, then a CPA mutually acceptable to Landlord and Tenant (or if the parties hereto cannot agree upon a CPA, then the parties shall apply to the local professional association of CPA's in Duval County, Florida and request such association to select a CPA with at least ten (10) years of experience to so serve) (the "ARBITER") shall examine the actual Costs of Operation and/or Taxes for the Comparison Year covered by Landlord's statement (which examination shall be limited to the items in dispute and a review of the written statements delivered by the parties under the terms of this Lease), and the Arbiter's findings shall be conclusive and binding upon Landlord and Tenant. If and to the extent a dispute exists regarding the proper amount of Costs of Operation due to a disagreement on the amount of costs which would be incurred to provide services to space used for normal office purposes in the Building, the Arbiter shall retain the services of a qualified, reputable and experienced engineer or other appropriate expert given the subject matter of the dispute to provide advice which enables the Arbiter to make an informed decision regarding Costs of Operation. The costs of retaining such engineer or other appropriate expert given the subject matter of the dispute shall be deemed included within the costs of the Arbiter for purposes of determining whether Landlord or Tenant pays such costs, as set forth in SECTION 4(e)(III).

                           (iii) If the total amount of Tenant's Share of Costs of Operation and Taxes for the Building, as reflected in Landlord's final statement, exceed the actual total amount of Tenant's Share of Costs of Operation and Taxes for the Building during such year by $25,000 or more, then Landlord shall pay the Arbiter's fees and costs. Otherwise, Tenant shall pay the Arbiter's fees and costs. Landlord and Tenant shall each pay their own attorneys', accountants' and consultants' fees and other costs incurred by such party in connection with any review of the Building's Books and Records regardless of whether any errors are found. If the Costs of Operation or Taxes, as determined by the Arbiter, differ from the amount indicated in Landlord's statement, Tenant shall pay Landlord any Additional Charges owing on account of an increase in Costs of Operation or Taxes, while Tenant shall receive a credit against Rents (or, for the final Comparison Year in the Lease Term, a refund) for any overpayment of Additional Charges resulting from a reduction of Costs of Operation or Taxes. The amount of such credit or refund shall include interest, at the Agreed Rate, which shall accrue from the date which is 30 days following the date it is finally determined and agreed upon by Landlord and Tenant that such credit is due until the date credited or refunded to Tenant.

         (f) DELAY. Delay in rendering a statement of actual Costs of Operation or Taxes shall not prejudice Landlord's right to thereafter render such statement, nor shall the rendering of any statement of actual Costs of Operation or Taxes prejudice Landlord's right to thereafter render a corrected statement, provided, however, Landlord may not submit a statement to Tenant demanding increased Additional Rent representing increased Costs of Operation if more than six (6) months have elapsed since the end of the calendar year in which the increased Costs of Operation were paid or incurred. Such a statement from Landlord shall be treated as a new final statement for the applicable period as to the subject matter of the statement, and Tenant shall have the right to audit Tenant's corrected or supplemental statement within the same time periods provided for delivery of a regular statement of Costs of Operation or Taxes, but such audit may only be conducted with respect to the item or items changed, added or supplemented in the corrected statement (as compared with the original statement for such period), and no audit may be conducted with respect to any other item or issue.

         4.3 COSTS OF OPERATING CAFETERIA. Except as included in the Costs of Operation pursuant to ARTICLE 4 hereof, Tenant shall be responsible for paying for the costs of operating the Cafeteria, either by paying such costs directly to the person or entity supplying the service or as a reimbursement to the

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Landlord for its actual and  reasonable  out-of-pocket  expense for such service requested by Tenant.

         4.4 EXAMINATION OF BOOKS AND RECORDS. In connection with any examination by Tenant permitted by Landlord of the books and records pertaining to the Building, Tenant agrees to treat, and to cause its representatives performing the examination to treat, all information as confidential, and not to disclose such information or the circumstances and details pertaining to such examination except in connection with Tenant's examination pursuant to this
ARTICLE 4 or in  connection  with a lawsuit  regarding  the  provisions  of this
ARTICLE 4 or as otherwise required by law; and Tenant will confirm and cause its representatives performing the examination to confirm such agreement in a separate written agreement reasonably acceptable to both parties, if requested by Landlord. Nothing in this SECTION 4.4 shall prohibit Tenant from making such disclosures of such information as may be required by law or to its accountants, attorneys, and other representatives to the extent necessary to advise Tenant with respect to its rights under this Lease.

         4.5 PERSONAL PROPERTY TAXES. Tenant agrees to pay all ad valorem personal property taxes relating to its personal property located in the Premises or the Building or on the Land before the same become delinquent.

                           ARTICLE 5. SECURITY DEPOSIT

         5.1 SECURITY DEPOSIT. No security deposit shall be paid or required of Tenant.

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

                     ARTICLE 6. USE AND COMPLIANCE WITH LAW

         6.1 PERMITTED USE. Tenant may use the Premises for any legal use in accordance with the current Community Commercial General-1 zoning of the Land and Building, including, without limitation, (a) general office purposes and all uses incidental thereto, including, but not limited to, vending areas, coffee rooms, full-service cafeterias (including the Cafeteria), kitchen facilities and pantries, (b) general executive and administrative offices and all uses incidental thereto, (c) retail space (provided that such retail space shall be limited to the First Floor of the Building and the area occupied by the Cafeteria) and (d) medical offices and all uses necessary for providing medical services (provided that any Retail Medical Uses (as defined in SECTION 19.5(h) hereof) shall be limited to the First Floor of the Building) ("PERMITTED USE"). Notwithstanding anything else contained herein, Tenant is permitted to sell food, beverages and related items on a retail basis in the Cafeteria to its employees and, if Tenant so desires, to any third parties (such as other tenants in the Building and their employees, agents, invitees and guests and the Landlord). Such use shall be contained in the definition of "Permitted Use." Landlord covenants that throughout the Term, Landlord shall not voluntarily permit or allow any revocation or amendment of any certificate of occupancy (or other required permit or license) for the Building or the Premises, if any such revocation or amendment would prohibit or interfere with Tenant's Permitted Use. Tenant shall obtain, maintain and comply with the terms and conditions of all licenses and permits required by law for the uses permitted hereunder. Subject to Tenant's compliance with the terms of this Lease, Tenant shall have access to the Building and the Parking Area 24 hours per day, 7 days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

         6.2 PROHIBITED USES. Without limiting the generality of SECTION 6.1 Tenant shall not at any time use or occupy or allow any person to use or occupy the Premises or the Common Area or do or permit anything to be done or kept in the Premises or the Common Area in any manner which: (a) violates in any material respect the terms of the covenants, conditions and restrictions applicable to the Building and any certificate of occupancy in force for the Premises the Building or any part thereof (provided that Tenant has been reasonably notified of such requirements or conditions and provided further that Landlord will not consent to the imposition of any requirements or conditions which materially affect Tenant's rights or obligations under this Lease except to the extent such consent is expressly required by contract or law); (b) causes or is likely to cause material damage to the Building or any part thereof or any equipment, facilities or other systems therein; (c) constitutes a violation of law; (d) violates a requirement or condition of the standard fire insurance policy issued for office buildings in the City of Jacksonville; (e) materially impairs the proper maintenance, operation or repair of the Building or any part thereof; (f) constitutes an unreasonable nuisance, to other tenants or occupants of the Building or (g) unreasonably interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof or elsewhere in the Building.

         6.3 COMPLIANCE BY TENANT. Tenant shall promptly forward to Landlord any notice it receives of the violation of any law involving the Premises or its use and occupancy by Tenant. Tenant shall, at Tenant's expense, comply with all present and future laws and requirements that impose any obligation, order or duty on Landlord (if Landlord has notified Tenant of same) or Tenant in respect of the Premises (excluding portions of the Building outside of Tenant's Premises except to the extent a Trigger Event (defined below) triggers a compliance requirement outside of Tenant's Premises), or any Fixtures, equipment or other property contained therein, provided, however, Tenant shall not be obligated to perform the obligations of Landlord set forth in SECTION 6.4 below. Tenant shall also be responsible for the cost of compliance with all laws and requirements that impose any obligation, order or duty on Landlord or Tenant in respect of the Land or the Building, to the extent specifically arising from or related to:
(a) Tenant's particular use of the Premises (other than normal office uses); (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property outside those of normal office use; (c) the performance of any Alterations or the installation of Tenant Supplemental Systems to the extent involving non-standard improvements (i.e., vaults, kitchens, raised floors or internal stairways) or other installations or improvements for other than normal office use; or (d) a breach of any of Tenant's obligations hereunder (each of the events and circumstances referenced in clauses (a), (b), (c) and (d) above being referred to herein as a "TRIGGER EVENT"); and Tenant shall pay all costs, expenses, fines, penalties and damages imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall also be responsible for the removal or remediation of any and all asbestos containing materials if the direct cause of such removal or remediation is the construction activities of the Tenant. Where Tenant's compliance as required by this Section necessitates actions by Tenant for which this Lease requires Landlord's consent, Tenant shall obtain such consent before taking such actions, and Landlord's consent will not be unreasonably withheld, conditioned or delayed.

         6.4 COMPLIANCE BY LANDLORD. Landlord, as part of Costs of Operation subject to the terms and exclusions set forth in ARTICLE 4, shall comply with all present and future laws and requirements that impose any obligation, order or duty with respect to the structural elements (i.e., roof, slab, beams, skin and load-bearing walls) of the Building or to the Building systems (i.e., HVAC, plumbing, electrical, water and fire-life-safety systems) other than Tenant Supplemental Systems (which shall be the sole responsibility of Tenant). Landlord shall also, as part of Costs of Operation subject to the terms and exclusions of ARTICLE 4, comply with all present and future laws and requirements that impose any obligation order, or duty with respect to the Common Area and other portions of the Land and the Building outside of the Premises, except to the extent such compliance obligation results from a Trigger Event. In addition, except to the extent the requirement results from a Trigger Event, Landlord will be responsible for making all alterations and repairs to the Building at its cost, which cost shall not be included as part of Costs of Operation, which are (i) located outside of the Premises and are required in order to comply with the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 ET SEQ., as amended (the "ADA") as it is interpreted and enforced as of the date of execution and delivery hereof, and (ii) required to remove or remediate any asbestos containing materials discovered at any time to have existed in the Premises or Building as of the Commencement Date (and not brought into the Premises by Tenant or its agents, employees or contractors), but only to the extent such removal or remediation is required by applicable laws, rules or regulations. Notwithstanding clause (ii) of the previous sentence, Landlord shall not be responsible for the removal or remediation of any asbestos containing materials if the direct cause of such removal or remediation is the construction activities of the Tenant. Notwithstanding anything contained in this SECTION 6.4, Landlord shall have the right at its expense to contest, by appropriate legal proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any laws or requirements with which Landlord is obligated to comply by the terms of this SECTION 6.4, and, so long as such proceeding is being contested in good faith and with due diligence and deferral of compliance does not subject Tenant to criminal prosecution or result in unsafe conditions, Landlord may defer compliance pending the outcome of such contest.

         6.5 RULES AND REGULATIONS. Tenant shall observe and comply with the Rules and Regulations set forth in EXHIBIT B and any reasonable, nondiscriminatory amendments and additions thereto that Landlord adopts from time to time (provided a copy has been delivered to Tenant and the contents thereof are accepted by Tenant, which approval shall not be unreasonably withheld), including such reasonable and nondiscriminatory rules and regulations as may be in effect from time to time relating to construction or other improvement work at the Building (collectively, the "RULES AND REGULATIONS"). Landlord agrees to enforce the Rules and Regulations in a nondiscriminatory manner and further agrees not to enact new Rules and Regulations for the Building which unreasonably interfere with Tenant's access to or use of the Premises or the Parking Area for its business purposes under the terms of this Lease.

         6.6 NONDISCRIMINATION. Each of Landlord and Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination or segregation of any person or group of persons on account of race, color, creed, sex, religion, sexual orientation, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant or Landlord itself, or any person claiming under or through Tenant or Landlord, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of sublessees or vendees in the Premises.

         6.7      PERMITTED COMMUNICATION EQUIPMENT.

                  (a) RIGHT TO INSTALL AND MAINTAIN COMMUNICATION EQUIPMENT. During the Lease Term, Tenant may install and maintain on the roof of the Building one or more satellite dishes, antennae, microwave dishes or other telecommunication equipment as necessary for Tenant's communication and data transmission network, including any cabling or wiring necessary to connect the Communication Equipment to the Premises (collectively, "COMMUNICATION EQUIPMENT"), subject to the terms of this
         SECTION 6.7 and in accordance with the terms of ARTICLE 8 (to the extent applicable to the work to be performed with respect to the Communication Equipment). Landlord acknowledges that Tenant may maintain, without further approval of Landlord, any Communication
         Equipment existing on the Commencement Date. If Tenant wishes to install any Communication Equipment after the Commencement Date, Tenant shall first notify Landlord in writing, which notice shall fully describe the Communication Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. If Landlord determines in its good faith and nonarbitrary discretion that the Building can structurally accommodate the Communication Equipment and that the installation, operation and maintenance of the Communication Equipment will not interfere with other equipment or business operations at the Building (subject to the terms of SECTION 6.7(D) below) or emergency access on the roof, if any, Tenant may, at its sole cost and expense, install the Communication Equipment subject to the terms hereof. Landlord also reserves the right to restrict the number and size of dishes, antennae and other Communication Equipment installed on the roof of the Building to the extent Tenant's Communication Equipment would utilize more than its proportionate share of the rooftop space which, Landlord determines in its sole and absolute discretion, exercised in a good faith, reasonable and nonarbitrary manner, is available for the installation of Communication Equipment. Landlord further confirms that in determining the amount of rooftop space that is available for installation of Communications Equipment, Landlord will consider all factors relevant to the ownership and operation of the Building, including, without limitation, structural capacity, fire and life safety requirements, applicable laws, rules and regulations and emergency access needs. Landlord shall not have the right to charge Tenant any fees, additional rent or other charges in connection with the rights granted Tenant under this SECTION 6.7.

                  (b) TENANT'S RESPONSIBILITY FOR COMMUNICATION EQUIPMENT. Tenant will be solely responsible, at Tenant's sole expense, for the installation, maintenance, repair and removal of the Communication Equipment, and Tenant shall at all times maintain the Communication Equipment in good condition and repair. Tenant shall also maintain insurance on the Communication Equipment to the extent required by
         SECTION 7.1 hereof.

                  (c) CONDITIONS OF INSTALLATION. Tenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Communication Equipment at the Building

         (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Communication
         Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations. The installation, operation and maintenance of the Communication Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building. Tenant may install cabling and wiring through the Building interior conduits and risers of the Building in order to connect Communication Equipment with the Premises provided that Tenant obtains Landlord's prior written approval therefor, which approval shall not be unreasonably withheld, conditioned or delayed.

                  (d) NONEXCLUSIVE RIGHT. Tenant's right to install and maintain Communication Equipment is nonexclusive and revocable as set forth herein. Tenant acknowledges and agrees that its right to install Communication Equipment is subject and subordinate to all then existing uses of the rooftop of the Building, which Tenant may, at its election, review and investigate. Landlord and Tenant acknowledge and agree that the United States of America, Department of the Navy and AAA Enterprises Trust have leases or permits to use rooftop space on the Building (and related space on the 22nd floor of the Building) for antennas and related uses. Landlord further agrees that from and after the date of this Lease it will not grant to others rights to install rooftop equipment which will interfere with the Communication Equipment which has been installed by Tenant, so long as Tenant's Communication Equipment is consistent with that which is customarily installed and operated at Comparable Buildings. If Tenant's Communication Equipment is not customary, Landlord may grant competing rights to other tenants or occupants (not exceeding rights which are customary in Comparable Buildings) and Tenant shall be responsible at its sole cost for removing its Communication Equipment or reducing or eliminating interference with such other tenant's equipment. If a future tenant's Communication Equipment interferes with the customary and typical Communication Equipment of Tenant, Landlord will require relocation or removal of such other tenant's equipment so as to minimize interference with Tenant's Communication Equipment. Landlord reserves the right to require relocation of Tenant's Communication Equipment at any time at its election at Landlord's cost (but not more frequently than twice per year) so long as Tenant is able to continue operating its Communication Equipment in substantially the same manner as it was operated prior to its relocation. In connection with any relocation of Tenant's Communication Equipment at the request of or required by Landlord, Landlord shall provide Tenant with at least 30 days' prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will minimize interference with the normal operation of Tenant's Communication Equipment. In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant's Communication Equipment to a location that will permit its normal operation for Tenant's business operations.

                  (e) COSTS AND EXPENSES. If Tenant fails to comply with the terms of this SECTION 6 within 30 days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements. In such event, Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this SECTION 6.7, including interest on all such amounts incurred at the Agreed Rate, accruing from the date which is 30 days after the date of Landlord's demand until the date paid in full by Tenant, with all such amounts being Additional Charges under this Lease.

                  (f) INDEMNIFICATION; REMOVAL. Tenant agrees to indemnify Landlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys' fees, arising out of the installation, operation, maintenance, repair, relocation or removal of the Communication Equipment, except to the extent any such liability, expense, loss or damage results from the negligence or intentional misconduct of Landlord or its agents, partners, officers, directors, employees, contractors or representatives. At the expiration or earlier termination of the Lease, Tenant may and, upon request by Landlord, shall remove all of the Communication Equipment, including any wiring or cabling relating thereto, at Tenant's sole cost and expense and will repair at Tenant's cost any damage resulting from such removal. If Landlord does not require such removal, any Communication Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

                  (g) ROOF ACCESS; RULES AND REGULATIONS. Subject to compliance with Landlord's reasonable and nondiscriminatory rules and regulations regarding access to the roof and receipt of Landlord's prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building to exercise its rights and perform its obligations under this SECTION 6.7. Tenant acknowledges that it may install Communication Equipment at the
         Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Tenant, or an assignee or subtenant of Tenant permitted by the terms of this Lease, provided, however, no assignee or Tenant will be entitled to any rights that differ for those set forth in this SECTION
         6.7. Tenant acknowledges that Landlord has made no representation or warranty to Tenant's ability to operate Communication Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant's Communication Equipment.

         6.8 COMMON AREA. Tenant may, if it so desires, continue to hang its artwork in the Common Area. Any insurance for Tenant's artwork hung in the Common Area shall be the sole responsibility of Tenant. Landlord agrees that it has no rights in such artwork. Additionally, from time to time, Tenant may utilize the Common Area (including, but not limited to, the lobby of the Building, the second floor area leading to the Cafeteria and the 8th floor balcony and the outdoor terrace facing the St. John's River) for special events (such as employment fairs, recognition programs, VIP visits, and customer visits). In connection with such utilization, Tenant shall maintain the insurance required by SECTION 7.2 hereof. Tenant may hang banners or decorate such space in order to publicize such events. Furthermore, Tenant may place its employee newsletters in the main lobby of the Building.

         6.9 LOCKED AREAS. Tenant may during the Lease Term have certain locked areas in the Premises which can only be accessed by Tenant.

                              ARTICLE 7. INSURANCE

         7.1 PROPERTY INSURANCE. During the Lease Term, Landlord shall maintain standard "All Risk" property insurance, subject to deductibles selected by Landlord in its reasonable discretion and subject to Tenant's approval in its reasonable discretion, and covering the Building and Fixtures (as defined in SECTION 9.1) (excluding Tenant's Communication Equipment and other property and fixtures that Tenants and occupants are required to insure), in the full amount of replacement cost (without deducting depreciation). During the Lease Term, Tenant shall maintain, at Tenant's expense, "All Risk" property insurance, subject to deductibles selected by Tenant in its reasonable discretion, insuring Tenant's Communication Equipment and Tenant's Property (as defined in SECTION 9.2), all in the amount of their full replacement cost. If Tenant installs any Tenant Supplemental Systems or any boiler, pressure object, supplemental air conditioning or other mechanical equipment is installed within the Premises by Tenant, Tenant shall also obtain and maintain, at its expense, boiler and machinery insurance covering such equipment. Landlord shall also have the right to maintain during the Lease Term, rent loss insurance in an amount sufficient to recover the total estimated gross receipts from all sources of income for the Building and the Land.

         7.2 LIABILITY INSURANCE. Tenant, at its expense, shall maintain throughout the Lease Term and during any period of construction of Alterations or the performance of other work at the Building by Tenant or its agents, contractors or employees, commercial general liability insurance, including blanket contractual liability, products and completed operations coverage with respect to the Premises, the Building and the Land, their use and occupancy by Tenant, its employees, invitees or agents and the conduct or operation of Tenant's business therein, with combined single-limit coverage for bodily injury and property damage of not less than Three Million Dollars ($3,000,000.00). In addition, Tenant shall at all times carry workers' compensation insurance in amounts required by law and employer's liability insurance with coverage of at least One Million Dollars ($1,000,000.00) with respect to all employees performing work at the Premises. With respect to the Building and Land, Landlord will also carry (i) commercial general liability insurance with limits of not less than Six Million Dollars ($6,000,000.00) combined single-limit for bodily injury and property damage liability (including a contractual liability endorsement and personal injury liability coverage); (ii) host liquor liability coverage when appropriate and (iii) workers' compensation insurance in amounts required by law. Without limiting the generality of the foregoing terms of this
SECTION 7.2, Tenant further agrees to maintain adequate liability insurance to cover (i) the use of the fire stairs by Tenant and its employees and invitees, as permitted under the terms of this Lease; (ii) Tenant's use of the risers or rooftop of the Building, if applicable; (iii) the use of the Cafeteria by Tenant's agents and/or employees; and (iv) use of the Communication Equipment, and (v) use of Common Area in accordance with SECTION 6.8, if applicable.

         7.3 WAIVER OF SUBROGATION. Tenant and Landlord each shall secure an appropriate clause in, or an endorsement upon, each insurance policy required by
ARTICLE 7, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. Without limiting the generality of the foregoing, Tenant agrees to obtain a waiver of subrogation with respect to its worker's compensation and employer's liability policies, and specifically agrees to release Landlord and its agents and employees from claims covered by such policies. On Tenant's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Landlord, Landlord's managing agent, if any, Landlord's Affiliates (as defined in SECTION 26.8(b)) and its and their officers and employees. Tenant releases the above-named persons with respect to any claim (including a claim for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring before the end of the Lease Term to the extent such claim is covered by any insurance policy or self-insurance required of such party under ARTICLE 7. On Landlord's policies, the waiver of subrogation or permission for waiver of any claim shall extend to Tenant, any Prudential Entities occupying any portion of the Premises (and of which Landlord has notice) and its and their officers and employees. Landlord releases the above-named persons with respect to any claim (including a claim for negligence) which it might otherwise have against them for injury, loss, damage or destruction occurring before the end of the Lease Term to the extent such claim is covered by any insurance policy or self-insurance required of such party under ARTICLE 7.

         7.4 POLICY REQUIREMENTS. Landlord, Landlord's managing agent, if any, Landlord's Affiliates and its and their officers and employees, and each mortgagee whose name and address shall have been furnished to Tenant shall be designated as additional insured parties on each general liability insurance policy required to be carried by Tenant under this Article. Tenant shall be designated as an additional insured party on Landlord's general liability insurance policy required to be carried by Landlord under this Article. Tenant shall deliver to Landlord certificates of insurance for the insurance coverage required by this Article, in form satisfactory to Landlord, issued by the insurance company or its authorized agent (each a "CERTIFICATE"), at least 20 days before the Commencement Date and prior to the commencement of any work at the Building by Tenant or its agents, employees or contractors. Tenant and Landlord shall procure and pay for renewals of such insurance from time to time before expiration and deliver to the other party a renewal Certificate at least 30 days before the expiration of any existing policy. All policies required to be carried by Tenant and/or Landlord hereunder shall be issued by companies of

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recognized  responsibility,  maintaining  a rating of A-VIII or better in Best's
Insurance Reports - Property - Casualty (or an equivalent rating on any successor index adopted by Best's), and licensed to do business in Florida. All such policies to be maintained by Tenant and Landlord shall provide that they cannot be cancelled or materially modified unless the other party and each mortgagee named as an additional insured party are given at least 30 days prior written notice of such cancellation or modification. Landlord shall deliver to Tenant certificates of insurance for the insurance coverage required by this Lease, in a form satisfactory to Tenant, issued by an insurance company or its authorized agent. Insurance policies required to be carried under this Lease may be carried through the use of "blanket" policies.

         7.5 RIGHT TO SELF-INSURE. Tenant may elect to assume, insure or maintain a plan of self-insurance for all or any part of the insurance required to be carried by Tenant under this Lease, so long as Tenant has and continues to have a net worth equal to or greater than One Hundred Million Dollars ($100,000,000.00) and so long as Tenant delivers to the Landlord (i) a certificate (and, upon request, evidence) that Tenant has the required net worth, and (ii) a certificate stating that Tenant is the insurer for all purposes under this Lease for the particular risk. If Tenant so assumes, insures or maintains any such plan of self-insurance, no such self-insurance shall diminish the rights and privileges to which the Landlord is otherwise entitled under the terms of this Lease when there is a third-party insurer, including, without limitation, any release from liability as set forth in this Lease. If the Tenant ceases to maintain a plan of self-insurance with respect to any risk for which the Lease requires insurance or if the Tenant fails to meet the net worth requirements set forth above, the Tenant shall give notice thereof to the Landlord and shall immediately comply with the provisions of this Lease relating to the policies of insurance required. In addition, if the Tenant elects to self-insure, the Tenant in its capacity as insurer shall be treated in the same manner as an independent third-party insurer would be treated, and shall not be entitled to the benefit of any waivers or limitations applicable to such party in its capacity as a party under this Lease. In addition to the voluntary self-insurance allowed above, Tenant and Landlord shall be deemed to have self insured the deductible amount under any policy of insurance required to be caused by such party under the terms of this Lease, without the obligation or the condition of delivery of a certificate to the other party or maintaining any net worth. In the event of any loss as to which such deductible applies, the applicable party shall be deemed to have received insurance proceeds in the amount of such deductible.

         7.6 OBLIGATION TO SEEK PROCEEDS. Landlord and Tenant shall each use commercially reasonable efforts to secure and obtain the proceeds of any insurance it is required to maintain under this Lease. In any circumstance under this Lease in which it is stated that one party shall be responsible or liable for damage caused by the other party's negligence or other acts or obligated to make alterations or repairs due to such other party's negligence or other acts, Landlord shall make available to such other party any available insurance proceeds for application against the costs of such repairs and other corrective work required. Nothing in any section of this Lease which provides that a party is responsible for a matter resulting from its negligence or other actions shall limit the waiver of subrogation provided for in SECTION 7.3.

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

                             ARTICLE 8. ALTERATIONS

         8.1 CONDITIONS. Tenant shall not make or perform any alterations, installations, improvements, additions or other physical changes in and to the Premises ("ALTERATIONS") without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. All Alterations shall be performed at Tenant's sole cost and expense. Provided that each of the following terms and conditions are satisfied, Landlord will not unreasonably withhold, delay or condition its consent to the Alterations proposed by Tenant:

         (a) the Alterations do not affect the outside appearance of the Building and are not visible from the outside of the Building;

         (b) the Alterations are nonstructural and do not impair the strength or structural integrity of the Building;

         (c) the Alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises;

         (d) the Alterations do not affect the proper functioning of the mechanical, electrical, HVAC or other systems of the Building, or materially increase the usage of such systems by Tenant in a manner that is inconsistent with the other terms of this Lease; and

         (e)      before  proceeding  with any  Alteration  which  requires  the
                  Landlord's  consent,  Tenant  shall  submit to  Landlord,  for
                  Landlord's reasonable approval, plans and specifications therefor, and Tenant shall not proceed with the Alteration unless and until it obtains Landlord's prior written approval, which consent will not be unreasonably withheld, delayed or conditioned.

         Notwithstanding anything else contained herein, it shall be deemed unreasonable for the Landlord to withhold, delay or condition approval of any plans and specifications submitted by Tenant to Landlord if such plans and specifications request changes which are comparable to Alterations already in place in another comparable portion of the Building.

         Tenant shall fully and promptly comply with the Rules and Regulations then in force with respect to construction at the Building. Such Rules and Regulations shall not be unreasonable or enforced on a discriminatory basis. Any bid obtained by Tenant, and the contractor making the bid, shall satisfy the criteria specified in SECTION 8.2. If Tenant shall be required to submit any Tenant's plans for approval, Landlord shall either approve the same or reject the same (which rejection shall be accompanied by a reasonably detailed statement of Landlord's objections thereto) within seven (7) business days following receipt of same; and if Landlord shall fail to notify Tenant of Landlord's rejection of such Tenant's plans (and furnish Tenant with a reasonably detailed statement of Landlord's objections thereto) within such time period, Landlord shall be deemed to have granted its approval. If Tenant shall

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

submit any revised Tenant's plans for approval, Landlord shall either approve the same or reject the same (which rejection shall be accompanied by a reasonably detailed statement of Landlord's objections thereto) within four (4) business days following receipt of same; and if Landlord shall fail to notify Tenant of Landlord's rejection of such revised Tenant's plan (and furnish Tenant with a reasonably detailed statement of Landlord's objections thereto) within such time period, Landlord shall be deemed to have granted its approval. The foregoing procedure shall be implemented repeatedly until Landlord gives its written approval to Tenant's plans. Tenant agrees that the review and approval by Landlord of Tenant's plans and specifications for Alterations are solely for Landlord's benefit. Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, as to the safety, adequacy, correctness, efficiency or compliance with laws of the plans and specifications, the Alterations or their design, or any other matter regarding the Alterations and Landlord shall have no liability with respect thereto. Notwithstanding anything to the contrary herein, Landlord's consent shall not be required for any Alteration meeting the criteria set forth in clauses (a), (b), (c) or (d) of this SECTION 8.1 above or for any repainting, recarpeting or other cosmetic changes or upgrades to the Premises, so long as the aggregate cost of such work is less than One Hundred Thousand Dollars ($100,000.00) per floor of the Tenant's Premises. Further, the terms of this
SECTION 8.1 shall not be applicable to installation or removal of Signage, which is to be performed in accordance with ARTICLE 27, or the installation or removal of Communication Equipment, which is to be performed in accordance with SECTION
6.7. The terms of this ARTICLE 8 shall otherwise apply to Tenant's Signage and Communication Equipment.

         8.2 PERFORMANCE. Tenant shall obtain at its sole expense all necessary governmental permits and certificates for the commencement and performance of Alterations and for final approval of the Alterations upon completion. Tenant shall retain, at its sole expense reputable contractors, acceptable to and reasonably approved by Landlord for specific Alterations (such approval not to be unreasonably withheld, delayed or conditioned), to perform the Alterations in compliance with the permits and certificates and applicable law. Alterations shall be diligently performed in a good and workmanlike manner, using quality materials and equipment. Alterations shall be performed in a manner that does not interfere with, delay or impose additional expense on Landlord in the maintenance, repair or operation of the Building; and if any such reasonable additional expense is so incurred by Landlord, Tenant shall reimburse Landlord for such reasonable additional expense, within 30 days of notice, as Additional Charges. Tenant shall also maintain insurance coverage during the performance of all construction as required by ARTICLE 7.

         8.3 LIENS AND VIOLATIONS. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by any public authority. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all construction liens and other liens and encumbrances or claims of liens or encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including security interests in any materials, fixtures

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

or articles installed in the Premises; and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance, or claim of lien or encumbrance, its removal or any related action or proceeding. Tenant, at its sole expense, shall satisfy or discharge of record (or bond over to Landlord's reasonable satisfaction) each lien or encumbrance within 30 days after Tenant has received notice that it is filed. If Tenant fails to do so within such 30-day period, Landlord shall have the right to satisfy or discharge such lien or encumbrance by payment to the claimant on whose behalf it was filed, by the posting of a bond, or by other action provided Landlord has given notice to Tenant of its intention to satisfy or discharge such lien or encumbrance or to post a bond or to take other action and Tenant has failed to satisfy or discharge (or both) such lien or encumbrance within ten (10) days after Tenant receives Landlord's notice. Tenant shall reimburse Landlord within 30 days of notice for the costs and expenses so incurred by Landlord, as Additional Charges, and without regard for any defense or offset that Tenant may have had against the claimant, but neither Landlord's curative action nor the reimbursement of Landlord by Tenant shall cure Tenant's default in failing to satisfy or discharge the lien or encumbrance. It is further agreed that so long as Tenant has adequately bonded over any lien or encumbrance such that there is no impact upon the title to the Property and no risk of any loss or forfeiture involving any portion of the Property, Landlord agrees not to take action with respect to such lien or encumbrance and Tenant may take reasonable action to contest the existence, amount or validity of such lien or encumbrance in appropriate proceedings.

                   ARTICLE 9. LANDLORD'S AND TENANT'S PROPERTY

         9.1 FIXTURES. All fixtures, equipment, cabling, wiring and other fixtures associated with communications and office equipment (other than communications and office equipment referred to in SECTION 9.2), appurtenances, improvements and betterments attached to or built into the Premises at the Commencement Date or during the Lease Term ("FIXTURES"), shall not be removed by Tenant and shall, upon expiration or earlier termination of the Lease, become and remain a part of the Premises and the property of Landlord, regardless of whether the Fixtures were installed by Tenant or at Tenant's expense. Notwithstanding the foregoing, by notice to Tenant, Landlord may require Tenant to remove all or any part of any non-standard Fixtures (e.g., vaults, kitchens, raised floors, internal stairways), installed by Tenant after the date hereof if at the time of the request for approval of the Alteration which includes such item, the Landlord notified Tenant that it would have to remove the same upon termination of this Lease, in which event Tenant shall remove the foregoing from the Premises before the end of the Lease Term at Tenant's expense and shall repair and restore the Premises to substantially the condition it was in before such installation and repair any material damage resulting from such removal. Upon submission of any plans for Landlord's approval, Tenant may request that Tenant may remove any item it may otherwise not be permitted to remove under the terms of this Lease. Such consent, which may be granted or denied in Landlord's reasonable discretion, must be granted in writing prior to the installation of the subject items in order to be binding against Landlord.

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


         9.2 TENANT'S PROPERTY. All communications and office equipment (excluding wiring, cabling and other fixtures which shall be deemed Fixtures in accordance with SECTION 9.1 above), whether or not attached to or built into the Premises, that is installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without any significant damage to the Premises or the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant (or leased from any person other than Landlord) and located in the Premises shall remain the property of Tenant ("TENANT'S PROPERTY") and may be removed by Tenant at any time during the Lease Term. Tenant shall repair, at its sole expense, any damage to the Premises or to the Building resulting from the installation or removal of Tenant's Property.

         9.3 REMOVAL AT TERMINATION. Not later than the expiration of the Lease Term or within fifteen (15) business days upon any earlier termination of the Lease Term, Tenant, at its sole expense, shall remove from the Premises all of Tenant's Property (except such items as Landlord has expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any material damage to the Premises or the Building resulting from Tenant's installation or removal of Tenant's Property as permitted or required under this Lease.

         9.4 ABANDONMENT. At Landlord's option, any items of Tenant's Property that remain in the Premises after the time period provided in SECTION 9.3 after expiration of the Lease Term or any earlier termination of this Lease shall be deemed abandoned and may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, and at Tenant's expense.

         9.5 TAXES ON TENANT'S PROPERTY. At least ten (10) days before delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's Property.

                       ARTICLE 10. REPAIRS AND MAINTENANCE

         10.1  LANDLORD'S  OBLIGATIONS.  Except  as  specifically  set  forth in
SECTION 10.2, Landlord shall keep, repair and maintain the Common Area and the Building, including, without limitation, the Building's exterior walls, glass, roof and foundation, the Building systems and facilities serving the Premises (including, without limitation, all of those outlined in EXHIBIT M, the Base Building Definition) and all restrooms in the Building in proper working order, condition and repair in accordance with the terms of this SECTION 10.1 in accordance with all applicable laws and consistent with customary maintenance performed in Comparable Buildings. Without limiting the generality of the above, Landlord agrees to repair and maintain the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, Parking Area, stairwells, escalators, elevator cabs, plazas, washrooms, mechanical, electrical and telephone closets (other than those telephone closets which serve only Tenant's Fixtures or equipment and closets which support only Tenant Supplemental Systems) and the Common Area. Landlord further agrees to repair and maintain the mechanical (including elevator systems) electrical, life safety, sprinkler systems (connected to the core), plumbing, heating, ventilating and air conditioning systems (including primary and secondary loops connected to the core) and other essential Building systems, it being understood and agreed that Landlord shall have no responsibility to repair or maintain such systems to the extent (a) the need for such work arises as a result of any intentional action or gross negligence of Tenant or Tenant's use of the Premises for other than normal and customary business purposes, and (b) such work is not covered by Landlord's insurance. In addition, if any repairs to the Premises are required because of the intentional or negligent acts or omissions of Landlord or its agents, servants, employees or contractors, then, Landlord shall make such repairs at its expense. Further, Landlord will have no liability or obligation with respect to any systems, fixtures or equipment installed by Tenant after the date hereof to supplement, modify or replace existing Building systems, including, without limitation, supplemental HVAC systems, supplemental security measures such as cardkey systems and any lighting systems installed by Tenant ("TENANT SUPPLEMENTAL SYSTEMS").

         10.2 TENANT'S OBLIGATIONS. Except for Landlord's obligations specifically set forth in SECTIONS 10.1 and 13.1 and subject to the terms of this SECTION 10.2, Tenant shall, at its expense, throughout the Lease Term, (i) take good care of the Premises, the Fixtures and Tenant's Property, and (ii) maintain any improvements installed in the Premises by or for Tenant after the date hereof. Tenant shall also, at its expense, throughout the Lease Term make all repairs, maintenance and replacement to the Building and the Common Area caused by the intentional acts or gross negligence of Tenant or any employees, contractors or agents of Tenant, except to the extent such repairs, maintenance or replacement are covered by Landlord's insurance. All repairs in or to the Premises for which Tenant is responsible shall be subject to the provisions of
ARTICLE 8 regarding Alterations. If Tenant fails to perform its repair obligations within a reasonable period (not to exceed 3 days if such repair obligation arises from a condition Landlord reasonably determines will likely result in personal injury or poses an imminent threat of material damage to property of Landlord or other tenants in the Building or causes a material interference with Landlord's or other tenants' business activities in the Building, and not to exceed 30 days, unless a longer period is reasonably required so long as Tenant is diligently trying to perform, in all other cases) following notice by Landlord, Landlord may perform or cause to be performed, at Tenant's expense, any repairs of for which Tenant is responsible. Tenant shall reimburse Landlord, as Additional Charges, for the actual costs incurred by Landlord to make such repairs on behalf of Tenant, provided, however, the costs for such repairs are reasonable and customary for repair of said nature in Jacksonville, Florida.

         10.3 EXCULPATION OF LANDLORD FOR REPAIRS. Except as otherwise expressly provided in this Lease and provided that Landlord acts with commercially reasonable diligence, Landlord shall have no liability to Tenant, and Tenant's covenants and obligations under this Lease shall not be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, equipment or appurtenances of the Building or the Premises, which Landlord is required or permitted to make by this Lease, or which are required by law, or which Landlord deems appropriate, excepting any direct (but not consequential) damages occurring during the performance of such maintenance, repair, alteration, addition or improvement to the extent caused by the negligence or willful misconduct of Landlord or their agents, contractors, invitees or employees. Landlord agrees to provide Tenant with reasonable advance notice of the need to conduct any work at the Property which may affect the normal operation of Tenant's business at the Premises. Landlord shall have the right to erect scaffolding and barricades in the Premises and elsewhere in the Building for purposes of such repairs, provided that such structures do not unreasonably impair access to or reasonable use of the Premises. Landlord shall use commercially reasonable efforts to minimize any disruption or interfere operation of Tenant's business at the Premises, including providing reasonable advance notice to Tenant, meeting with Tenant to agree upon mutually acceptable schedule for completion of the necessary work, including, when feasible, scheduling work during other than regular business hours.

         10.4 NOTICE. Upon becoming aware of any such event, Tenant shall give prompt notice to Landlord of: (a) any occurrence in or about the Premises for which Landlord might be liable; (b) any fire or other casualty in the Premises;
(c) any damage to or defect in the Premises, including the Fixtures, for the repair of which Landlord might be responsible; and (d) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, HVAC, elevator, fire warning or other systems located in or passing through the Premises. Landlord also agrees to provide Tenant with reasonable notice upon becoming aware of events or circumstances which may affect Tenant's business operations at the Premises or for which Tenant may be liable under the terms of this Lease. It is acknowledged that no notice is required if the party required to provide notice is reasonably certain that the party entitled to receive notice is aware of the event or circumstance through other means. Failure to provide notice by a party hereunder shall not relieve any responsibility or liability of the other party under the terms of this Lease.

         10.5     TENANT'S RIGHT TO MAKE REPAIRS.

                  (a) DELIVERY OF NOTICE. If Landlord fails to perform a specified obligation of Landlord under ARTICLE 10 or ARTICLE 11 of this Lease and such failure is materially and adversely affecting Tenant's use of or access to the Premises or the Parking Area or the conduct of Tenant's business operations, Tenant shall have the right to deliver a written notice to Landlord referencing this SECTION 10.5, setting forth in reasonable detail the nature of the default by Landlord and demanding that Landlord take the necessary action to remedy the problem ("TENANT'S FAILURE NOTICE"). Tenant's Failure Notice shall be delivered in accordance with the terms of ARTICLE 20 of this Lease, provided, however, in the event of an Emergency (as defined below), such notice may be delivered via fax or hand delivery to the office of the Building provided that Tenant later confirms the same orally in accordance with the Building's then current emergency rules (if any) of which it has been given notice.

                  (b) LANDLORD'S TIME TO CURE. Landlord shall have a period of fifteen (15) days following delivery of Tenant's Failure Notice to remedy the event or circumstance constituting Landlord's failure under

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         this Lease,  which  15-day  period shall be subject to extension if the specified obligation is not reasonably capable of being completed within such period so long as Landlord is diligently proceeding to take the necessary action. If Landlord fails to take the necessary action to comply with the terms of this Lease within such 15-day period (as it may be extended as noted above), Tenant shall then have the right to deliver an additional notice providing Landlord with an additional five
         (5) days to effect the necessary cure, which notice shall specify that if Landlord fails to take the required action within such 5-day period, Tenant will take the required action to remedy the problem. If Landlord fails to take the necessary action to remedy the problem within such 5-day period (which period shall also be subject to extension so long as Landlord has materially commenced the necessary performance and is diligently proceeding to complete such performance), then Tenant may proceed to take the necessary action and may thereafter present Landlord with a demand for reimbursement for the actual and reasonable costs (reasonable costs shall be deemed to include any premium for overtime in the event of any Emergency) incurred by Tenant in taking the necessary action. In the event of an Emergency, Tenant may take action immediately to remedy the condition resulting in the Emergency condition, and Tenant shall provide concurrent notice to Landlord in the manner noted above and may thereafter present Landlord with a
         demand  for   reimbursement   as  provided   above  for   non-Emergency
         conditions.

                  (c) ACTION TAKEN BY TENANT OR LANDLORD. All work done by Tenant or Landlord must be done in compliance with all applicable laws, rules and regulations, in a good and workmanlike manner, using reputable, qualified and properly licensed contractors.

                  (d) REIMBURSEMENT OF TENANT. If Tenant takes action to remedy a default by Landlord in accordance with the terms of this SECTION 10.5, Tenant may submit an invoice to Landlord detailing the actual and reasonable costs and expenses incurred by Tenant to remedy the existing problem. Landlord shall reimburse Tenant for the costs described in the preceding sentence within thirty (30) days after receipt of such invoice. If Landlord does not make payment within such 30 day period and Landlord does not deliver a detailed written objection to Tenant within 30 days after receipt of such invoice, then Tenant shall be entitled to deduct from Rents next coming due under this Lease the amount set forth in the invoice. If, however, Landlord delivers to Tenant, within 30 days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Tenant or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to a deduction from Rent and, at either party's election, the matter shall proceed to dispute resolution in accordance with the terms of EXHIBIT J of this Lease. Any award determined by such dispute resolution method shall be paid promptly by Landlord or Tenant, as applicable. The costs of the

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

         arbitration proceedings shall be paid by the losing party, unless it is not clear that there is a "losing party," in which event the costs of arbitration shall be shared equally. If an award is entered in favor of Tenant and is not paid by Landlord within 30 days of issuance, the amount of the award plus interest at the Agreed Rate (accruing from the date of issuance of the award) may be deducted by Tenant from the Rents next coming due under this Lease. If an award is entered in favor of Landlord, such amount, together with interest at the Agreed Rate (accruing from the date of issuance of the award), shall be paid by Tenant within 30 days of issuance.

                  (e) DEFINITIONS. As used herein, an "EMERGENCY" shall mean a malfunction of a structural component or any electrical, plumbing, mechanical or telecommunication systems in the Building or the Premises (excluding any of Tenant's systems) or any other condition, which malfunction, damage or condition Tenant reasonably determines will likely result in personal injury or poses an imminent threat of material damage to Tenant's property or a material interference with Tenant's business activities at the Premises.

                       ARTICLE 11. UTILITIES AND SERVICES

         11.1 GENERAL. Services will be provided to the Building in accordance with the terms of this ARTICLE 11 throughout the Lease Term in a manner consistent with the standards for services provided to Comparable Buildings and including, but not limited to, the services provided prior to Landlord's ownership of the Building and Land. For purposes of this Lease, "BUILDING HOURS" shall be from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 7:00 a.m. to 3:00 p.m. Saturday, except New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas (each a "HOLIDAY").

         11.2 UTILITIES. Subject to the Rules and Regulations and the terms of this Lease, Landlord will furnish to the Premises during Building Hours: (a) heating, air conditioning and ventilation ("HVAC") in accordance with the Base Building Definition as described in EXHIBIT M ("BASE BUILDING DEFINITION"); (b) non-exclusive freight and passenger elevator service included within the Base Building Definition; (c) hot and cold water in amounts required for normal lavatory and cleaning purposes and cold water for Tenant's kitchens, if any, and the Cafeteria and for all drinking purposes (including water for coffee machines); (d) sewer service and (e) electricity distributed to the Premises in an amount equal to or greater than the amount distributed to the Premises (on a per rentable square foot basis) as of the Commencement Date for Tenant's lights and outlets. Landlord shall also provide to the Common Areas: (i) lighting; (ii) electricity (including electricity for the HVAC system and lights and outlets),
(iii) heating, air-conditioning and ventilation; (iv) hot and cold water required for all lavatories located in the Building and (v) sewer service. Landlord shall give Tenant notice anytime the building power system requires a shut down for maintenance of switch gears. This shut down shall be performed no more than two (2) times in any year and shall be performed only on a Sunday. Landlord must provide Tenant with ten (10) days' prior written notice of such a shut down. If, for any reason, the building must switch utility feeders, such

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

change will take place between the hours of 10:00 p.m. and 4:00 a.m. and with reasonable notice provided to Tenant, except in the case of an Emergency (as defined in SECTION 10.5(e)). Any testing of the emergency generator shall be done outside of Building Hours.

         11.3 JANITORIAL. Subject to the provisions of SECTION 11.7 hereof, Landlord shall provide janitorial services on Monday through Friday, except Holidays, in accordance with the specifications attached as EXHIBIT E and exterior window washing at reasonable intervals, but not less than three times per year, as reasonably determined by Landlord. Landlord agrees that should Tenant not be reasonably satisfied with the janitorial services provided by Landlord pursuant to this SECTION 11.3, Tenant shall provide Landlord with written notice of the specific problems with the janitorial services and Landlord will promptly address and attempt to remedy such problem(s). Upon the third notice from Tenant of Landlord's janitorial contractor's failure to address Tenant's problems, Tenant may request that Landlord replace such janitorial contractor with a mutually acceptable janitorial contractor. Both Tenant and Landlord agree to act reasonably in selecting a replacement janitorial contractor. Additionally, at any time Tenant shall have the right, at Tenant's expense, to contract directly with Landlord's janitorial contractor to provide additional janitorial services to Tenant. Landlord shall not be entitled to any mark-up or fees on these additional services.

         11.4 ACCESS. Landlord, its cleaning contractor and their employees shall have access to the Premises (except to certain locked areas identified by Tenant which can only be accessed by Tenant) after 7:00 p.m. and before 7:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises. Tenant, and its employee, agents, contractors and invitees shall have access to the Building and the Premises 24 hours a day, every day of the year.

         11.5 DIRECTORY LISTING. Landlord, at Tenant's request, shall install and maintain listings on the Building directory of the name of Tenant, and the names of any of Tenant's officers and employees, provided that the names so listed shall not use more than Tenant's Share of the space on the Building directory. Landlord will provide, at no cost to Tenant, up to a number of initial directory board listings equal to Tenant's Share of the total number of available listings on the directory board. Any changes in such listings requested by Tenant shall be paid for by Tenant to Landlord within 30 days of notice at Landlord's actual cost, as Additional Charges. Tenant's signage rights at the Building are set forth in ARTICLE 27.

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

         11.6     BUILDING SECURITY.

                  (a) SECURITY  SPECIFICATIONS.  Landlord  shall, as part of the
         Costs of Operation, provide security services for the Building and the Common Area, including the Parking Area, in accordance with the Security Specifications attached hereto as EXHIBIT G and consistent with the services provided in Comparable Buildings, if greater. Such security measures shall include controlled after-hours access and 24 hour manned security within the Building. As part of the Security Measures for the Building, a mobile officer in and about the Building and Parking Area will be available, subject to competing demands (including other security obligations and time spent accompanying others), on a first come-first served basis, which shall not otherwise excuse Landlord's other obligations, to accompany Tenant's employees to their cars in the Building's Parking Area. Certain portions of the Parking Area and the Building will have video surveillance in accordance with the services in existence as of the Commencement Date and as described on EXHIBIT G hereto, which will be monitored 24 hours per day by the Building's security guard. Landlord shall be in no event obligated to provide armed guards at the Building. The Building's security system shall continue to be maintained and monitored at Landlord's sole cost and expense (as part of the Costs of Operation) during the entire Lease Term.

                  (b) TENANT'S ADDITIONAL SECURITY MEASURES. Subject to terms of
         ARTICLE 8 (Alterations), if applicable, Tenant shall be permitted at its sole expense, to install an expanded or new security system (e.g., a card key system to be monitored by Landlord as part of the Building's security measures) and may retain supplemental security services for its Premises through the security company providing service to the Building (but in no event shall such supplemental security services consist of armed guards), so long as such systems and services are compatible with Landlord's security measures for the Building. If Tenant elects to employ any of its own security measures, Landlord and Tenant agree to use reasonable efforts to coordinate their respective security functions and shall cooperate to develop procedures to implement their respective procedures in an efficient and effective manner. Tenant and its employees may use the fire stairs, subject to applicable laws, rules and regulations (including fire codes) and further subject to the requirement that Tenant shall be fully responsible for any personal injuries or other damages occurring on the fire stairs. Subject to the terms for supplemental security measures as set forth above in this subsection (b), Tenant shall have the right to install a card key system for the entrances to the Premises from the Building's fire stairs. Additionally, Tenant may directly retain Landlord's security contractor to provide security services above and beyond those services described on EXHIBIT G attached hereto.

                  (c) TENANT'S RESPONSIBILITY. Notwithstanding Landlord's obligation to provide security measures for the Building, Tenant assumes responsibility for (1) keeping the Premises reasonably secure, and (2) locking the doors in and to the Premises. Any damage to Tenant's property or the Premises resulting from Tenant's neglect shall be paid for by Tenant. The responsibility to repair contained in the

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

         previous sentence shall not affect Tenant's right to collect insurance proceeds and proceed against third parties. All property belonging to Tenant or any person in the Premises shall be there at the sole risk of the Tenant or such other person only, and Landlord and its agents and employees shall not be liable for theft or misappropriation, except to the extent resulting from the negligence or willful misconduct of Landlord or its agents, employees or contractors. It is further acknowledged and agreed that Landlord makes no representation or warranty to Tenant as to the protection which may be provided by Landlord's security measures to Tenant's employees or visitors, and Landlord shall not be responsible for any criminal acts which may be committed within the Common Area or at or around the Premises or the Building.

         11.7 REPLACEMENT OF LIGHTS. Landlord shall replace electric light bulbs and fluorescent tubes in light fixtures located in the Premises and Common Areas, the cost of such replacement light bulbs to be included in the Costs of Operation except in the case of the next sentence. Notwithstanding the above, Tenant may directly at its election, replace electric light bulbs and florescent tubes in the Premises.

         11.8 LANDSCAPING. Landlord shall keep the exterior of the Building, the Common Area located outside the Building and the Parking Area clean and free from debris and shall maintain the landscaping of such area consistent with Comparable Buildings.

         11.9 ADDITIONAL TENANT USE. Subject to the Base Building Definition, passenger elevator service, electricity (in amounts equal to that supplied during Building Hours) and water and sewer service will be available 24 hours a day, every day of the year, at no additional cost to Tenant except as specifically provided below and HVAC and freight elevator service will be available at other than Building Hours by arrangement with Landlord, at Landlord's actual cost for such overtime use. Without Landlord's prior written consent, Tenant shall not use any apparatus or device in the Premises designed to operate on electrical current in excess of the capacity provided in the Base Building Definition. Landlord may impose a charge, not to exceed Landlord's actual cost, for the use by Tenant of: (a) HVAC or freight elevators at any time other than during Building Hours; (b) HVAC or water in amounts exceeding the amounts Landlord has undertaken to provide in SECTION 11.1 ("EXCESS SERVICES"), it being agreed that Landlord may reasonably examine (including by consultant, survey, and/or through installation of meters) Tenant's consumption of utilities for such purpose, which examinations and metering shall be at Tenant's expense unless they disclose that Tenant is not in fact using Excess Services; (c) any additional or unusual janitorial or cleaning services in the Premises requested by Tenant in excess of those referenced on EXHIBIT E; and (d) any additional security services requested by Tenant in excess of those included in EXHIBIT G. Tenant acknowledges that at least two (2) hours' advance notice to the manager of the Building may be required for HVAC during other than Building Hours and that a minimum of one (1) full zone must be activated for said usage (Floors 1-7 contain two (2) zones per floor; Floors 8-20 contain one zone per floor). As used herein, the term "ACTUAL COSTS" means Landlord's actual costs of providing additional utilities and services without profit or overhead, administration or depreciation charged by Landlord. The current actual cost of after-hours HVAC service is $25.00 per zone per hour.

         11.10 EXCULPATION OF LANDLORD FOR UTILITIES. Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any failure to furnish any services or utilities when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, water, electricity, labor or other supplies or for any other condition beyond Landlord's reasonable control (including any governmental energy conservation program), and Tenant shall not be entitled to any damages nor shall such failure abate or suspend Tenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any law, or issues guidelines or mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions or the provision of any other utility or service furnished by Landlord in the Building, Landlord may, in its sole discretion, take any appropriate action to comply with such provisions of law, guidelines or mandatory controls, including the making of alterations to the Building. Tenant shall not be entitled to any damages or to any abatement or suspension of Tenant's obligation to pay the Rents or constitute or otherwise perform its obligations under this Lease, except to the extent specifically set forth in this Lease.

                         ARTICLE 12. RIGHTS OF LANDLORD

         12.1 RESERVATION FROM PREMISES. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises and areas covered by Tenant's rights to signage, Landlord reserves from the Premises leased hereunder all of the Building, including, without limitation, the roof, exterior Building walls, core corridor walls and doors, any terraces or roofs adjacent to the Premises, the space between hung ceilings and the slab above and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, telephones or other utilities, sinks or other Building facilities, and their use, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration (as provided for herein) and repair of the Premises or the Building. If reasonably necessary, Landlord may install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided that Landlord shall disguise, conceal or camouflage the pipes, ducts and conduits and such installation and operation will not affect Tenant's business operations or the reasonable use of Tenant's Premises. If the Rentable Area of the Premises is actually reduced by such installation and operation, then the Rentable Area of the Premises for purposes of this Lease shall be adjusted to reflect that reduction with a corresponding reduction in Rents and Tenant's Share. It is understood and agreed that Tenant may be granted the right to utilize and install cabling, wiring and other equipment within the risers or other conduit areas of the Building, but such areas shall not be deemed a portion of the Premises and Tenant's use thereof shall remain subject to the terms of this Lease.

         12.2 ENTRY BY LANDLORD. Landlord and its agents shall have the right to enter or pass through the Premises at reasonable times with reasonable prior

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

notice subject to the terms set forth below: (a) to examine the Premises and to show them to actual and prospective lenders, purchasers and lessors, (b) to show prospective lessees of the Premises during the last 12 months of the Lease Term;
(c) to show the Contraction Space (as defined in ARTICLE 30) at any time after Tenant has exercised its Contraction Right in accordance with ARTICLE 30 hereto; and (d) to make repairs, alterations, additions and improvements in the Premises, the Building or Building facilities and equipment as provided for herein. Any entry by Landlord shall be made on reasonable advance notice which notice shall not be less than twenty four (24) hours, except in emergency situations. In exercising its rights under this SECTION 12.2, Landlord and its agents, employees and invitees shall (i) take reasonable measures (without requiring the use of overtime or premium pay labor) to avoid unnecessary interference with Tenant's use and occupancy of the Premises; (ii) be subject to Tenant's reasonable security regulations or procedures; (iii) take reasonable measures to safeguard all person and property in the Premises from any injury or damage and (iv) maintain in confidence any information learned about Tenant or its agents, employees or invitees. Landlord shall have a pass key to the Premises (except for any locked areas described in SECTION 6.9 hereof), and shall be allowed to bring reasonable amounts of materials and equipment into the Premises as required in connection with repairs, alterations, additions and improvements, without any liability to Tenant and without any reduction of Tenant's covenants and obligations, except as otherwise expressly provided under this Lease. Landlord shall be responsible for any damages caused to Tenant's property to the extent resulting from any forced entry into the Premises by Landlord or its agents, except as necessary in the case of an emergency. Landlord agrees to provide Tenant with reasonable advance notice of the need to enter the Premises as referenced above and, upon Tenant's request, will meet with Tenant to agree upon a mutually agreeable schedule for such entry, including, when feasible, scheduling entry times during other than regular business hours.

         12.3 ALTERATIONS OF BUILDING. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make reasonably necessary changes, alterations, additions, improvements and exterior deletions in or to (a) the Building and its respective systems and equipment (including street entrances, doors, halls, passages, elevators, escalators stairways, and other public parts of the Building), (b) the Common Area (including, without limitation, converting the mall area in the front of the Building to parking), and (c) the Parking Area (including, without limitation, reconfiguring the access points to the Parking Area from public rights of way and constructing parking structures subject to the other terms of this Lease), so long as such changes do not (a) materially affect Tenant's business operations at the Premises, (b) cause the unavailability of any parking spaces in the Parking Area in violation of SECTION 25.7 hereof, (c) materially change the image of the interior of the Building, or (d) deny access to the Building or any portion of the Parking Area. Landlord shall also not exercise its rights under this SECTION
12.3 in a manner that would materially  interfere with Tenant's use or access to

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

the Premises and shall not exercise its rights in such a manner to adversely affect telephone and communications (voice and data) wiring, unless relocation or reconfiguration is reasonably necessary and Tenant's services will not be reduced or diminished as a result, excepting any temporary inconvenience.
Landlord agrees to provide Tenant with reasonable advance notice of any contemplated changes and agrees to cooperate with Tenant to reduce or eliminate the impact of any necessary change.

         12.4  OTHER  RIGHTS.  The  enumeration  of rights of  Landlord  in this
ARTICLE 12 is not all-inclusive, and shall not be construed to preclude or limit other rights reserved to Landlord by this Lease or by law.

                        ARTICLE 13. DAMAGE OR DESTRUCTION

         13.1     RESTORATION.

                  (a) If the Building, the Premises or the Parking Area is damaged or destroyed by fire or other casualty, and if this Lease is not terminated as provided in this ARTICLE 13, Landlord shall diligently repair the damage and restore or rebuild the Building, the Premises and the Parking Area as soon as reasonably possible after notice to Landlord of the damage or destruction. Notwithstanding the foregoing, Landlord shall have no obligation to so repair, restore or rebuild Tenant's Property, which shall be the sole responsibility of Tenant.

                  (b) In addition, provided that this Lease is not terminated pursuant to the terms of this ARTICLE 13, Landlord's restoration of the Premises shall also include restoration of the Fixtures (including any Alterations which are Fixtures). Proceeds of insurance policies providing coverage of Fixtures (including Alterations which are Fixtures) shall be paid directly to Landlord.

         13.2 RENT ABATEMENT. If after the Commencement Date the Premises shall be totally or partially damaged or destroyed or rendered completely or partially untenantable by fire or other casualty, or if after the Commencement Date damage to the Building by fire or casualty deprives Tenant of reasonable access to the Premises for more than one day, the Rents shall be abated or reduced, as the case may be, in the proportion that the Rentable Area of the untenantable portion of the Premises bears to the total Rentable Area of the Premises, for the period from the date of the damage or destruction to the earlier of (i) the date that any damage to the Premises (exclusive of Tenant's Property) has been repaired and restored, except for reasonable punch list items, including minor incorrect or incomplete details of construction, mechanical adjustment or decoration which do not materially interfere with Tenant's use of the Premises for the purpose of doing business in all respects as contemplated by this Lease and Tenant has reasonable access to the Premises and (ii) the date upon which this Lease is terminated as provided in SECTION 13.3; provided, however, if such repairs would have been completed at an earlier date but for Tenant having failed to cooperate reasonably with Landlord in effecting such repair, or if Tenant reoccupies all or part of the untenantable portion of the Premises for the conduct of its business prior to the date that repairs are completed, then

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the Premises  shall be deemed to have been repaired on such earlier date and any reduction or abatement of Rents shall cease as of such earlier date for such portion of the Premises. Notwithstanding anything else contained herein, Tenant shall not be entitled to abate or reduce the Rents if the damage or destruction by fire or casualty referenced in the first sentence of this SECTION 13.2 occurs prior to the Commencement Date.

         13.3     ELECTION TO TERMINATE.

                  (a) LANDLORD'S ELECTION TO TERMINATE. If: (i) the Building, the Parking Area or the Premises is totally destroyed by fire or other casualty; or (ii) the Building is so damaged (whether or not the Premises are damaged or destroyed) that its repair or restoration will take more than nine (9) months to complete (as estimated by a reputable, qualified and licensed contractor or architect selected by Landlord and reasonably approved by Tenant, having at least 10 years experience in the construction and repair of buildings of similar class, size, quality, design and method of construction as the Building ("EXPERIENCED CONTRACTOR"); or (iii) less than one year remains in the Lease Term (including any available extension term) at the time of the fire or other casualty and the time necessary to rebuild or repair the Building or any portion thereof, in the opinion of an Experienced Contractor, would exceed three (3) months, then, in any of such cases, Landlord may terminate this Lease by giving Tenant notice to such effect within 30 days after the date of the Landlord's notice to Tenant of the reasonably estimated repair period by an Experienced Contractor, which estimate will be delivered within thirty (30) days following Landlord's discovery of the casualty; provided that Tenant may remain in possession for up to 9 months after Landlord's termination upon payment of a pro rata portion of Rents attributable to the area so occupied. This Lease shall terminate on the date specified in Landlord's notice, which date shall not be more than 90 days following the date of Landlord's discovery of the casualty. Notwithstanding anything to the contrary in this SECTION 13.3(A), Landlord agrees that it will not terminate this Lease for the sole purpose of gaining the opportunity to enter into another lease on more favorable economic terms with another Tenant. Further, if Landlord terminates the Lease under the terms of this SECTION 13.3(A), Landlord agrees that if, at any time during the remainder of the Lease Term which would have existed were it not for the exercise by Landlord of its termination right, Landlord elects to Lease all or any portion of the Premises under this Lease to a party other than Tenant, Landlord agrees that it will first deliver written notice to Tenant of its intent to lease a portion of the Premises, and Tenant will have the right, exercisable within 90 days following the date of Landlord's notice, to reinstate this Lease with respect to the portion of the Premises Landlord was intending to Lease to another on all terms and conditions set forth herein.

                  (b) TENANT'S ELECTION TO TERMINATE. If (i) the Building, the Parking Area or the Premises is destroyed or damaged by fire or other casualty such that Tenant is deprived of use of and access to so much of the Premises or the Parking Area that the remaining area of the Premises or the Parking Area shall not be reasonably adequate for the conduct of Tenant's business at the Building as a result of such casualty, and (ii) an Experienced Contractor estimates in a notice (the "Experienced Contractor Notice") provided by Landlord to Tenant within 60 days after discovery of the casualty that the Building, the Parking Area or the Premises is damaged to such an extent that the time necessary to repair or rebuild the Building, the Premises or the Parking Area

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will  exceed  nine (9) months  (or,  with  respect to the last year of the Lease
Term, the Experienced Contractor estimates that the time necessary to repair or rebuild will exceed three (3) months), the terms of this SECTION 13.3(b) shall apply. If the damage is such that the terms of clauses (i) and (ii) above are satisfied, Tenant may terminate this Lease by giving Landlord notice within thirty (30) days after delivery of such estimate, whereupon this Lease shall terminate on the date specified in Tenant's notice, which date shall not be more than 90 days following the date of Tenant's discovery of the casualty. Otherwise Landlord and Tenant will reasonably cooperate to complete all necessary repairs and restoration within the time frame estimated in the Experienced Contractor Notice as necessary to repair or rebuild. If the necessary restoration work to be completed by Landlord is not completed within thirty (30) days after the estimated time to repair or rebuild provided in the Experienced Contractor Notice Tenant shall have the right to terminate the Lease upon written notice to Landlord, notwithstanding anything else contained herein, the time frame contained in the Experienced Contractor Notice shall be subject to extension for
(x) any delay resulting from the action or inaction of Tenant or its agents, employees or contractors and (y) any delay resulting from an event or circumstance beyond Landlord's reasonable control (as referenced in SECTION 26.5), provided that the outside completion date for such restoration will not be postponed for more than 60 days by reason of a delay described in clause (y) above but there is no limitation on postponement by reason of a delay caused by Tenant.

         13.4 BUSINESS INTERRUPTION. Except as otherwise specifically provided in this Lease, Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Landlord shall exert reasonable efforts to make such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy of the Premises for its business purposes, but Landlord shall have no obligation to perform such work on an overtime or premium-pay basis.

         13.5 TENANT'S PROPERTY. Landlord shall not be obligated to repair any damage to or replace Tenant's Property and Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant's Property.

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

                           ARTICLE 14. EMINENT DOMAIN

         14.1 COMPLETE TAKING. If the whole of the Building, the entire Parking Area or the entire Premises is taken by condemnation, or by transfer in lieu of threatened condemnation following the passage of a resolution of necessity by the condemning authority or in any other manner for any public or quasi-public use or purpose ("EMINENT DOMAIN"), this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority takes possession, whichever is earlier ("DATE OF THE TAKING"), and the Rents shall be prorated and adjusted as of such date. Tenant shall not be obligated to pay Rents for periods following the effective date of termination of this Lease by reason of Eminent Domain.

         14.2 PARTIAL TAKING. If only part of the Building or the Land is taken by Eminent Domain, this Lease shall be unaffected by such taking, except that:
(a) if Landlord in the exercise of its good faith business judgment determines that it would be economically impractical to operate the portion of the Building remaining after the taking, Landlord may, at its option, terminate this Lease (and all other Leases but not this Lease without terminating others) by giving Tenant notice to that effect within 90 days after the Date of the Taking (as defined in SECTION 14.1), and (b) if a portion of the Premises shall be so taken and the remaining area of the Premises shall not be reasonably adequate for Tenant to continue operation of its business for a period in excess of one year or the entire Parking Area is taken for a period in excess of one year, Tenant may terminate this Lease as of the Date of Taking by giving Landlord notice to that effect within 90 days following the date on which Landlord delivers to Tenant a copy of the official notice of such Taking. This Lease shall terminate as of the date that such termination notice from Landlord or Tenant is given, and the Rents shall be prorated and adjusted as of such termination date. Upon a partial taking of the Building where this Lease continues in force as to less than all of the Premises, Tenant shall be entitled to a proportionate adjustment in the Rents (including Tenant's Share) as provided in SECTION 26.9.

         14.3 AWARD. Tenant shall be entitled to claim an award or payment in connection with any taking of the Premises, and so long as such claim does not diminish or otherwise affect the value of Landlord's claim. Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Tenant's Property, interruption of its business or moving expenses, provided that Tenant's claim does not adversely affect Landlord's award or interfere with Landlord's prosecution of its claim for the taking. If Tenant intervenes in a condemnation proceeding in which Landlord is a party, Landlord and Landlord's counsel shall manage and control the proceeding for the claimants, provided, however, Tenant may manage and control its own claim and litigation so long as such action will not in any way diminish, interfere with or otherwise affect Landlord's claims or proceedings. Attorneys' fees and costs incurred by Landlord in connection with Eminent Domain proceedings shall not be charged to Tenant except to the extent related to pursuing a claim or obtaining recovery on behalf of Tenant at Tenant's request.

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

         14.4 TEMPORARY TAKING. If all or any portion of the Premises is taken by Eminent Domain for a limited period of time (not to exceed nine (9) months), this Lease shall remain in full force and effect and Landlord and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including, without limitation, the payment of Rents. Tenant shall be entitled to receive that portion of the award which is made for any such temporary taking of the Premises attributable to any period within the term of this Lease and for any damage to Tenant's Property. Landlord shall be entitled to receive that portion of the award which is made for any such temporary taking of the Premises attributable to the period after the expiration of the term of this Lease or which is allocable to the Building, other than the Premises, or to the cost of restoration of the Premises or which is made for any other purpose. If any such temporary taking terminates before the expiration of the term of this Lease, Landlord shall restore the Premises and the Building as nearly as possible to their condition before the taking, at Landlord's sole cost and expense; provided that Landlord shall receive the portion of the award attributable to such restoration.

                        ARTICLE 15. SURRENDER OF PREMISES

         15.1 SURRENDER. On the last day of the Lease Term, or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Premises as provided herein, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, excepting ordinary wear and tear and any damage or destruction caused by fire or other casualty that Tenant is not obligated by this Lease to repair. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to remove, repair or patch floors, floor covering, walls, wall covering, drywall or window coverings and same may be left in its "AS IS" condition, subject to Tenant's obligation to repair any damage caused by Tenant's removal of fixtures, equipment or other improvements which Tenant is entitled or required to remove under the terms of this Lease. As provided in ARTICLE 9, Tenant shall remove all of Tenant's Property from the Premises and shall also remove any non-standard Fixtures which Landlord requests be removed pursuant to SECTION 9.1 of this Lease. Upon expiration of the Lease Term or earlier termination of this Lease, all of Tenant's right, title and interest in the Premises or the Building, including any possessory interest, shall cease.

         15.2 ACCEPTANCE OF SURRENDER. Before expiration of the Lease Term, or earlier termination of this Lease in accordance with its terms, no act or thing done by Landlord or its agents shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

         15.3 NO MERGER. The surrender of this Lease by Tenant or the termination of this Lease before expiration of the Lease Term shall not constitute a merger, and at the option of Landlord following a termination of this Lease by reason of a Default hereunder, shall operate as an assignment to Landlord of any Leases of the Premises.

         15.4 NO HOLDING OVER. There shall be no holding over by Tenant after expiration of the Lease Term and the failure by Tenant to deliver possession of

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

the Premises to Landlord shall be an unlawful detainer. If Tenant holds over with Landlord's consent, Tenant shall become a Tenant from month to month only and Tenant shall pay to Landlord per month for the use of the Premises an amount equal to 1.25 times the Rents due for the last month during the Lease Term occurring before such hold-over. If Tenant holds over without Landlord's consent, Tenant shall be responsible for all other actual costs, losses, damages and expenses (which need not be asserted in a summary eviction proceeding or action brought by Landlord against Tenant but may be asserted in a separate proceeding or action by Landlord) arising from such hold-over or the inability of Landlord to deliver such space to a tenant that has executed a lease for the Premises. Notwithstanding the foregoing, but expressly subject to the following sentence, within the first three months of such hold-over, Tenant shall not be responsible for any damages caused by such holdover so long as it is paying a monthly amount equal to 1.25 times the Rents due for the last month during the Lease Term occurring before such holdover.

         ARTICLE 16. DEFAULT BY TENANT OR LANDLORD

         16.1 DEFAULT BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant ("DEFAULT"):

                  (a) Any failure by Tenant to pay Basic Rent or Additional Charges when due, where such failure continues for ten (10) days after delivery of written notice of such failure by Landlord to Tenant;

                  (b) The failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, if such failure continues for 30 days after written notice by Landlord to Tenant; PROVIDED, HOWEVER, that if the nature of such default is such that it cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in default under this SECTION 16.1(b) if Tenant within that period commences to cure the default and so long as Tenant thereafter diligently proceeds to completion within a reasonable time;

                  (c) The  making  by Tenant  of a  general  assignment  for the benefit of creditors; the commencement by Tenant of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or for the appointment of a receiver for, or the seizure or takeover by any governmental agency of, it or all or any substantial part of its property (collectively, an "INSOLVENCY PROCEEDING"); the commencement of any Insolvency Proceeding against Tenant, unless such Insolvency Proceeding is contested (and such contest is diligently pursued) and such Insolvency Proceeding is discharged or dismissed within ninety (90) days after the date filed or commenced; a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless possession is restored to Tenant within ninety (90) days; or substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease shall be attached or judicially seized, unless such attachment or seizure is discharged within ninety (90) days; and

                  (d) The failure by Tenant to observe or perform according to the provisions of SECTION 6.2 ("PROHIBITED USES") if such failure continues for more than ten (10) days after written notice from Landlord; PROVIDED, HOWEVER, if the nature of such default is such that it cannot reasonably be cured within such ten (10) day period, Tenant shall not be deemed to be in default under this SECTION 16.1(d) if Tenant within that period commences to cure the default and so long as Tenant thereafter diligently proceeds to completion within a reasonable time.

         16.2 REMEDIES OF LANDLORD. In the event of any such Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of termination. If Landlord elects so to terminate this Lease, then Landlord may recover from Tenant a sum which at the time of such termination of this Lease represents the excess, if any, of (1) the then present value of the aggregate amount of the Rents which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under ARTICLE 4 to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this Lease, and ending with the expiration date contemplated as the expiration date hereof (not including any unexercised renewal options) if this Lease had not so terminated, over (2) the then present value of the aggregate of the product of the Fair Market Rate (as defined in SECTION 29 hereof) for the same period times the number of square feet of Rentable Area included within the Premises at the time of the award. For purposes of the preceding sentence, "present value" shall be computed by discounting such amount to present value at a discount rate equal to the Agreed Rate. Landlord shall also have the option to recover possession without terminating the Lease, provided, however, Landlord in good faith attempts to relet the Premises. Should Landlord choose not to terminate the Lease and instead choose to recover possession of the Premises, Landlord may recover
Rents, as they become due, less any amounts the Landlord recovers through its good faith reletting of the Premises.

         16.3 REENTRY BY LANDLORD. In the event of any such Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property; the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord shall not have the right to sell Tenant's property and keep the proceeds thereof. No reentry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless such termination shall have been decreed by a court of competent jurisdiction.

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

         16.4 APPLICATION OF RENT PAYMENTS BY LANDLORD. Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which such payments should be credited. It is agreed, however, that Landlord's application of payments will not be deemed dispositive of any dispute existing between Landlord and Tenant regarding the payments made.

         16.5 PERFORMANCE BY LANDLORD AFTER TENANT DEFAULT. If Tenant shall default in the performance of any of Tenant's obligations under this Lease within a reasonable period (not to exceed 3 days if such obligation arises from a condition Landlord reasonably determines will likely result in personal injury or poses an imminent threat of material damage to property of Landlord or other tenants in the Building or causes a material interference with Landlord's or other tenants' business activities in the Building unless a longer period is reasonably required so long as Tenant is diligently trying to perform, and not to exceed 30 days, unless a longer period is reasonably required so long as Tenant is diligently trying to perform, in all other cases) following notice by Landlord, Landlord, without thereby waiving or curing such default, may (but shall not be obligated to), perform the defaulted obligation for the account and at the expense of Tenant.

         16.6 DEFAULT BY LANDLORD. Except if a shorter time period is specifically otherwise provided in this Lease, including, without limitation, in
SECTION  10.5  hereof,  if (i)  Landlord  shall  default  in the  observance  or performance of any material obligation on Landlord's part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, and (ii) Tenant shall notify Landlord of the existence of said default, and
(iii) said default shall continue for a period of thirty (30) days after said notice or, if such observance or performance cannot be reasonably had within such thirty (30) day period, Landlord has not in good faith commenced such observance or performance within said thirty (30) day period or does not prosecute the same with reasonable diligence to completion, and (iv) after the expiration of such thirty (30) day or longer period, as applicable, Tenant may, in addition to other remedies provided herein, (a) give Landlord a notice stating that Tenant will commence the performance of such obligation if Landlord does not so commence the observance or performance of the same within three (3) days and Landlord does not so commence such observance or performance within such three (3) day period, then Tenant may (but shall not be obligated) immediately or at any time thereafter and without further notice perform the obligation of Landlord hereunder or (b) give Landlord notice that Tenant is terminating the Lease based on Landlord's material default which termination shall be effective upon no less than forty-five (45) days after receipt by Landlord of said notice. If Tenant, in connection with any such default by Landlord, makes any expenditure or incurs any obligations for the payment of money, such reasonable sums so paid or incurred, together with interest thereon at the Agreed Rate from the date Tenant pays or incurs such sums to the date Landlord reimburses Tenant therefor, shall be repaid by Landlord to Tenant within thirty (30) days after demand or Tenant may set off the amount thereof together with accrued interest thereon at the Agreed Rate against the installment or installments of Basic Rent, Additional Rent, or other amounts due from Tenant to Landlord coming due hereunder until such amount is exhausted.

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

         16.7 PAYMENT OF EXPENSES. If either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party, as determined by the trier of fact in such legal proceeding.

         16.8 INTEREST. The amount of any judgment obtained by either party hereunder against the other party hereunder in any legal proceeding arising out of this Lease shall bear interest until paid at the maximum rate allowed by Florida law, or, if no such maximum rate prevails, at the rate of ten percent (10%) per annum.

         16.9 NO WAIVERS. The failure to insist, in any one or more instances, upon the strict performance of obligations under this Lease, or to exercise any right or remedy available by reason of a default hereunder shall not be construed as a waiver or relinquishment for the future, and the obligations, rights and remedies available under this Lease shall continue in full force and effect with respect to any subsequent breach, act or omission. Without limiting the generality of the foregoing, receipt by Landlord of Rents with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

         16.10 REMEDIES NOT EXCLUSIVE. The rights and remedies of Landlord provided in this Article 16 for a Default by Tenant are not exclusive, and Landlord may exercise any other right or remedy it may have pursuant to this Lease, at law or in equity. Notwithstanding the foregoing, Landlord agrees that it will not cease providing essential services to Tenant under the terms of this Lease following a Default by Tenant hereunder.

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

                    ARTICLE 17. SUBORDINATION AND ATTORNMENT

         17.1 SUBORDINATION. This Lease (and all rights of Tenant hereunder) shall be subordinate to all existing and future mortgages and deeds of trust (each referred to herein as a "MORTGAGE," and the mortgagee or beneficiary thereof being referred to herein as a "MORTGAGEE") encumbering the Building and the Land; all past and future advances made under such mortgages, all renewals, modifications, consolidations, replacements and extensions of such mortgages; provided, however, such existing and future mortgagee or beneficiary delivers to Tenant a nondisturbance agreement as provided in SECTION 17.5 hereof; unless the mortgagee or beneficiary under any such mortgage, or any of their respective successors in interest, elects that this Lease shall be superior to its mortgage pursuant to SECTION 17.2. This Section shall be self-operative; no further instrument of subordination shall be required. Landlord represents and warrants that, as of the date hereof, (i) there are no mortgages or deeds of trust that constitute a lien or charge on the whole or any portion of the Land or the Building, other than those mortgages or deeds of trust listed on EXHIBIT L hereto and (ii) there are no ground or underlying leases covering the whole or any portion of the Land or the Building. However, as a condition of subordination, Tenant shall promptly execute, acknowledge and deliver any instrument in commercially reasonable form that Landlord's mortgagee may reasonably request to evidence such subordination and the nondisturbance and attornment provided for in SECTIONS 17.4 and 17.5, provided the same does not conflict with the terms hereof or the terms of SECTION 17.5. It is agreed, without limitation, that the form of non-disturbance agreement attached as EXHIBIT K hereto is reasonable as to the issues on non-disturbance and attornment. If Tenant fails to execute, acknowledge or deliver any such instrument within 30 days after request therefor, such failure shall constitute a Default under this Lease as long as such request specifically states that such failure is a Default under this Lease. [NOTE: TENANT MUST RECEIVE SIMULTANEOUSLY WITH EXECUTION OF THIS LEASE A NONDISTURBANCE AGREEMENT AS REQUIRED BY SECTION
17.5 HEREOF.]

         17.2 ELECTION TO SUBORDINATE. By written notice to Tenant, any mortgagee may elect to subordinate its mortgage to this Lease.

         17.3 NOTICE AND CURE OF LANDLORD'S DEFAULT. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right: (a) until it has given written notice of the act or omission to Landlord and to each mortgagee whose name and address shall previously have been furnished to Tenant, which notice shall specifically refer to this SECTION 17.3 and shall describe Landlord's default with reasonable specificity and detail, specifying the section of this Lease as to which Landlord is in default, and (b) until the specific time period allowed under this Lease, if any, for Landlord to cure the specified default has lapsed without such cure being effectuated by Landlord or such mortgagee.

         17.4 ATTORNMENT. Any mortgagee or foreclosure sale purchaser who succeeds to the rights of Landlord under this Lease or to Landlord's interest in the Building, whether as a result of the exercise of remedies in a mortgage or by operation of law, is sometimes referred to herein as a "SUCCESSOR LANDLORD." Upon a Successor Landlord's request, Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease in accordance with the terms and conditions of this Lease and provided the Successor Landlord recognizes this Lease and all of Tenant's rights hereunder and the successor Landlord complies with all of the Landlord's obligations under this Lease.

         17.5 DELIVERY OF NONDISTURBANCE AGREEMENTS. Concurrently with the execution and delivery of this Lease, Landlord has provided to Tenant a reasonably satisfactory nondisturbance agreement in favor of Tenant from the present holders of each Existing Mortgage and from Landlord. Landlord shall, at its sole cost and expense, provide Tenant with a nondisturbance agreements, reasonably satisfactory to Tenant in a form substantially the same as attached hereto as EXHIBIT K, in favor of Tenant from all future lessors, mortgagees and lien holders with respect to all or any part of the Land or the Building which require Tenant to subordinate its interest under this Lease to such leases, liens or mortgages.

                           ARTICLE 18. QUIET ENJOYMENT

         So long as Tenant is not in Default under this Lease, (a) Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, and (b) Tenant's rights arising out of this Lease and the Lease Term shall not be affected or disturbed by any mortgagee or successor Landlord in the exercise of any of its rights and remedies (except if such rights and remedies are specifically allowable by this Lease), subject, nevertheless, to the provisions of this Lease. Furthermore, no mortgagee shall join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease so long as Tenant is not in Default under this Lease. This covenant is a covenant running with the land, and is not a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and for only so long as such interest shall continue. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all loss, liability, cost and expense (including attorneys' fees) arising out of a breach of the covenant of quiet enjoyment contained in this ARTICLE 18. Further, Landlord agrees to exercise commercially reasonable efforts to enforce the terms of other tenant leases at the Building if such tenant's breach may interfere with Tenant's quiet enjoyment rights under this ARTICLE 18.

                      ARTICLE 19. ASSIGNMENTS AND SUBLEASES

         19.1 PROHIBITION. Tenant shall not mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever, and any such act or agreement shall be void and shall constitute a Default under this Lease. Tenant shall not, whether voluntarily, involuntarily, by operation of law or otherwise, sublet all or any part of the Premises, or assign or otherwise transfer this Lease (or its term and estate), without in each instance obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, in accordance with this Article and any such act or agreement shall be void and shall constitute a Default under this Lease. Without limiting the effect of any other provision, Tenant expressly agrees that it shall not assign, or otherwise transfer this Lease (or its term or estate) or Lease any portion of the Premises to any person that would conduct any activity in the Premises prohibited by ARTICLE 6. Use or occupancy of the Premises by a licensee, concessionaire, or any other person other than Tenant shall be deemed a Lease subject to the provisions of this Article.

         19.2 TRANSFERS TO AFFILIATES. Notwithstanding anything contained herein, Landlord's approval shall not be required for any assignment or subletting to Prudential Entities, provided that (i) the use of the Premises or the applicable portion thereof shall comply with the "PERMITTED USE" and with all other terms of this Lease, and (ii) a duplicate original instrument of the assignment or Lease, as the case may be, in form reasonably satisfactory to Landlord, and in compliance with the applicable provisions of this Lease, duly executed by Tenant and such party, shall have been delivered to Landlord not more than 30 days following the effective date of any such assignment or Lease. Such right to assign or sublet to Prudential Entities shall be effective only for so long as such assignee or Tenant remains as one of the Prudential Entities. Any change of control that results in the assignee or Tenant no longer being one of the Prudential Entities shall be deemed an assignment or subletting by Tenant hereunder and subject to all of the terms and provisions of this
ARTICLE 19. As used in this Lease, "PRUDENTIAL ENTITIES" means, The Prudential Insurance Company of America, its successors by merger or consolidation, and any corporation or other entity which controls, is controlled by or is under common control with The Prudential Insurance Company of America or its successors by merger or consolidation. Anything herein to the contrary notwithstanding, in no event shall Landlord have the right to approve, require prior notice of, or require a written agreement in connection with the merger or consolidation of The Prudential Insurance Company of America, or its successors by merger or consolidation, with any other business entity so long as (x) Landlord is given notice of such merger or consolidation within 30 days following the effective date of such transaction and (y) the surviving entity (the "SURVIVING ENTITY") which succeeds to the interest of Tenant under this Lease has a net worth, as of the effective date of such merger or consolidation, equal to or greater than One Hundred Million Dollars ($100,000,000.00). As used herein "CONTROL" of a person means the possession, directly or indirectly, of the power to substantially direct that person's management and policies, whether through the ownership of voting securities or otherwise.

         19.3 PERMITTED LICENSEES. Tenant shall also have the right, without obtaining Landlord's consent, to permit the use or occupancy of portions of the Premises by suppliers of services to Tenant, such as data processing, duplicating services, mail and messenger services, travel services, professional food services (e.g.
an operator of the Cafeteria) and the like, so long as

                  (i) such space is provided under a license agreement from Tenant and not a sublease;

                  (ii) the space within the Premises occupied by such providers does not exceed, in the aggregate at any one time, 70,000 square feet of Rentable Area;

                  (iii)  the   use   and  occupancy  of  the  Premises  by  such
         provider shall be subject to all terms and conditions of this Lease;

                  (iv) such providers shall maintain throughout the term of their license agreement worker's compensation insurance in amounts required by law and employer's liability insurance with coverage in an amount reasonably acceptable to Tenant;

                  (v) Tenant notifies Landlord on a timely basis as to the name of each provider, the location of the portion of the Premises occupied by such provider and the term of the license agreement relating to such provider; and

                  (vi) Tenant's obligations, duties and liabilities under this Lease shall in no way be deemed modified, reduced or amended by reason of such use and occupancy.

         19.4     CONSENT BY LANDLORD.

                  (a) Landlord shall not be required to consider a request for consent to any assignment or sublease with a party which is not one of the Prudential Entities (a "PROPOSED TRANSFER") unless and until Landlord shall have received from Tenant a written request for Landlord's consent to such Proposed Transfer (a "CONSENT REQUEST"). Each Consent Request shall include (x) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant and the nature of its business and (y) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Provided that all of the foregoing conditions are satisfied and Tenant is not then in Default hereunder beyond any applicable notice and cure period, Landlord agrees to act reasonably (subject to the terms of SECTION 19.4(b)) in considering any such Consent Request and shall have twenty (20) calendar days to provide its approval or disapproval, with any disapproval being in writing and setting forth the reasons for such disapproval. If Landlord fails to respond within such 20 calendar day period, then the Proposed Transfer shall be deemed approved. Tenant may resubmit a request for a Proposed Transfer, correcting its submission to comply with the terms hereof. Tenant further agrees to deliver a term sheet or outline of terms for the prospective transaction when it becomes reasonably available after the proposed transferee is legally bound to Tenant to proceed with the proposed transaction. Tenant further agrees to deliver a form of sublease or assignment which Tenant has entered into promptly after the form is fully executed by all parties. Such forms of sublease or assignment shall comply with the terms of this Lease. As long as Tenant has complied with the terms of this SECTION 19.4(a), Landlord shall promptly after receipt of such sublease or assignment execute a document evidencing Landlord's consent to such sublease or assignment.

                  (b) Tenant acknowledges and agrees that a decision by Landlord to disapprove a Proposed Transfer shall be deemed to have been made in a reasonable manner if any of the following conditions is not satisfied (which conditions, however, shall not be construed as the sole grounds on which Landlord may withhold its consent to a Proposed Transfer):

                           (i) The business of the proposed assignee or Tenant and its use of the Premises shall be consistent with the Permitted Use and SECTION 6.2; and

                           (ii) The  proposed  assignee  or  Tenant  shall  have
                  sufficient assets and income, in Landlord's reasonable judgment, to bear the financial responsibilities in respect of its Lease (or in the case of an assignment, the Lease), and Landlord shall have been furnished with reasonable proof thereof.

         19.5     MISCELLANEOUS.

                  (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sublease or proposed assignment of a Lease shall be subject to the provisions of this Article. Any assignment of this Lease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until the assignee executes an agreement in form and substance satisfactory to Landlord, expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder.

                  (b) Notwithstanding any sublease to any person other than Landlord (or Landlord's designee), or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Rents and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant, unless, in the case of a sublease to Landlord or an assignment to Landlord or Landlord's designee, such act or omission is an act or omission of Landlord or Landlord's designee or of anyone claiming under or through any Landlord or Landlord's designee. Upon an assignment of this Lease, Tenant shall be released from any and all obligations contained in the Lease, if the assignee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder and if the assignee provides to Landlord financial statements for its most recent fiscal year ended that shows that assignee has a net worth (determined in accordance with generally accepted accounting principals) of $50,000,000.00 or more.

                  (c) The consent by Landlord to any assignment or Lease shall not relieve Tenant or any person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article, to any subsequent assignment or Lease.

                  (d) With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that (i) the term of the sublease must end no later than one day before the last day of the Lease Term; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; (iv) Landlord may enforce the provisions of the sublease, including collection of rents following a Default by Tenant under this Lease; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

                  (e) Any material modification or amendment to a sublease shall be deemed a new proposed sublease subject to the terms of this Article, requiring a new Consent Request.

                  (f) Notwithstanding anything else contained or implied herein, Landlord shall not have the right to recapture any portion of the Premises which Tenant desires to sublease or assign.

                  (g) Tenant agrees that notwithstanding anything else contained herein, Tenant shall not have the right to assign less than the entirety of this Lease. Landlord agrees, however, that the previous sentence shall have no effect on Tenant's ability to sublet a portion of the Premises pursuant to the other terms of this Lease.

                  (h) Notwithstanding anything else contained herein, Tenant shall not have the right to sublease the Premises or a portion thereof to a subtenant who desires to use the Premises or applicable portion thereof for a Retail Medical Use (as defined below), except in the following specific circumstance:

                           (i) Tenant  shall have the right to sublease all or a
                  portion of the Premises on the first floor of the Building which is currently being used for a Retail Medical Use (the "Current Retail Medical Space") (as such space is shown on EXHIBIT A attached hereto provided that:

                                    (A)   a  separate  entrance  to  such  space
                           directly to the outside of the Building (as opposed to through the lobby) is maintained;

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

                                    (B)  Such  subtenant  falls  into one of the
following categories:

                                            (W)     subtenant  has purchased the
                                    business of the Retail Medical Use currently operated by Tenant in the Current Retail Medical Space; or

                                            (X)     subtenant   is   Baptist/St.
                                    Vincent's   Health   System,   Inc.,   or  a
                                    subsidiary or affiliate thereof; or

                                            (Y)     subtenant   or  one  of  its
                                    principals,  shareholders  or partners is on
                                    staff   or   otherwise    affiliated    with
                                    Baptist/St. Vincent's Health System, Inc., or a subsidiary or affiliate thereof; or

                                            (Z)     subtenant   is  one  of  the
                                    Prudential Entities (as defined herein).

         For purposes herein "Retail Medical Use" shall mean a medical use that sees patients or customers on a regular basis or that on a regular basis involves the handling of biohazardous waste. For the purposes of this paragraph, "biohazardous waste" is defined as any solid or liquid waste that may present a threat of infection to humans, including but not limited to: products from culturing (Microbiology), blood, blood products, and body fluids, human tissue and body parts, sharps, or waste visibly soiled with blood/body fluids. Notwithstanding the above, Tenant shall have the right to sublease the Premises or portions thereof to a subtenant or subtenants who desire(s) to use the Premises or applicable portion(s) thereof for a medical use which is not a Retail Medical Use (such as, by example and not by limitation, administrative or billing offices of a medical group or a medical equipment supply company).

         19.6 ACCEPTANCE OF RENTS. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect rent from the subtenant. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or Tenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

         19.7 ADDITIONAL CHARGES. If Landlord shall grant its consent to any Proposed Transfer, then Tenant shall pay to Landlord, as Additional Charges, a sum equal to 50% of the aggregate of the Net Revenues (defined below) for any period during the current Lease Term (whether it is the original Lease Term or any Extension Term). For purposes hereof, "NET REVENUES" shall mean the aggregate sum of all rents, charges and other consideration received by Tenant by reason of the Proposed Transfer, including all rents, charges and other monetary consideration payable to tenant under the terms of the sublease or assignment and any collateral agreements LESS the amount of Transaction Costs (defined below) actually paid or incurred by Tenant in entering the sublease or assignment transaction. The share of Net Revenues payable to Landlord in accordance with the terms hereof shall be paid as amounts are received from the Subtenant or assignee after Tenant has first recaptured the Transaction Costs actually paid by Tenant prior to the effective commencement date of the sublease or assignment transaction. Within 30 days following the commencement of any sublease or assignment transaction, Tenant agrees to provide Landlord with reasonably satisfactory documentation evidencing the accurate and complete calculation of estimated Net Revenues. Such documentation is subject to revisions based on Transaction Costs incurred following such initial documentation and on corrections of errors. As used herein, "TRANSACTION COSTS" shall mean and include: (a) in the case of a sublease, all Rents theretofore actually paid to Landlord by Tenant hereunder for the subleased portion of the Premises (the "TRANSFERRED SPACE") during the term of such sublease (determined based on the ratio of the Rentable Area of the subleased portion of the Premises to the Rentable Area of the Premises), (b) any reasonable brokerage commissions thereto actually paid by Tenant on account of such sublease or assignment, (c) any attorneys' fees theretofore actually paid to Landlord pursuant to SECTION
19.4 in connection with such assignment or sublease, (d) any customary advertising costs theretofore actually paid by Tenant in connection with such assignment or sublease, (e) any out-of-pocket costs theretofore actually paid by Tenant in providing concessions to the assignee or subtenant in connection with such transaction (such as the cost of any tenant improvement allowance or other payment provided by Tenant to or on behalf of such assignee or subtenant), (f) any fees and charges theretofore actually paid by Tenant to attorneys, architects and space planners and other consultants reasonably necessary to effect such assignment or sublease, and (g) the amount of Rents theretofore actually paid to Landlord by Tenant hereunder for all days that the Transferred Space was vacated by Tenant for a period commencing as of the LATER of (1) the date Tenant vacated the Transferred Space and no longer used or occupied the Transferred Space for any business purpose and (2) the date Tenant executed a brokerage listing agreement with an independent third party broker for the active marketing of the Transferred Space and ending on the date preceding the date the subtenant or assignee is to commence paying rent under the terms of its agreement with Tenant.

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

                               ARTICLE 20. NOTICES

         Whenever either of the parties hereto desires to give or serve any notice, demand, request or other communication with respect to this Agreement, each such notice, demand, request or communication shall be given in writing (at the addresses as set forth below) by any of the following means: (i) personal service; (ii) by a reputable express mail or overnight courier service with proof of delivery; or (iii) United States registered or certified mail, first class postage prepaid, return receipt requested), and addressed as below. Any notice, demand, request or other communication sent pursuant to item (i) of this
ARTICLE 20, shall be deemed received upon such personal service, if sent pursuant to item (ii) of this ARTICLE 20, shall be deemed received upon the date indicated on the proof of delivery, and, if sent pursuant to item (iii) of this
ARTICLE 20, shall be deemed received three (3) days following deposit in the United States mail. No notice, demand, request or other communication given by any party to the other through electronic mail ("E-MAIL") or by way of the Internet (whether on a website created for or maintained by a party or otherwise) shall be deemed effective for purposes of this Agreement. Either party may change such address upon written notice to the other party.

         If to Tenant:         The Prudential Insurance Company of America
                               Gateway Center Two, 17th Floor
                               Newark, New Jersey 07102-4077
                               Attn:    Vice President of Corporate Real Estate

         with a copy to:       The Prudential Insurance Company of America
                               Gateway Center Two, 17th Floor
                               Newark, New Jersey 07102-4077
                               Attn:    Assistant General Counsel

         If to Landlord:




         with a copy to:


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

Notice to be delivered to Landlord under the terms of SECTION 10.5, SECTION 16.6 or ARTICLE 33 shall also be delivered to the office of the Building by telecopy or personal delivery as follows:

                                   _____________________________________________
                                   _____________________________________________
                                   Jacksonville, Florida
                                   Attn:    Building Manager
                                   Telephone:___________________________________
                                   Telecopy No.:________________________________

                        ARTICLE 21. ESTOPPEL CERTIFICATES

         Within ten (10) business days after a request by Landlord or Tenant (the "REQUESTING PARTY"), the other party hereto (the "CERTIFYING PARTY") shall execute an estoppel certificate, in form reasonably satisfactory to both the Certifying Party and the Requesting Party, which: (a) certifies that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) states the expiration date of the Lease Term and any agreements to extend or renew the Lease Term or to permit any holding over (and specifies the terms of any such agreements or confirms that none exist); (c) certifies the dates through which Rents have been paid; (d) states whether or not, to the knowledge and belief of the Certifying Party, there exist any defaults by either party hereto in the performance of any of their respective obligations under this Lease (and specifies any such default); (e) states whether or not, to the knowledge and belief of the Certifying Party, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default hereunder and, if such an event has occurred, specifies each such event; and (f) states whether to the best knowledge and belief of the Certifying Party, following commercially reasonable investigation, Tenant is entitled to any credits, offsets, defenses or deductions against payment of Rents, or has any other claims against Landlord for abatement or rent, damages, or other liability, and, if so, describes them. Such estoppel certificate shall be addressed and delivered as the Requesting Party may reasonably direct. Any estoppel certificate issued pursuant to this Section may be relied upon by the Requesting Party, by the addressee, and by others with whom the Requesting Party may be dealing, regardless of independent investigation, PROVIDED, HOWEVER, no party may rely upon a certificate which they know to be false or inaccurate. The Certifying Party shall also include in any estoppel certificate such other information concerning this Lease as the Requesting Party may reasonably request.

                      ARTICLE 22. NO RELOCATION OF PREMISES

         Landlord acknowledges that Landlord may not relocate the Premises.

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                               ARTICLE 23. BROKER

         Each of Landlord and Tenant warrants and represents that (a) no brokers except Tenant's Broker (as that term is defined in SECTION 1.9) were instrumental in bringing about or consummating this Lease and (b) it had no conversations or negotiations with any broker except Tenant's Broker concerning the leasing of the Premises by Tenant. Tenant's Broker shall be compensated (at the times specified below) in an amount equal to $1,173,706.52, the standard market rate of four percent (4%) of the Basic Rent (including escalations of Basic Rent, if any) to be paid by Tenant (the "Commission"). The calculation of the Commission is attached hereto as EXHIBIT O attached hereto and incorporated herein by reference. Tenant shall pay $883,167.33 to Tenant's Broker on the date that this Lease is executed by both parties hereto, the amount equal to the full amount of the Commission less $290,539.18, the portion of the Commission which might be owed in connection with any part of the Basic Rent covered by a Contraction Right (as defined in ARTICLE 30) (the "Initial Commission"). For any part of the Basic Rent covered by a Contraction Right (as defined in ARTICLE
30), the compensation owed in connection therewith shall not be the responsibility of the Tenant nor shall it be paid to Tenant's Broker until the expiration of each applicable Contraction Right. Upon the expiration of each applicable Contraction Right, the portion of the Commission attributable to the compensation for such Basic Rent shall become immediately due and payable by Landlord at Landlord's sole cost and expense to Tenant's Broker. If Landlord does not pay the Tenant's Broker any compensation when due, Tenant (after ten
(10) days notice to Landlord) may pay the same and offset an amount equal to such payment against the Rents due hereunder. All compensation payable under this ARTICLE 23 shall be separate and distinct from any compensation paid or payable to Tenant's Broker for the sale of the Building to the Landlord. Simultaneously with the execution of this Lease, Landlord and Tenant's Broker shall execute a commission agreement in the form of EXHIBIT Q attached hereto. Additionally, simultaneously with the execution of this Lease, Tenant will supply Landlord with a copy of a letter addressed to Tenant's Broker obligating Tenant to pay the Initial Commission. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against any claims for any brokerage commissions, finder's fees or other damages or liabilities relating to such claims by persons other than Tenant's Broker, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys' fees and expenses, to the extent any of such claims result from a breach of the foregoing warranties and representations made by the indemnifying party. Additionally, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims arising out of Tenant's failure to pay the Initial Commission, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorney's fees and expenses. Landlord also agrees to indemnify, defend and hold Tenant harmless from and against any claims for any brokerage commissions, finder's fees or other damages or liabilities relating to such claims by Tenant's Broker relating to this Lease, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorney's fees and expenses, except for the Initial Commission. Notwithstanding anything else contained herein, if this Lease is terminated pursuant to the terms of ARTICLE 36 hereof, no compensation owed or paid to Tenant's Broker shall be affected except that within ten (10) days after the termination, the Remainder Commission as defined in EXHIBIT Q

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owed to Tenant's  Broker  shall become due  immediately  and upon payment of the
Remainder   Commission  to  Tenant's  Broker,  the  Commission  Agreement  shall terminate and neither party shall have any further rights or obligations thereunder. Notwithstanding anything else contained herein, if this Lease is terminated for any reason other than pursuant to the terms of ARTICLE 36 hereof, neither the Remainder Commission (as defined in EXHIBIT Q) nor any other compensation which may be payable by Landlord to Tenant's Broker pursuant to EXHIBIT Q after the date of such termination shall be due and such Commission Agreement shall terminate and neither party shall have any further rights or obligations thereunder, except for any obligation of Landlord to pay to Tenant's Broker a commission which arose prior to the termination but which Landlord had not actually paid to Tenant's Broker prior to the termination. In no event, shall Tenant's Broker be required to refund to Landlord any commission previously paid to Tenant's Broker. Landlord acknowledges that in addition to the commissions referenced above, Tenant's Broker might be entitled to be paid by Landlord additional commissions relating to this Lease as outlined in EXHIBIT "Q" attached hereto and incorporated herein by reference.

                   ARTICLE 24. EXCULPATION AND INDEMNIFICATION

         24.1 EXCULPATION. Under no circumstances shall Landlord, Landlord's Affiliates, or any partner, director, officer, agent or employee of Landlord or Landlord's Affiliates be liable: (a) for any damage caused by other lessees or persons in or about the Building, or caused by construction of any public or quasi-public work by any governmental or quasi-governmental entity (except as otherwise specifically provided elsewhere herein); or (b) for consequential damages (including, without limitation, lost profits), including as a result of any loss of the use of the Premises or any equipment or facilities therein. It is further agreed that Tenant shall not be liable for consequential damages incurred by Landlord by reason of a breach or default by Tenant under this Lease, except as set forth in SECTION 15.4 hereof which sets forth amounts payable by Tenant in the event it holds over at the Premises.

         24.2     INDEMNITY.

                  (a) TENANT'S INDEMNITY. Tenant shall indemnify, hold harmless and defend (utilizing counsel reasonably satisfactory to Landlord and the indemnified person) Landlord, Landlord's Affiliates and mortgagees, and its and their respective partners, directors, officers, agents and employees from and against any and all claims, demands, causes of action, liability, loss, damage, costs and expenses for death, personal injury or property damage (including, without limitation, reasonable attorneys' fees and expenses to and through appellate proceedings) to the extent arising from or in connection with the gross negligence or willful misconduct of Tenant or its partners, directors, officers, agents, employees, contractors or invitees (except to the extent caused by Landlord's or its agent's, employee's or contractor's gross negligence or willful misconduct or any breach of this Lease by Landlord) occurring in or about the Premises. Tenant's maximum obligation under this SECTION 24.2(a) shall be One Hundred Million Dollars ($100,000,000.00).

                  (b) LANDLORD'S INDEMNITY. Landlord shall indemnify, hold harmless and defend (utilizing counsel reasonably satisfactory to Tenant and the indemnified person) Tenant and the Prudential Entities, and its and their respective partners, directors, officers, agents and employees from and against any and all claims, demands, causes of

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         action, liability, loss, damage, costs and expenses for death, personal injury or property damage (including, without limitation, reasonable attorneys' fees and expenses to and through appellate proceedings) to the extent arising from or in connection with gross negligence or willful misconduct of Landlord or its partners, directors, officers, agents, employees, contractors or invitees (except to the extent caused by Tenant's or its agent's, employee's or contractor's gross negligence or willful misconduct or breach of this Lease by Tenant) arising out of the operation or management of the Building or the Land. Landlord's gross maximum obligation under this SECTION 24.2(b) shall be One Hundred Million Dollars ($100,000,000.00).

It is understood and agreed that nothing contained in this SECTION 24.2 shall in any way limit or otherwise affect the waiver of subrogation set forth in SECTION
7.3 of this Lease, nor shall the provisions hereof affect in any other way the insurance coverage provided in accordance with the terms of ARTICLE 7.

         24.3 SATISFACTION OF REMEDIES. Neither Landlord, Landlord's Affiliates, nor any successor to Landlord's interest, including any Successor Landlord (as defined in SECTION 17.4), shall be personally liable for the performance of Landlord's obligations under this Lease. Tenant shall look only to Landlord's estate and property in the Land and the Building, and to no other property or assets of Landlord or Landlord's Affiliates, for the satisfaction of Tenant's remedies under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord or Landlord's Affiliates. The covenants and agreements contained in this Article shall be enforceable by Landlord, Landlord's Affiliates, and its and their respective successors and assigns.

         24.4 TRANSFERS OF LANDLORD'S INTEREST. The covenants and agreements of Landlord under this Lease shall not be binding on any person at any time holding the interest of Landlord (including the original named Landlord) subsequent to the transfer of that person's interest in the Building and assumption by the transferee of Landlord's obligations hereunder. In the event of such a transfer, the covenants and agreements of Landlord thereafter shall be binding upon the transferee of Landlord's interest. If Landlord's interest in the Building or the Land shall be sold, assigned or otherwise transferred to any person, including any transfer upon the exercise of any remedy provided in a mortgage or at law or equity, that person, and each person thereafter succeeding to its interest in the Building or the Land, shall not be: (a) liable for any act or omission of Landlord under this Lease occurring before such sale, assignment or other transfer; (b) subject to any offset, defense or counterclaim accruing before such sale, assignment or other transfer; or (c) bound by any payment, made before such sale, assignment or other transfer, of Basic Rent or Additional Charges more than one month in advance.

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                               ARTICLE 25. PARKING

         25.1 PARKING AREA. Throughout the Lease Term, Landlord shall provide Tenant with parking spaces, as provided herein, in the following two (2) parking areas (collectively, "PARKING AREA"): (i) Lots A, B, C and D ("LOTS A-D") and
(ii) the main lot (the "MAIN LOT") which lots are more particularly described on EXHIBIT H attached hereto and shown on EXHIBIT N. The Parking Area contains the number of parking spaces shown on Exhibit R attached hereto. Additionally, if Landlord converts the grassy mall located in front of the Building into parking spaces, then such spaces shall be referred to as the "Mall Lot" provided the Mall Lot will not be included in the term "Parking Area."

         25.2 PARKING SPACES. Notwithstanding anything to the contrary contained herein, Tenant shall, at all times during the Lease Term (except as provided in Section 25.7 hereof), be entitled to use at least a minimum of 3.45 parking spaces per 1,000 square feet of Rentable Area of the Premises ("PARKING SPACES") for parking the passenger vehicles of its employees, visitors and invitees in the Parking Area (which spaces shall be increased or reduced in accordance with Section 25.5. Tenant's Parking Spaces shall only be divided between Lots A-D and the Main Lot on a proportionate share basis. If a parking garage is constructed on any of Lots A-D pursuant to Section 25.15, then Tenant's proportionate share of Parking Spaces in Lots A-D may be divided between Lots A-D and the new parking garage located on Lot A, B, C or D. If a parking garage is constructed on the Main Lot pursuant to Section 25.15, then Tenant's proportionate share of Parking Spaces in the Main Lot may be divided between the Main Lot and the new parking garage on the Main Lot.

         25.3 RESERVED SPACES. Landlord agrees that included within the term "Parking Spaces" shall be twenty (20) spaces in Lots A, B, or D, or the Mall Lot if Landlord decides to permanently open the Mall Lot to tenant parking (the location of which is to be designated by Tenant) which shall be designated reserved spaces for the exclusive use of Tenant and Tenant's agents, employees and invitees (the "RESERVED SPACES") if Tenant so desires. Landlord also agrees that the monthly rental fee for the Reserved Spaces shall be the same monthly rental fee as a nonreserved Parking Space which fee is provided in Section 25.4.

         25.4 RENTAL FOR PARKING SPACES. Tenant agrees to pay a monthly parking fee for each Parking Space (whether a Reserved Space or unreserved) (a) in the Main Lot of thirty and 00/100 Dollars ($30.00) per month, plus applicable sales tax and (b) in Lots A-D (and the Mall Lot, if applicable) of Forty-Five and 00/100 Dollars ($45.00) per month, plus applicable sales tax, except as modified by the terms of Section 25.11 hereof.

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         25.5  INCREASE  AND  DECREASE IN  TENANT'S  PARKING  RIGHTS.  If Tenant
exercises its Right of First Offer or leases any additional space from Landlord, Parking Spaces shall be increased by 3.45 parking spaces per 1,000 square feet for each 1,000 square feet or portion thereof of Rentable Area added to the Premises. If the Tenant exercises any of its Contraction Rights, Parking Spaces shall be decreased by 3.45 Parking Spaces per 1,000 square feet for each 1,000 square feet or portion thereof of Rentable Area deducted from the Premises.

         25.6 PARKING AREA SHUTTLE BUS. Throughout the Lease Term, Tenant may continue to operate its shuttle bus service between the Building, various points in the Parking Area and Tenant's other properties in Jacksonville, Florida, in a manner solely determined by Tenant.

         25.7 GENERAL TERMS. Tenant shall comply with the reasonable rules, regulations, terms and conditions as Landlord or its parking operator may reasonably establish from time to time. Landlord agrees to maintain existing lighting levels within the Parking Area and further agrees that the Parking Area shall be open and accessible 24 hours per day, 7 days per week, subject to closures due to emergency and necessary closures for scheduled repair and maintenance and work necessary to comply with applicable laws, rules or regulations, it being agreed that Landlord shall use commercially reasonable efforts to avoid closures and will conduct necessary closures in a manner that will minimize interference with Tenant's use of the Parking Area, including, if reasonably possible, conducting necessary work during other than Building Hours. In the case of any such closures, the balance of Article 25 shall apply. Landlord also agrees to continue to maintain the Parking Area in a good, clean and neat condition comparable to the condition of parking areas for Comparable Buildings or the condition of the Parking Area as of the Commencement Date, whichever condition is better, and in compliance with all laws, rules and regulations.

         25.8 ALTERNATE SPACES. If any of the Parking Spaces are unavailable to Tenant at any time for any reason (other than a Permitted Displacement, as defined in Section 25.10 below) (each such Parking Space which is unavailable is hereinafter called a "Displaced Parking Space" and a Parking Space which is unavailable to Tenant shall be known as "Displaced"), Landlord, at no additional cost or expense to Tenant, shall make other parking spaces (the "Alternate Spaces") and convenient and professional transportation (at a minimum from 6:00 a.m. to 9:00 p.m., Monday through Friday, excluding Holidays, every fifteen (15) minutes) to and from such Alternate Spaces available to Tenant until the Parking Spaces are once again available to Tenant. The Alternate Spaces shall be located in a paved, gravel or other type surface parking lot or in a commercially reasonable structure (at Landlord's election), provided that such other type surface does not (a) constitute a hazard to Tenant or any of its employees, agents or invitees using the Alternate Spaces, (b) constitute a nuisance, (c) is not subject to flooding or turning into mud or similar hazard from rainfall, and
(d) is acceptable to Tenant in its reasonable discretion. The Alternate Spaces shall be located in a lighted parking lot or structure, shall be manned by a security guard Monday through Friday, except Holidays (as defined above), (at a minimum from 6:00 a.m. to 9:00 p.m.) and shall contain a professional shelter

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for people to stand under while waiting for transportation to the Building to be provided by the Landlord hereunder. The Alternate Spaces shall be located within the boundaries highlighted in EXHIBIT T attached hereto and incorporated herein by reference. Landlord's insurance coverage required hereby shall include the Alternate Spaces and the operation of the transportation covered hereby for the benefit of the Tenant and their employees, agents and invitees.

         25.9 VALET PARKING. In lieu of requiring the Landlord to provide all or some of the Alternate Spaces required to be supplied by Section 25.8 above, Landlord can provide, or Tenant can require the Landlord to provide valet parking services in one or more of the Parking Areas (including the Mall Lot, if applicable), except in those areas in which the Parking Spaces are unavailable to Tenant, to the extent allowable by law or otherwise feasible in Landlord's reasonable discretion. Landlord agrees to use its best efforts to accomplish valet parking to the maximum extent possible if requested by Tenant. Such valet services will be provided Monday through Friday, except Holidays (as defined above) (at a minimum from 6:00 a.m. to 9:00 p.m.). Such valet services shall be provided directly by Landlord, Landlord's Managing Agent or a parking company hired by Landlord or Landlord's Managing Agent. The people providing the valet services shall wear uniforms and shall operate the valet services in a professional, courteous and convenient manner. Landlord's insurance coverage required hereby shall include such valet services for the benefit of the Tenant and its subtenants and their employees, agents and invitees.

         25.10 PERMITTED DISPLACEMENT. Notwithstanding anything else contained herein, Landlord will not be obligated to provide Alternate Spaces under Section
25.8 hereof for any Parking Space unavailable to Tenant if, with respect to such unavailable Parking Spaces, Landlord:

                  (a) Relocates such Parking Space in Lots A-D to other locations within Lots A-D or the Mall Lot (if applicable) or any parking structures constructed on Lots A-D.

                  (b) Relocates such Parking Space in the Main Lot to other locations provided that the furthest most space in such location(s) is no further from the main entrance to the Building than the furthest most space currently located in the Main Lot as of the Commencement Date, as the crow flies; or

                  (c) Provides valet parking covering such Parking Space which satisfies the conditions of Section 25.9 hereof.

         The relocation of unavailable Parking Spaces or the providing of valet parking as described in clauses (a) through (c) of this Section is called a "Permitted Displacement" and any Parking Spaces which are the subject of a Permitted Displacement shall not constitute Displaced Parking Spaces.

         Notwithstanding the above, however, Permitted Displacements shall encompass only those Parking Spaces which have been relocated pursuant to subsection (a) and (b) above and shall not have any affect on the obligation of Landlord to provide any other Alternate Spaces if other Parking Spaces are unavailable.

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         25.11 RENT REDUCTION.  If any Parking Spaces located in Lots A-D become unavailable to Tenant at any time for any reason (other than a Permitted Displacement, as defined above) and Landlord provides Alternate Spaces, the rental for such Parking Spaces during the period that such Alternate Spaces are provided shall be reduced to thirty and 00/100 Dollars ($30.00) per month, plus applicable sales tax.

         25.12 INTENTIONAL DISPLACEMENT. Except in connection with a Parking Garage Displacement (as defined below) or in connection with the repair or maintenance of Parking Spaces, or the necessity of bringing Parking Spaces into compliance with applicable laws, ordinances or codes. Landlord shall not intentionally make or voluntarily allow any of the Parking Spaces to be unavailable to Tenant during this Lease Term. If Landlord violates the previous sentence, Tenant shall have the right at any time thereafter (after written notice to Landlord and failure of Landlord to cure such violation within five
(5) days of Landlord's receipt of such notice) to either (a) sue the Landlord for damages (notwithstanding any other limitations on the ability of Tenant to sue the Landlord for damages contained herein, if any, arising out of Landlord's failure to cure such violation, or (b) if Landlord has not cured such failure prior to Tenant delivering its Termination Notice (as defined below), to terminate this Lease upon six months written notice to Landlord (the "Termination Notice").

         25.13 DISPLACEMENT CAUSED BY ACT OF GOD. If Tenant shall notify Landlord within a reasonable time (an "Act of God Notice") that any Parking Spaces are Displaced due to an act of God, repair and maintenance of Parking Spaces, or another reason reasonably beyond the control of the Landlord (including actions taken by Landlord to bring Parking Spaces into compliance with applicable laws, ordinances or codes) ("Act of God Displacement"), and Landlord shall provide the Alternate Spaces in accordance with and as required by Section 25.8 above, then such displacement shall have no effect on the terms of this Lease except as provided in Section 25.11 above or as provided below. If any Parking Spaces become Displaced due to an Act of God Displacement and if Landlord fails to supply the necessary Alternate Spaces in accordance with and as required by Section 25.8 above, then within ten (10) days after the Act of God Notice, Tenant shall have the right to find replacement parking for such Displaced Parking Spaces. If such replacement parking falls within the definition of the Alternate Spaces, then Tenant shall have the right to setoff against the Rents due hereunder for any and all reasonable out-of-pocket expenses Tenant actually incurred in procuring such replacement parking, upgrading such replacement parking to the standards of Alternate Spaces and providing the transportation, security, shelter and lighting required in connection with Alternate Spaces (all such reasonable out-of-pocket expenses are hereinafter called the "Replacement Parking Expenses"). Such displacement shall have no effect on the terms of this Lease except as provided in Section 25.11 above or as provided below. If such replacement parking does not fall within the definition of Alternate Spaces (such as the location is outside the geographic location of the Alternate Spaces), then Tenant shall have the right to set off against the Rents due hereunder (a) the Replacement Parking Expenses, and (b) fifty percent (50%) of the Pro Rata Rent Deduction (as defined below) for each day that the Act of God Displacement is in effect up to one hundred eighty (180) days. If an Act of God Displacement (whether or not Alternate Spaces are

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provided  and  whether or not Tenant  locates  replacement  parking)  occurs for greater than one hundred eighty (180) days, then for each day thereafter (up to forty-five (45) additional days) that the Act of God Displacement is in effect, Tenant shall have the right to set off against the Rents due hereunder an amount equal to the Replacement Parking Expenses and one hundred percent (100%) of the Pro Rata Rent Deduction (as defined below) (the "45 Additional Day Deduction"). Notwithstanding anything to the contrary herein, the right of Tenant to set off the Pro Rata Rent Deduction against Rent as provided in this paragraph for each Displaced Parking Space shall end (except for the 45 Additional Day Deduction, if applicable) with respect to such Displaced Parking Space when it is moved to a space which satisfies the definition of an Alternate Space. If an Act of God Displacement occurs for greater than two hundred twenty-five (225) days, then Tenant shall have the right to terminate this Lease upon six months written notice to Landlord but shall not be entitled to offset any additional Pro Rata Rent Deduction against Rent for any period of time after 225 days after the Act of God Displacement.

         25.14    DISPLACEMENT DUE TO CONDEMNATION.

                  (a) COMPLETE TAKING. If the entire Parking Area is taken by condemnation, or by transfer in lieu of threatened condemnation following the passage of a resolution of necessity by the condemning authority or in any other manner for any public or quasi-public use or purpose ("EMINENT DOMAIN"), this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority takes possession, whichever is earlier ("DATE OF THE TAKING") pursuant to the terms of Section 14.1 hereof, and the Rents shall be prorated and adjusted as of such date. Tenant shall not be obligated to pay Rents for periods following the effective date of termination of this Lease by reason of Eminent Domain.

                  (b) PARTIAL TAKING. If only part of the Parking Area is permanently taken (i.e. for a period greater than nine (9) months) by Eminent Domain, this Lease shall be unaffected by such taking, except that (a) Tenant shall be entitled to a proportionate adjustment in the Rents (including Tenant's Share), and (b) if one hundred (100) or more spaces are permanently taken, Tenant may terminate this Lease as of the Date of Taking by giving Landlord notice to that effect within 90 days following the date on which Landlord delivers to Tenant a copy of the official notice of such Taking unless Landlord offers to provide replacement parking on the Mall Lot within ninety (90) days of the Date of Taking or valet parking on the terms set forth in Section 25.9 hereof with respect to the taken spaces. This Lease shall terminate as of the date that such termination notice from Tenant is given, and the Rents shall be prorated and adjusted as of such termination date. If Tenant does terminate this Lease due to such condemnation, Tenant shall be entitled to claim an award or payment in connection with the taking in accordance with Section 14.3 hereof. If Tenant does not terminate this Lease as provided above, Tenant shall be entitled to claim an award or payment in connection with any permanent taking of the Parking Area or any part thereof from the condemning authority expressly granted

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for the taking of such Parking Area or portion thereof related to Tenant's right to use the Parking Area for the remaining term of this Lease, interruption of Tenant's business or Tenant's moving expenses. If Tenant intervenes in a condemnation proceeding in which Landlord is a party, Landlord and Landlord's counsel shall manage and control the proceeding for the claimants, provided, however, Tenant may manage and control its own claim and litigation so long as such action will not in any way materially diminish, interfere with or otherwise affect Landlord's claims or proceedings. Attorneys' fees and costs incurred by Landlord in connection with Eminent Domain proceedings shall not be charged to Tenant except to the extent related to pursuing a claim or obtaining recovery on behalf of Tenant at Tenant's request.

                  (c) TEMPORARY TAKING. If all or any portion of the Parking Area is taken by Eminent Domain for a limited period of time (not to exceed nine
(9) months), this Lease shall remain in full force and effect and Landlord and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including, without limitation, the payment of Rents. Tenant shall be entitled to receive that portion of the award which is made for any such temporary taking of the Parking Area attributable to any period within the term of this Lease. Landlord shall be entitled to receive that portion of the award which is made for any such temporary taking of the Parking Area attributable to the period after the expiration of the term of this Lease, or to the cost of restoration of the Parking Area or which is made for any other purpose. If any such temporary taking terminates before the expiration of the term of this Lease, Landlord shall restore the Parking Area as nearly as possible to its condition before the taking, at Landlord's sole cost and expense; provided that Landlord shall receive the portion of the award attributable to such restoration.

         25.15 DISPLACEMENT CAUSED BY CONSTRUCTION OF A PARKING STRUCTURE ON LOTS A-D OR THE MAIN LOT. If any Parking Spaces in Lots A-D or the Main Lot become Displaced at any time due to the construction of parking structures for the non-exclusive use of tenants of the Building (whether being constructed by Landlord or a third party)(a "Parking Garage Displacement") and Landlord provides the Alternate Spaces in accordance with and as required by Section 25.8 above, such displacement shall have no effect on the terms of this Lease except as provided in Section 25.11 above or as provided below. If any Parking Spaces become Displaced at any time due to a Parking Garage Displacement and if Landlord fails to supply the necessary Alternate Spaces in accordance with and as required by Section 25.8 above, on or before the date of the commencement of the Parking Garage Displacement, Tenant shall have the right to find replacement parking for such Displaced Parking Spaces. If such replacement parking falls within the definition of the Alternate Spaces, Tenant shall have the right to setoff against the Rents due hereunder for the Replacement Parking Expenses. Such displacement shall have no effect on the terms of this Lease except as provided in Section 25.11 above or as provided below. If such replacement parking does not fall within the definition of the Alternate Spaces (such as the location is outside the geographic location of the Alternate Spaces) then Tenant shall have the right to set off against the Rents due hereunder (a) the Replacement Parking Expenses, and (b) fifty percent (50%) of the Pro Rata Rate Deduction (as defined below) for each day that the Parking Garage Displacement is in effect up to two hundred seventy (270) consecutive days. If a Parking Garage Displacement (whether or not Alternate Spaces are provided and whether or not Tenant locates replacement parking) occurs for greater than two hundred seventy (270) consecutive days, then for each day thereafter that the Parking

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Garage Displacement is in effect, Tenant shall have the right to set off against the Rents due hereunder an amount equal to two hundred percent (200%) of the Pro Rata Rent Deduction (as defined below) plus two hundred percent (200%) of the monthly parking fee for each Displaced Parking Space (prorated on a daily basis) (the "Additional Deduction"). Notwithstanding anything to the contrary herein, the right of Tenant to setoff the Pro Rata Rent Deduction against Rent as provided in this paragraph shall end (except for the Additional Deduction) with respect to each Displaced Parking Space which is moved to a space which satisfies the definition of an Alternate Space. If a Parking Garage Displacement occurs for greater than three hundred sixty-five (365) consecutive days, then Tenant shall have the right to terminate this Lease upon six months written notice to Landlord but shall not be entitled to offset any Pro Rata Rent Deduction against Rent for any period of time after 365 days after the Parking Garage Displacement.

         25.16 LANDLORD'S NOTICE. Landlord agrees to provide to Tenant a notice (a "Displacement Notice") prior to each time that Landlord voluntarily intends to displace Parking Spaces (whether a Permitted Displacement or not). Landlord shall endeavor to provide the Displacement Notice sixty (60) days prior to the applicable displacement, or if that much notice is not reasonably possible, Landlord shall endeavor to provide the Displacement Notice as soon as possible.

         25.17 DEFINITION OF PRO RATA RENT DEDUCTION. For purposes of this Lease, the term "Pro Rata Rent Deduction" shall be the sum of each Daily Pro Rata Rent Deduction applicable to the period in question (as defined below). Each Daily Pro Rata Rent Deduction shall be calculated by multiplying the Equivalent Displaced Rentable Area (as defined below) times the Rents (as defined in Section 3.1 hereof) due per square foot of Rentable Area, calculated on a daily basis, for each day that a Pro Rata Rent Deduction is applicable. For purposes of this Lease, the term "Equivalent Displaced Rentable Area" shall be calculated by dividing the number of Displaced Parking Spaces (due to whatever reason) by .00345. For example, if 40 Parking Spaces are unavailable for ten
(10) days and the Rents due per square foot of Rentable Area on a daily basis for each applicable day are $.0454, the Equivalent Displaced Rentable Area shall be 11,594.20 (40 divided by .00345), the Daily Pro Rata Rent Deduction for each applicable day shall be 526.82 (11,594.20 times $.0454) and the total Pro Rata Rent Deduction for the ten (10) day period shall be $5,268.20 ($526.82 times ten days).

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                            ARTICLE 26. MISCELLANEOUS

         26.1 MEMORANDUM OF LEASE. Landlord and Tenant agree to execute a memorandum of this Lease, setting forth the term, renewal, expansion, signage, parking, exclusivity, and other required terms, which memorandum shall be substantially in the form attached hereto as EXHIBIT I. Tenant shall have the right to record such memorandum at its sole cost and expense, provided that prior to such recording, Tenant has provided to Landlord a memorandum of termination of lease in a form reasonably acceptable to Landlord, which Landlord shall hold in trust pending the expiration or earlier termination of this Lease. Tenant hereby agrees that Landlord shall have the right to record such termination upon the termination or expiration of this Lease.

         26.2 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Landlord and Tenant in connection therewith. Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Lease, including any riders and all exhibits hereto. All prior agreements and understandings between the parties have merged into this Lease, which alone fully and completely expresses the agreement of the parties.

         26.3 AMENDMENTS. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by Landlord and Tenant.

         26.4 SUCCESSORS. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; PROVIDED, HOWEVER, that no assignment, Lease or other transfer in violation of the provisions of ARTICLE 19 shall operate to vest any rights in any putative assignee, Tenant or transferee of Tenant.

         26.5 LANDLORD'S PERFORMANCE. Except as otherwise specifically set forth in this Lease, Landlord shall have no liability whatsoever to Tenant on account of: (a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (b) any shutdown, failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water or of any governmental agency, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events described above.

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

         26.6 POST-TERMINATION OBLIGATIONS. Upon the expiration of the Lease Term or earlier termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease, and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or earlier termination. However, any liability for a payment of Rents or indemnity shall survive the expiration of the Lease Term or earlier termination of this Lease.

         26.7 COUNTERPARTS. This Lease may be executed in several counterparts and each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

         26.8 CERTAIN DEFINITIONS. For the purposes of this Lease: (a) "Landlord" means the Landlord herein named or any successor in interest, but only for the time that any such person owns the Building or a lease of the Building in accordance with and subject to the provisions of SECTION 24.4, (b) "LANDLORD'S AFFILIATES" means Landlord and each of its subsidiaries or any parent entity, and any successor-in-interest to any of the foregoing, and their respective shareholders, affiliates and related entities; (c) "LAWS," "PROVISIONS OF LAW" and words of similar import mean laws, statutes, ordinances, building and fire codes, rules, regulations, judgments, rulings, decrees, orders and directives of any or all of the federal, state, county and city governments and all departments, subdivisions, bureaus, courts, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force. References to specific statutes include successor statutes of similar purpose and import; (d) "PERSON" means any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity; and (e) "BUSINESS DAY" means Monday through Friday, except for Holidays described in the first sentence of SECTION 11.1.

         26.9 RENTABLE AREA. The number of rentable square feet and useable square feet in the Premises, respectively, shall be deemed to be the square footages respectively set forth as the "RENTABLE AREA OF THE PREMISES" and the "USEABLE AREA OF THE PREMISES" in SECTION 1.4, which have been calculated in accordance with the method of measurement set forth in EXHIBIT F. If the Rentable Area of the Premises is reduced pursuant to ARTICLE 30 or the Rentable Area of the Premises or the Building is reduced as a result of a partial taking in eminent domain or other circumstance (each a "REDETERMINATION EVENT") then the Rentable Area of the Premises, the Useable Area of the Premises and the Rentable Area of the Building, to the extent each is affected by such Redetermination Event, shall be reasonably redetermined by Landlord's space planner or architect and confirmed by Tenant with respect to the measurement of the Premises only for purposes of this Lease, in a manner consistent with the measurement standards set forth in EXHIBIT F and consistent with EXHIBIT A. In such event, the Basic Rent shall be adjusted by multiplying it by a fraction, the numerator of which is the adjusted number of square feet of Rentable Area of the Premises, as so reasonably redetermined by Landlord's space planner or

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architect,  and the  denominator  of which is the Rentable  Area of the Premises prior to such redetermination, and "TENANT'S SHARE" shall be adjusted to the percentage that the Rentable Area of the Premises bears to the Rentable Area of the Building following such redetermination. Whenever any provision of this Lease calls for any calculation based upon the Rentable Area of any portion of the Building (including, without limitation, any such calculations required pursuant to ARTICLES 13 or 14), such calculations shall be made based upon the Rentable Area as determined by Landlord's space planner or architect and confirmed by Tenant in a manner consistent with the method of measurement set forth in EXHIBITS A AND F (and excluding the Parking Area in the case of any such calculation of the Rentable Area of the Building).

         26.10 LIGHT AND AIR. No diminution or shutting off of light, air or view by any structure that may be erected on lands in the vicinity of the Building shall in any manner affect this Lease or the obligations of Tenant hereunder, or impose any liability on Landlord.

         26.11 JOINT AND SEVERAL LIABILITY. If Tenant at any time comprises more than one person, all such persons shall be jointly and severally liable for payment of Rents and for performance of every obligation of Tenant under this Lease.

         26.12 LEASE INTERPRETATION. This Lease shall be governed by and construed in accordance with the laws of the State of Florida, without regard to choice of law rules. If any provision of this Lease or its application to any person or circumstance shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The Table of Contents, Index of Defined Terms, captions, headings and titles of this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. Unless otherwise required by the context (or otherwise provided in this Lease), the words "herein," "hereof" and "hereunder" and similar words refer to this Lease generally and not merely to the provision in which such term is used. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and of each provision hereof in which a time of performance is established. All exhibits and any riders appended to this Lease are hereby incorporated herein and by this reference made a part hereof. The words "including" and "include" shall be interpreted as though followed by the words "without limitation" except where the context otherwise requires.

         26.13 SUBMISSION OF LEASE. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or the grant of an option to do so. This instrument shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.

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         26.14 WAIVER OF TRIAL BY JURY. THE RESPECTIVE  PARTIES HERETO SHALL AND
THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER
WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

         26.15 CONSENT TO JURISDICTION. Tenant hereby consents and submits to the jurisdiction of the federal courts of the United States of America located in the Middle District of Florida and/or any state, county or municipal court sitting in the State of Florida, County of Duval, in respect of any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease. Nothing herein shall affect the right of Landlord to commence legal proceedings or otherwise proceed against Tenant in any other country or jurisdiction in which assets of Tenant are located or to serve process in any manner permitted by applicable law.

         26.16 AUTHORITY. Each individual executing this Lease hereby represents and warrants that the entity it represents is a duly formed and existing entity qualified to transact intrastate business in Florida, with full corporate power and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

         26.17 TENANT. Each reference to "Tenant" hereunder shall mean The Prudential Insurance Company of America, as tenant in the Building, and shall not include The Prudential Insurance Company of America as prior owner of the Building. The preceding sentence, however, is not intended to abrogate or reduce any of the rights granted under Article 19 hereof.

         26.18 TENANT'S PERFORMANCE. If this Lease specifies a time period for performance of an obligation of Tenant, that time period shall be extended by the period of any delay in Tenant's performance caused by the reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond Tenant's reasonable control, including, without limitation, an Untenantability Event (as defined in SECTION 33.2).

         26.19 RELATIONSHIP WITH PURCHASE AGREEMENT. Tenant agrees that any limitation of liability contained in the Purchase Agreement shall relate solely to The Prudential Insurance Company of America, as seller of the Land and the Building and shall not affect any of Tenant's liability under this Lease. For purposes of this SECTION 26.19, the term "Purchase Agreement" shall mean that certain Purchase and Sale Agreement, dated June 9, 1998, between The Prudential Insurance Company of America, as seller and Landlord, as purchaser, relating to the Land and the Building.

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                               ARTICLE 27. SIGNAGE

         27.1 APPROVED SIGNAGE. Subject to the conditions and requirements of this ARTICLE 27, Tenant shall have the right, but not the obligation, to keep in place all Existing Signage (as such term is defined below and as shown on a representative basis on EXHIBIT D) and to install Potential Additional Signage (as defined below) (collectively, all such Signage shall be referred to as the "SIGNAGE"):

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                  (a)      Existing Signage:

                           (i)      Exterior
                                    (A)     Top  of  the  Building   Signage  (2
                                            sides)1
                                    (B)     Front  Entrance  Signage  (above the
                                            front entrance of the Building)1
                                    (C)     Monument  Signage  (in the  front of
                                            the Building)
                                    (D)     Directional   Signage   (for   areas
                                            including,   but  not   limited  to,
                                            parking,   coffee   shop,   Tenant's
                                            various business groups, etc.)

                           (ii)     Interior
                                    (A)     Main Lobby Directory Signage
                                    (B)     Main Lobby  Directional  Signage (to
                                            Tenant's suites and business units)
                                    (C)     Floor   Directional    Signage   (on
                                            Tenant's floors)

                  (b)      Potential Additional Interior Signage:

                           (i) Main Lobby Signage (in the main lobby of the Building)1
                           (ii)             Full Floor Elevator Lobby Signage
                           (iii) Multi-Tenant Floor Elevator Lobby Directional Signage2

         All Existing Signage and Potential Additional Interior Signage may include the name of Tenant. Except for (a)(ii)(A) and (b)(iii), all of Tenant's Existing Signage and Potential Additional Interior Signage may include Tenant's logo and colors.

         27.2 SIGNAGE CONDITIONS.  The rights granted to Tenant pursuant to this
ARTICLE 27 shall be subject to each of the following conditions:

                  1. To the extent not  already  existing or shown on EXHIBIT D,
         (i) the location, design, color, materials, lettering, spacing, size, lighting, content, wording, the manner of attachment and all other design and functional elements of all Signage shall be designated by Tenant and be subject to Landlord's approval, which approval will not be unreasonably withheld, delayed or conditioned by Landlord prior to installation (which approval shall not be unreasonably withheld or delayed) and (ii) shall be compatible with the Building's design and character and the standards of Comparable Buildings.

------------------
    1 To be provided by Landlord at Landlord's sole cost in the event Landlord executes third-party leases for space on Tenant's floors.


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

                  2. If and to the extent required by applicable law or recorded restrictions affecting the Building or the Land, all elements of the Exterior Existing Signage shall be approved by any governmental agency having jurisdiction over such signage. All signage shall comply with and shall be installed in conformance with all applicable laws, rules, regulations and governmental requirements.

                  3. All approvals and permits required to be obtained for the Signage shall be obtained prior to installation.

                  4. Except as otherwise specified, the Signage will be constructed and installed at Tenant's sole cost and expense, subject to all requirements applicable thereto and in accordance with the terms of this ARTICLE 27, and also with the terms of ARTICLE 8.

                  5. Tenant shall insure, maintain and repair the Signage (and the lighting therefor, if any) at Tenant's sole cost and expense pursuant to applicable code and such reasonable rules and regulations as Landlord may reasonably require.

                  6. Tenant's right to Top of the Building Signage, Front Entrance Signage and Main Lobby Signage shall be exclusive so long as Tenant is leasing 150,000 rentable square feet or more in the Building.

                  7. Landlord agrees that no other tenant leasing an equal or lesser amount of Rentable Area than Tenant will have more prominent signage in the interior or exterior of the Building than Tenant's Exterior Existing Signage and/or Interior Existing Signage.

                  8. Throughout the Lease Term, Tenant shall be entitled to its proportionate share of the Lobby Directory Signage. Notwithstanding the above, prior to Tenant exercising any Contraction Option, Tenant shall be entitled to use the same amount of the Lobby Directory Signage as it is using on the Commencement Date of this Lease.

         27.3 TERMINATION OF TOP OF THE BUILDING SIGNAGE RIGHTS. Tenant's right to the Top of the Building Signage shall terminate upon at least sixty (60) business days' notice to Tenant by Landlord if the square footage of Rentable Area of the Premises drops below 150,000 square feet.

         27.4 LANDLORD'S RIGHTS WITH RESPECT TO TENANT'S SIGNAGE. Landlord shall not make use of the name or logo of Tenant, any Prudential Entity or any Surviving Entity (each a Permitted Name or Permitted Logo, as applicable), and will not grant permission to others for the use of the Permitted Name. From and after the date of execution and delivery hereof, Landlord agrees to include within the Rules and Regulations for the Building a prohibition of any unauthorized use of a Permitted Name. Landlord further agrees that it will not change the official name of the Building, which is currently Prudential Plaza One, without Tenant's prior approval, which shall not be unreasonably withheld.

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         27.5 EXCLUSION OF OTHER SIGNAGE.  Landlord shall not permit any tenant, other than Tenant, to maintain any form of signage on the exterior of the Building (unless Tenant's rights to exclusive Building Top Signage be terminated provided pursuant to SECTION 27.3). Landlord may install directory signage outside or inside the Building, subject to Tenant's reasonable approval of location, size and design, listing major tenants so long as Tenant receives its proportionate share of such directory signage. All signage installed by Landlord must be consistent with the Building's design and character and the standards of Comparable Buildings.

         27.6 TRANSFERABILITY OF SIGNAGE RIGHTS. If one of the Prudential Entities (as defined in Section 19.2) becomes the Tenant hereunder and wishes to keep the signage specified in this SECTION 27 or shown on EXHIBIT D in place in accordance with the terms of this Lease, such continued use will be permitted. In lieu of the continued use of the Signage described herein or shown on EXHIBIT D, a Prudential Entity or Surviving Entity that becomes the Tenant hereunder may, upon no less than 30 days' prior written notice, modify the Signage to reflect such entity's name and logo and will submit a set of signage plans to Landlord for use as the new EXHIBIT D under this Lease. If any subtenant or assignee of Tenant other than a Prudential Entity wishes to exercise Signage rights under this ARTICLE 27, any proposed signage must comply with the requirements set forth in this ARTICLE 27 and will require the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this ARTICLE 27, in the event Tenant changes its name from the Permitted Name or its logo from the Permitted Logo, Tenant shall be entitled to modify the Signage to conform to that new name and new logo upon 30 days notice to Landlord, but not subject to any consent or approval right of Landlord and Tenant will submit a set of Signage plans to Landlord for use as the new EXHIBIT D under this Lease.

                 ARTICLE 28. TENANT'S RIGHTS TO EXPAND PREMISES

         28.1 EXPANSION RIGHTS; TERMS. Tenant shall have the right to expand the Premises in accordance with the terms of this ARTICLE 28.

         28.2     TENANT'S RIGHT OF FIRST OFFER.

                  (a) Except as provided in SECTION 28.2(g) hereof, throughout the Term of this Lease, and any extension thereof, Tenant shall have the right of "first opportunity" to lease available space in the Building upon the same economic terms Landlord will offer said space to prospective tenants ("RIGHT OF FIRST OFFER").

                  (b) For the purposes of this section "FIRST OPPORTUNITY" shall mean Tenant's right to lease the space in question as of the expiration of Landlord's lease with the then occupant of such space; space is "AVAILABLE" when the lease of such space has expired or otherwise terminated and the prior occupant of such space has physically vacated and surrendered possession of the space, provided, however, space

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         vacated by Tenant in  accordance  with  ARTICLE 30 hereof  shall not be considered "available" until twelve (12) months have passed since the applicable Contraction Effective Date (as defined in ARTICLE 30 hereof) and such space is available at that time for lease.

                  (c) Tenant may not exercise any right of first opportunity with respect to less than all of the space then becoming available. Tenant shall exercise each such right of first opportunity by delivering written notice of exercise to Landlord no later than twenty
         (20) calendar days following the date of delivery by Landlord to Tenant of notice ("NOTICE OF AVAILABILITY") that the space identified in the Notice of Availability is becoming available on the expected date specified in such Notice. The Notice of Availability shall also contain the terms and conditions which Landlord is willing to lease such space to prospective tenants. If Tenant fails to exercise such right of first opportunity as provided herein, Landlord thereafter may lease the space to prospective tenants subject to the following limitations. If the terms of the proposed lease for the space offered in the Notice of Availability are modified such that the net present value of the economic term of the lease for said space (using an eight percent (8%) discount rate) are reduced by five percent (5%) or more from the terms which Landlord notified Tenant it was willing to lease such space; or six (6) months have expired since the date of the Landlord's last Notice of Availability for said space and a lease has not been executed for said space then, Landlord must provide Tenant with another Notice of Availability for said space containing the modified terms, if applicable, until such time as a lease is executed for said space.

                  (d) Tenant's tenancy of the space covered by any exercised right of first opportunity shall commence and be deemed to have commenced upon the last to occur of: (i) the date of availability specified in Landlord's Notice of Availability; and (ii) one hundred twenty (120) days after the space covered by any exercised right of first opportunity is vacated by the prior tenant and possession of such space is turned over by the Landlord to the Tenant (the "Outside Date"). If the Outside Date is six months or more later than the delivery date agreed to by Landlord and Tenant, Tenant may rescind its election by providing written notice to Landlord.

                  (e) Prior to or upon the commencement of Tenant's tenancy of the space in question, Landlord and Tenant will execute an amendment to the Lease to redefine the Leased Premises to include the space in which Tenant exercised its Right of First Offer and to proportionately adjust the Rent and Tenant's share. Landlord and Tenant acknowledge and agree that any space upon which Tenant exercises its Right of First Offer shall be governed by all the terms and conditions contained in this Lease except for the economic terms contained in the Notice.

                  (f) No such right of first opportunity shall exist or may be exercised by Tenant (or if exercised, such right shall be deemed of no force and effect) if at the time such right is claimed by Tenant and/or at the time Tenant's tenancy of the space covered by such right is otherwise to commence, Tenant is then in Default under this Lease or this Lease is not then in full force and effect.

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

                  (g) Notwithstanding anything else contained herein, Tenant's Right of First Offer (as defined above) shall be modified in the following circumstances:

                           (i) During any renewal term of this Lease (as opposed
                  to the initial four-year term of this Lease), if the Premises then leased by the Tenant drops below 100,000 square feet of Rentable Area, Landlord shall have the option to notify Tenant ("Landlord's Notice") that it desires to restrict Tenant's Right of First Offer (as defined above) to 200,000 square feet of contiguous Rentable Area in the Building. Tenant shall have the right to select the exact location of such 200,000 square feet of contiguous Rentable Area, provided, that such contiguous space shall be selected in full floor increments to the extent possible, by delivering written notice of such selection to Landlord within twenty (20) days of receipt of Landlord's Notice ("Tenant's Notice"). If Landlord does not receive Tenant's Notice within such twenty (20) day period, Landlord shall have the right, at any time thereafter, to limit the Tenant's Right of First Offer (as defined above) to 200,000 square feet of contiguous Rentable Area in the location selected by Landlord, provided that such contiguous space shall be selected in full floor increments to the extent possible.

                           (ii) During any renewal term of this Lease (as opposed to the initial four-year term of this Lease), if the Premises then leased by the Tenant drops below 50,000 square feet of Rentable Area, Landlord shall have the option to notify Tenant ("Landlord's Notice") that it desires to restrict Tenant's Right of First Offer (as defined above) to 100,000 square feet of contiguous Rentable Area in the Building. Tenant shall have the right to select the exact location of such 100,000 square feet of contiguous Rentable Area, provided that such contiguous space shall be selected in full floor increments to the extent possible, by delivering written notice of such selection to Landlord within twenty
                  (20) days of receipt of Landlord's Notice ("Tenant's Notice"). If Landlord does not receive the Tenant's Notice within such twenty (20) day period, Landlord shall have the right, at any time thereafter, to limit the Tenant's Right of First Offer (as defined above) to 100,000 square feet of contiguous Rentable Area in the location selected by Landlord, provided that such contiguous space shall be selected in full floor increments to the extent possible.

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                   ARTICLE 29. TENANT'S RIGHT TO EXTEND LEASE

         29.1 TENANT'S EXTENSION RIGHT. Tenant is hereby granted the following three (3) successive rights to extend the Lease Term as to all or a portion (such portion to be on a full floor basis) of the Premises then being leased by Tenant (each an "EXTENSION RIGHT"): (i) five (5) years ("FIRST EXTENSION TERM");
(ii) five (5) years ("SECOND EXTENSION TERM"); and (iii) five (5) years ("THIRD EXTENSION TERM") ("First Extension Term", "Second Extension Term" and "Third Extension Term" from time to time be referred to collectively or singularly, as applicable, as "Extension Term"). If Tenant exercises its rights under this
ARTICLE 29 to extend the Lease Term by the applicable Extension Term pursuant to the terms herein, the commencement date of the Extension Term will begin at the end of the initial Term or the Extension Term, as applicable, and the Expiration Date of this Lease shall be extended to the last day of the applicable Extension Term. Tenant's rights under this ARTICLE 29 may only be exercised if Tenant is not in Default at the time of the commencement of the applicable Extension Term. In addition, in the event that Tenant shall timely and properly deliver the Extension Notice (as hereinafter defined) but, at the time of Landlord's receipt of the Extension Notice a Default shall have occurred and be continuing, and as a result of such Default, Landlord has not already terminated this Lease or Tenant's right to occupy the Premises and Landlord desires to contest Tenant's right to exercise said Extension Right, Landlord shall deliver written notice of such contest ("LANDLORD'S CONTEST NOTICE") to Tenant within thirty (30) days of Landlord's receipt of the Extension Notice identifying such uncured default(s), Tenant shall have ten (10) additional days from the receipt of Landlord's Contest Notice (the "ADDITIONAL CURE PERIOD") to cure such default(s), failing which Tenant's Extension Notice shall be rendered null, void and of no force or effect. During the Additional Cure Period, Landlord shall not terminate this Lease or terminate Tenant's right to occupy the Premises, but Landlord shall have all other rights and remedies under this Lease or otherwise available to Landlord at law and/or in equity.

         29.2 NOTICE OF EXERCISE. If Tenant wishes to exercise any of its Extension Rights, Tenant must deliver to Landlord a written notice exercising said Extension Right prior to the date which is twelve (12) months before the expiration date of the initial four-year Lease Term or the applicable Extension Term (the "EXTENSION NOTICE").

         29.3 BASIC RENT AND BASE YEAR FOR EXTENSION TERM. The terms of this Lease shall remain in full force and effect with respect to each Extension Term except the (i) Basic Rent (for purposes of this SECTION 29.3 and EXHIBIT J, the "EXTENSION RENT") for each year of the Extension Term shall be the greater of
(a) ninety percent (90%) of the then prevailing Fair Market Rate, and (b) the Basic Rent due and owing under this Lease for the year immediately preceding the Extension Term in question, (ii) the Base Year will be reset to the year of the commencement date of the applicable Extension Term, and (iii) the monthly parking fee for each Parking Space, as provided in SECTION 25.4 hereof, for each year of the Extension Term shall be the greater of (a) ninety percent (90%) of the then prevailing Fair Market Rate, and (b) the monthly parking fee for such

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space for the year  immediately  preceding the Extension  Term in question.  For purposes of this SECTION 29.3, Fair Market Rate shall mean (a) as it relates to the Premises, the amount per rentable square foot per annum (including all concessions, commissions and other lease terms being offered in the Market) that a willing landlord would offer and a willing tenant would accept in an arm's length transaction for a lease of the Premises for Comparable Buildings in downtown Jacksonville, Florida, and (b) as it relates to parking fees, the amount per Parking Space that a willing landlord would offer and a willing tenant would accept in an arm's length transaction for Parking Spaces in
connection  with  Comparable  Buildings  in  downtown   Jacksonville,   Florida,
considering that was also leasing space in the Comparable Buildings of a size substantially equal to the Premises. Within twenty (20) days after receipt by the Landlord of the Extension Notice, the Landlord shall deliver to Tenant its written determination of the Fair Market Rate relating to the Premises and relating to each of the Parking Spaces for each year of the Extension Term in question (the "Landlord's Determination"). Landlord and Tenant shall have sixty
(60) days after delivery of the Landlord's Determination in which to agree upon the Fair Market Rate relating to the Premises and relating to each of the Parking Spaces for each year of the Extension Term in question. If Landlord and Tenant fail to agree on the Fair Market Rate relating to the Premises and relating to each of the Parking Spaces within such sixty (60) day period, Landlord and Tenant agree that either Landlord or Tenant can submit such disagreement regarding the determination of the Fair Market Rate relating to the Premises and relating to each of the Parking Spaces for each year of the Extension Term in question to dispute resolution in accordance with the terms of EXHIBIT J of this Lease. If the Extension Rent and the monthly parking fee is not determined prior to the commencement of the applicable Extension Term, then the Tenant agrees to pay to Landlord each month, in accordance with the terms of this Lease, until the actual Extension Rent and monthly parking fees are determined pursuant to the terms of EXHIBIT J of this Lease, an amount equal to the monthly installment of Basic Rent due and owing under this Lease for the year immediately preceding the Extension Term in question and an amount equal to the monthly parking fees due and owing under this Lease for the year immediately preceding the Extension Term in question. If Landlord and Tenant agree upon the Fair Market Rate for each year of the Extension Term in question, then Landlord and Tenant shall promptly agree upon the Extension Rent for each year of the Extension Term.

         29.4 LEASE AMENDMENT FOR EXTENSION TERMS. Following Tenant's exercise of each of its Extension Right and determination of the Extension Rent and monthly parking fees pursuant to the terms hereof, Landlord and Tenant will enter into an amendment to the Lease evidencing the extension of the Lease Term in accordance with the terms hereof for such extension. If Tenant fails to exercise its rights under this ARTICLE 29 strictly in accordance with the terms and conditions set forth herein, such Extension Right shall be void and shall be of no further force or effect.

         29.5 TENANT'S RESCISSION RIGHT. If the dispute resolution process discussed in EXHIBIT J is employed in connection with the Fair Market Rate, then following receipt by Tenant of the Arbitration Panel's (as defined in EXHIBIT J of this Lease) selection of a Determination (pursuant to subsection (f)(vi) of EXHIBIT J of this Lease), the Tenant shall have ninety (90) days to rescind its exercise of its right to extend the Lease Term. Such rescission shall be in Tenant's sole discretion. If Tenant decides to so rescind its election ("Election Rescission"), Tenant shall notify Landlord of such rescission by written notice within the ninety (90) day period referenced above (the "Election

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

Notice"). In the event of an Election Rescission, Tenant shall continue occupancy of said space pursuant to the terms of this Lease for a period of twelve (12) months from the date Tenant delivers the Election Notice to Landlord (the "Election Rescission Period"). For any period of the Election Rescission Period that falls within the then current lease term (or renewal term) the Base Rent payable during that period shall be the Base Rent provided by the terms of this Lease and the monthly parking fees payable during that period shall be the monthly parking fees provided by the terms of this Lease. Notwithstanding anything else contained in this Lease, during the portion of the Election Rescission Period which does not fall within the then current lease term (or renewal term), the Base Rent payable shall be two percent (2%) greater than the Base Rent payable immediately prior to such period for the duration of the Election Rescission Period and the monthly parking fees payable shall be two percent (2%) greater than the monthly parking fees payable immediately prior to such period for the duration of the Election Rescission Period. There shall not however, be any adjustment in the Base Year or the Base Taxes for any Additional Charges due during the Election Rescission Period.

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                 ARTICLE 30. TENANT'S RIGHT TO CONTRACT PREMISES

         Provided that Tenant is not in Default in the payment of Basic Rent on the date Tenant delivers its notice under this ARTICLE 30 or on the Contraction Effective Date specified herein, Tenant shall have the following rights (each a "CONTRACTION RIGHT"): (i) after the second year of the Lease Term, Tenant may reduce the Premises in an amount equal to or less than approximately one-third (1/3) of the Building (the amount of such reduction to be determined by Tenant in its sole discretion) (Such reduction shall consist of (a) the top floor leased by Tenant (Floor 20) and moving down the floors of the Building up to and including Floor 9 and/or (b) Tenant's first floor space of 4,398 square feet of Rentable Area as shown on EXHIBIT A attached hereto, or a combination thereof). Such reduction shall total approximately 160,035 square feet of Rentable Area or less; and (ii) after the third year of the Lease Term, Tenant shall have the right to reduce the Premises starting with the top floor then leased by Tenant and moving down the floors of the Building or by reducing Tenant's space on the first floor of the Building, or a combination thereof, thereby reducing the Premises (the amount of such reduction to be determined by Tenant in its sole discretion) to not less than approximately one-third (1/3) of the Total Rentable Area initially leased by Tenant on the Commencement Date. Tenant's Contraction Rights shall be exercised in full-floor increments except for a Contraction Right relating to Tenant's space on the 15th floor (which Contraction Right, if exercised, shall include all of Tenant's space on such floor) and Tenant's 1st floor space (which Contraction Right, if exercised, shall be in one or more blocks of space which Tenant is currently leasing on the 1st floor of the Building). If Tenant wishes to exercise a Contraction Right, the effective date of the deletion of the Contraction Space from the Premises will be the first day after expiration of the second year or third year of the Lease Term, as applicable (the "CONTRACTION EFFECTIVE DATE"). "CONTRACTION SPACE" shall mean the number of rentable square feet Tenant wishes to reduce the Premises, in accordance with the terms hereof. If Tenant wishes to exercise its Contraction Right, Tenant must deliver written notice to Landlord not less than twelve (12) months prior to the expiration of the second year or third year of the initial four-year term, as applicable. If Tenant exercises its Contraction Right in accordance with the terms of this ARTICLE 30, the Premises shall thereafter be deemed reduced by the Contraction Space for all purposes under this Lease as of the Contraction Effective Date and Tenant shall vacate the Contraction Space prior to the Contraction Effective Date and comply with all terms of the Lease with respect to the condition of the Premises as of the date of expiration of this Lease. Following Tenant's exercise of its Contraction Right(s), Landlord and Tenant will enter into an amendment to the Lease evidencing the deletion of the Contraction Space from the Premises and making such adjustments to the Lease as are necessary to reflect the deletion of the Contraction Space from the Premises, including but not limited to a proportionate reduction in the Rent, Additional Charges and Tenant's Share. Notwithstanding anything else contained herein, if Tenant reduces the Premises as described in clause (i) above, Tenant must reduce its space by at least 75,000 square feet of Rentable Area.

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                          ARTICLE 31. TENANT EXCLUSIVE

         During the Term of this Lease and any extension thereof, Landlord shall not permit any portion of the Building to be leased, subleased, licensed or otherwise utilized or occupied by any insurance companies except Tenant and except The Guardian Life Insurance Company of America pursuant to the terms of their current lease, a copy of which is attached hereto as a part of EXHIBIT S.

                    ARTICLE 32. BUILDING OPERATING STANDARDS;
                              COMPARABLE BUILDINGS

         As used in this Lease, references to "COMPARABLE BUILDINGS" shall mean first Class A high-rise Buildings in downtown Jacksonville.

                    ARTICLE 33. RIGHTS OF TENANT IN THE EVENT
                               OF UNTENANTABILITY

         33.1 UNTENANTABILITY EVENT. It is understood and agreed that the terms of this ARTICLE 33 shall not apply to any event of casualty or condemnation, which events are covered by the terms of ARTICLES 13 and 14 of this Lease. Notwithstanding anything to the contrary in this Lease (other than the first sentence of this SECTION 33.1), the terms of this ARTICLE 33 shall govern if an Untenantability Event (defined below) occurs and, as a result, Tenant cannot use the Premises or a portion thereof for Tenant's business purposes for two (2) days or more (a "Specified Period").

         33.2 NOTICE; DEFINITION. Immediately upon becoming aware of an Untenantability Event, Tenant shall notify Landlord in writing setting forth in reasonable detail the events or conditions constituting an Untenantability Event. The terms of this ARTICLE 33 shall apply upon the occurrence of any one of the following events (each, an "UNTENANTABILITY EVENT"): (a) a failure by Landlord to provide utilities, services or access to the Premises or to the Parking Area as required under the terms of this Lease; (b) Hazardous Materials are discovered within the Building, the Premises or at the Property which pose a health risk to occupants of the Premises, but only to the extent not installed or otherwise brought to the Building by Tenant or its agents, employees or contractors, provided, however that it shall not be an Untenantability Event if such Hazardous Materials existed within the Building, the Premises or at the Property on the Commencement Date, unless the determination that a health risk to occupants of the Premises has occurred which arises out of a change in law or a change in the condition of such Hazardous Materials after the Commencement Date; (c) Landlord's failure to make any repair or perform any maintenance that it is required to perform under this Lease; and (d) any other event or circumstance which adversely affects Tenant's access to or use of the Premises for Tenant's business purposes and which does not result from an event of casualty or condemnation.

         33.3 RENT ABATEMENT. If an Untenantability Event occurs and continues for the applicable Specified Period set forth in SECTION 33.1 above, then provided Tenant's required notice has been given as set forth above, the Rents payable by Tenant hereunder shall be abated or reduced, as the case may be,

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commencing as of the first business day following Landlord's receipt of Tenant's required notice and continuing for such period as Tenant continues to be prevented from using, and does not use, the Premises or a portion thereof, with the amount of such abatement being calculated by determining the proportion that the Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Area of the Premises.
Landlord agrees to exercise commercially reasonable efforts to reduce or eliminate the effect of any event or circumstance which may constitute an Untenantability Event, and Tenant agrees to cooperate with Landlord's efforts to remedy any such problem.

         33.4 RIGHT TO TERMINATE DUE TO EXTENDED UNTENANTABILITY EVENT. If an Untenantability Event affecting two or more full floors of Tenant's Premises occurs and continues for a period of ninety (90) consecutive days or one hundred twenty (120) days in any consecutive 12-month period, as a result, Tenant is unable to use, and does not use, the affected portions of the Premises for such period, Tenant shall thereafter have the right to terminate this Lease upon 30 days' written notice. Notwithstanding the foregoing, if an Untenantability Event occurs within the last 12 months of the Lease Term, as the same may have been extended by Tenant in accordance with the terms of this Lease, and Tenant is prevented from using, and Tenant is not using the affected portions of the Premises then Tenant shall have the right to terminate this Lease upon 30 days' prior written notice to the Landlord. Tenant must elect to exercise its right to terminate the Lease, if at all, within 30 days following the expiration of the ninety (90) or one hundred twenty (120) day period referenced above, or in the case of an Untenantability Event occurring in the last 12 months of the Lease Term, within 60 days of the commencement of the Untenantability Event. If Tenant does not terminate this Lease in accordance with the terms hereof, the rights set forth in this SECTION 33.4 shall be void and of no further force or effect.

                              ARTICLE 34. RADON GAS

         In accordance with the requirements of Section 404.056(7), FLORIDA STATUTES, the following notice is hereby given:

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the local county public health center.

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                        ARTICLE 35. HAZARDOUS SUBSTANCES

         35.1 HAZARDOUS SUBSTANCE. For purposes of this Lease, the term "HAZARDOUS SUBSTANCES" shall mean (w) asbestos; (x) urea formaldehyde foam insulation; (y) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; or (z) any other chemical, material, substance, compound or other matter of any kind whatsoever prohibited, limited or regulated by any federal, state, county, regional or local authority or legislation, including the Federal Resource Conservation and Recovery Act, 42 U.S.C. " 6901 et seq. and the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. " 9601 et seq., the Emergency Planning and Community Right-To-Know Act, as amended, 42 U.S.C." 11001 et seq., the regulations promulgated from time to time thereunder, environmental laws administered by the Environmental Protection Agency and similar laws and regulations of the State of Florida, City of Jacksonville or any other governmental organization or agency having jurisdiction over any portion of the Building.

         35.2     [INTENTIONALLY DELETED].

         35.3 RESTRICTIONS ON TENANT. Tenant agrees not to store, release, handle or use any Hazardous Substances in or on the Premises, the Building or the Land excepting the storage, handling and use of customary office and janitorial supplies and items reasonably necessary for the construction or repair of improvements on the Premises and excepting medical supplies and medical waste used or generated in connection with the medical uses allowed in the Building provided such supplies and waste are handled and used in compliance with all applicable governmental rules and regulations.

         35.4 LANDLORD INDEMNITY. Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant and its officers, employees and agents harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement or claims) or expenses (including reasonable attorney's fees and the fees of consultants and experts selected by Landlord) which arise in connection with the presence, use, storage, disposal, spillage, leakage or emission or suspected presence, use, storage, disposal, spillage, leakage or emission of Hazardous Substances in, about or from the Premises, the Building, the soil under the Building or the ground water or soil vapor on or under the Building or any other property unless the Hazardous Substances are present as a result of the actions of Tenant or its officers, employees, subtenants, invitees, contractors or agents after the Commencement Date. Without limiting the generality of the foregoing, the indemnification provided for in this SECTION 35.4 shall specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Substances in the Premises, the Building, the soil under the Building, or the ground water or soil vapor on or under the Building. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

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

         35.5 TENANT INDEMNITY. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and its officers, employees and agents harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or expenses (including reasonable attorney's fees and the fees of consultants and experts selected by Tenant) which arise in connection with the presence, use, storage, disposal, spillage, leakage or emission or suspected presence, use, storage, disposal, spillage, leakage or emission of Hazardous Substances, about or from the Premises, the Building, the soil under the Building or the ground water or soil vapor on or under the Building or any other property as the result of the actions of Tenant or its officers, employees, subtenants, invitees, contractors or agent after the Commencement Date. Without limiting the generality of the foregoing, the indemnification provided for in this SECTION
35.5 shall specifically cover costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of Hazardous Substances in the Premises, the Building, the soil under the Building, or the ground water or soil vapor on or under the Building. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

                      ARTICLE 36. EARLY TERMINATION RIGHTS

         36.1 TENANT'S RIGHT OF TERMINATION. Tenant may terminate this Lease upon notice and payment of a termination fee (the "TERMINATION FEE") effective on the date(s) designated hereafter in accordance with the provisions set forth below.

         If Tenant elects to terminate this Lease, the applicable Termination Fees are as follows:

         0.1 If Tenant elects to terminate this Lease effective on December 31, 1999 (the "First Determination Effective Date"), Tenant shall pay a Termination Fee in the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) plus an amount equal to the unpaid Remainder Commission (as defined in EXHIBIT G) then due by Landlord to the Tenant's Broker pursuant to the terms of EXHIBIT Q hereof;

           (ii) If Tenant elects to terminate this Lease effective on December 31, 2000 (the "Second Termination Effective Date"), Tenant shall pay a Termination Fee in the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) plus an amount equal to the unpaid Remainder Commission (as defined in EXHIBIT G) then due by Landlord to the Tenant's Broker pursuant to the terms of EXHIBIT Q hereof;

         Tenant may elect to terminate this Lease as provided for in this section by serving written notice of termination (the "TERMINATION NOTICE") to Landlord (i) in the case of the First Termination Effective Date, not less than twelve (12) months prior to the expiration of the second year of the initial four-year term of this Lease, or (ii) in the case of the Second Termination Effective Date, not less than one hundred twenty (120) days prior to the Second Termination Effective Date. Provided Tenant (i) is not in Default in the payment

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of Basic Rent on the date Tenant  delivers the Termination  Notice,  (ii) Tenant provides Landlord with the Termination Notice no later than the time periods provided in the previous sentence, and (iii) Tenant delivers to Landlord payment of the Termination Fee by wire transfer in immediately available funds on or before the First Termination Effective Date, or the Second Termination Effective Date, as applicable, Tenant shall have the right to terminate this Lease and vacate the Premises and neither party shall have any further obligation to the other under this Lease, except as to provisions which expressly survive the termination or expiration of this Lease. In the event Tenant exercises Tenant's Right of Termination under this section, Tenant shall vacate the Premises in accordance with the provisions of Section 9.3 of this Lease.


                               ARTICLE 37. NO LIEN

         37.1 NO LIEN. Landlord's interest in the Building and the Land shall not be subject to liens for improvements made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Building or the Land or to the present estate, reversion or other estate of Landlord in the Building or the Land as a result of improvements made by Tenant or for any other cause or reason. Tenant hereby agrees to include in the Memorandum of Lease attached hereto as EXHIBIT I the provisions of the preceding sentence. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part thereof, or any such party who may avail himself of any lien against realty (whether same shall proceed in law or in equity), are hereby charged with notice that such liens are expressly prohibited and that they must look solely to
Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the term of this Lease. Tenant shall advise all persons furnishing designs, labor, materials or services to the Premises in connection with Tenant's improvements thereof, of the provisions of this Article.

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

         IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the date first above written.

WITNESS:                     LANDLORD:




Name:

                             By:
                             Name:
Name:                        As Its:

                                               [CORPORATE SEAL]


                             TENANT:

                             THE PRUDENTIAL INSURANCE
                             COMPANY OF AMERICA,
                             a New Jersey corporation
Name:

                             By:
                             Name:
Name:                        As Its:

                                               [CORPORATE SEAL]


                                       90